LOAN AGREEMENT

                                     between

                           FINOVA CAPITAL CORPORATION,
                              as Agent and Lender,

                                       and

                           AQUIS COMMUNICATIONS, INC.
                                   as Borrower

                          Dated as of December 31, 1998

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                                TABLE OF CONTENTS
                                                                           Page
                                                                          Number
                                                                          ------

PRELIMINARY STATEMENT........................................................1

ARTICLE IDEFINITIONS AND DETERMINATIONS......................................1
      1.1   Definitions......................................................1
      1.2   Time Periods....................................................27
      1.3   Accounting Terms and Determinations.............................27
      1.4   References......................................................27
      1.5   Lender's or Agent's Discretion..................................27
      1.6   Borrower's Knowledge............................................28

ARTICLE IILOAN AND TERMS OF PAYMENT.........................................28
      2.1   Loan............................................................28
            2.1.1  Aggregate Loan Amount....................................28
            2.1.2  Initial Portion..........................................28
            2.1.3  Merger Portion...........................................28
            2.1.4  Subsequent Portion.......................................28
            2.1.5  Acquisition Portion......................................28
            2.1.6  Use of Proceeds..........................................28
            2.1.7  Note.....................................................29
            2.1.8  Reborrowing..............................................29
      2.2   Interest........................................................29
            2.2.1  Interest Rate............................................29
            2.2.2  Interest Computation.....................................30
            2.2.3  Maximum Interest.........................................30
      2.3   LIBOR Loans.....................................................31
            2.3.1  Election by Borrower.....................................31
            2.3.2  LIBOR Limitations........................................31
            2.3.3  Eurodollar Deposits Unavailable or Interest Rate
                   Unascertainable .........................................31
            2.3.4  Tax and Other Laws.......................................32
            2.3.5  Changes in Law Rendering LIBOR Loans Unlawful............32
            2.3.6  Indemnity................................................33
      2.4   Principal and Interest Payments.................................33
            2.4.1  Interest.................................................33
            2.4.2  Principal................................................33
      2.5   Default Rate....................................................34
      2.6   Late Charges....................................................34
      2.7   Loan Fees.......................................................34
            2.7.1  Closing Loan Fee.........................................34
            2.7.2  Subsequent Portion Loan Fee..............................34
            2.7.3  Acquisition Portion Loan Fees............................34
      2.8   Prepayments.....................................................34



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            2.8.1  Voluntary Prepayments....................................34
            2.8.2  Mandatory Prepayments....................................35
            2.8.3  Prepayment Premium.......................................36
            2.8.4  Involuntary Prepayment...................................37
      2.9   Payments after Event of Default.................................37
      2.10  Method of Payment; Good Funds...................................37

ARTICLE III SECURITY; LETTERS OF CREDIT.....................................37
      3.1   Security........................................................37
      3.2   Letters of Credit...............................................37
            3.2.1  Draws on Letters of Credit...............................37
            3.2.2  Application of Draw Proceeds.............................38
            3.2.3  Release of Letters of Credit.............................38

ARTICLE IV CONDITIONS OF CLOSING............................................38
      4.1   Closing Conditions for Each Disbursement........................38
            4.1.1  Representations and Warranties...........................38
            4.1.2  Performance; No Default..................................38
            4.1.3  Licenses.................................................39
            4.1.4  Financial Statements and Projections.....................39
            4.1.5  Insurance................................................39
            4.1.6  Environmental Audit......................................39
            4.1.7  Indebtedness to be Refinanced............................40
            4.1.8  Approval of Instruments and Security Interests; Consents.40
            4.1.9  Security Interests.......................................40
            4.1.10 Use of Assets............................................40
            4.1.11 Proceedings and Documents................................40
            4.1.12 Material Adverse Change..................................40
            4.1.13 Broker Fees..............................................41
            4.1.14 Fees and Expenses........................................41
      4.2   Closing Conditions for Initial Portion..........................41
            4.2.1  Equity Capitalization....................................41
            4.2.2  Maximum Leverage.........................................41
            4.2.3  Consummation of Bell Atlantic Acquisition................41
            4.2.4  Delivery of Documents....................................41
            4.2.5  Opinions of Counsel; Direction for Delivery..............43
            4.2.6  Appraisal................................................43
      4.3   Conditions to Disbursement of the Merger Portion................43
            4.3.1  Disbursement of Initial Portion..........................43
            4.3.2  Maximum Leverage.........................................43
            4.3.3  Consummation of Paging Partners Merger...................43
            4.3.4  Delivery of Documents....................................43
            4.3.5  Opinions of Counsel; Direction for Delivery..............45
      4.4   Conditions to Disbursement of the Subsequent Portion............45
            4.4.1  Disbursement of Initial Portion..........................45



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            4.4.2  Maximum Leverage.........................................45
            4.4.3  Bell Atlantic Seller Note Payment........................45
            4.4.4  Delivery of Documents....................................45
      4.5   Conditions to Disbursement of Acquisition Portion...............46
            4.5.1  Disbursement of Initial Portion..........................46
            4.5.2  Maximum Leverage.........................................46
            4.5.3  Amount and Frequency of Advances.........................46
            4.5.4  Purpose of Advance.......................................46
            4.5.5  Information Regarding Subsequent Acquisitions............46
            4.5.6  Consent to Subsequent Acquisition........................47
            4.5.7  Consummation of Subsequent Acquisition...................47
            4.5.8  Delivery of Documents....................................47
            4.5.9  Opinions of Counsel; Direction for Delivery..............49

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................49
      5.1   Existence and Power.............................................49
      5.2   Authority.......................................................49
      5.3   Borrower Capital Stock and Related Matters......................49
            5.3.1  Borrower Capital Stock...................................50
            5.3.2  Restrictions.............................................50
      5.4   Binding Agreements..............................................50
      5.5   Business and Property of Borrower...............................50
            5.5.1  Business and Property....................................50
            5.5.2  Licenses.................................................50
            5.5.3  Operating Agreements.....................................51
            5.5.4  Facility Sites...........................................51
            5.5.5  Leases...................................................51
            5.5.6  Real Estate..............................................51
            5.5.7  Operation and Maintenance of Equipment...................51
      5.6   Title to Property; Liens........................................51
      5.7   Projections and Financial Statements............................52
            5.7.1  Financial Statements.....................................52
            5.7.2  Projections..............................................52
      5.8   Litigation......................................................52
      5.9   Defaults in Other Agreements; Consents; Conflicting Agreements..52
      5.10  Taxes...........................................................53
      5.11  Compliance with Applicable Laws.................................53
      5.12  Patents, Trademarks, Franchises, Agreements.....................53
      5.13  FCC Matters.....................................................53
      5.14  Environmental Matters...........................................54
      5.15  Application of Certain Laws and Regulations.....................54
            5.15.1 Investment Company Act...................................54
            5.15.2 Holding Company Act......................................54
            5.15.3 Foreign or Enemy Status..................................54
            5.15.4 Regulations as to Borrowing..............................54



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      5.16  Margin Regulations..............................................55
      5.17  Other Indebtedness..............................................55
      5.18  No Misrepresentation............................................55
      5.19  Employee Benefit Plans..........................................55
            5.19.1 No Other Plans...........................................55
            5.19.2 ERISA and Code Compliance and Liability..................55
            5.19.3 Funding..................................................55
            5.19.4 Prohibited Transactions and Payments.....................56
            5.19.5 No Termination Event.....................................56
            5.19.6 ERISA Litigation.........................................56
      5.20  Employee Matters................................................56
            5.20.1 Collective Bargaining Agreements; Grievances.............56
            5.20.2 Claims Relating to Employment............................56
      5.21  Burdensome Obligations..........................................57
      5.22  Broker Fees.....................................................57
      5.23  Pagers in Service...............................................57
      5.24  Insurance.......................................................57
      5.25  Representations and Warranties in Certain Documents.............57
      5.26  Year 2000 Problem...............................................57

ARTICLE VI AFFIRMATIVE COVENAN..............................................58
      6.1   Legal Existence; Good Standing..................................58
      6.2   Inspection......................................................58
      6.3   Financial Statements and Other Information......................58
            6.3.1  Monthly Statements.......................................58
            6.3.2  Quarterly Statements and Agings..........................58
            6.3.3  Annual Statements........................................59
            6.3.4  Officer's Certificates...................................59
            6.3.5  Accountants' Certificate.................................59
            6.3.6  Audit Reports............................................60
            6.3.7  Business Plans...........................................60
            6.3.8  Notice of Defaults; Loss.................................60
            6.3.9  Notice of Suits; Adverse Events..........................60
            6.3.10 Reports to Shareholders, Creditors and Governmental
                   Bodies...................................................60
            6.3.11 ERISA Notices and Requests...............................61
            6.3.12 Other Information........................................62
      6.4   Reports to Governmental Bodies and Other Persons................62
      6.5   Maintenance of Licenses and Other Agreements....................62
      6.6   Insurance.......................................................62
            6.6.1  Maintenance of Insurance.................................62
            6.6.2  Claims and Proceeds......................................63
      6.7   Future Leases...................................................63
      6.8   Future Acquisitions of Real Property............................63
      6.9   Environmental Matters...........................................64
            6.9.1  Compliance...............................................64



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            6.9.2  Certification............................................64
      6.10  Compliance with Laws............................................64
      6.11  Taxes and Claims................................................64
      6.12  Maintenance of Properties.......................................64
      6.13  Governmental Approvals..........................................65
      6.14  Payment of Indebtedness.........................................65
      6.15  Year 2000 Problem...............................................65
      6.16  Bell Atlantic Interest Account..................................65

ARTICLE VII NEGATIVE COVENANTS..............................................65
      7.1   Borrowing.......................................................65
      7.2   Liens...........................................................65
      7.3   Merger and Acquisition..........................................66
      7.4   Contingent Liabilities..........................................66
      7.5   Distributions...................................................66
      7.6   Capital Expenditures............................................66
      7.7   Payments of Indebtedness for Borrowed Money.....................66
            7.7.1  Permitted Senior Indebtedness............................67
            7.7.2  Motorola Indebtedness....................................67
            7.7.3  Bell Atlantic Seller Indebtedness........................67
            7.7.4  Letters of Credit Indebtedness...........................67
            7.7.5  Deferred Payment Indebtedness............................68
      7.8   Obligations as Lessee Under Operating Leases....................68
      7.9   Investments, Loans..............................................68
      7.10  Fundamental Business Changes....................................69
      7.11  Facility Sites..................................................69
      7.12  Sale or Transfer of Assets......................................69
      7.13  Amendment of Certain Agreements.................................69
      7.14  Acquisition of Additional Properties............................69
      7.15  Equity Sales....................................................69
      7.16  Transactions with Affiliates....................................70
      7.17  Compliance with ERISA...........................................70
      7.18  Senior Leverage Ratio...........................................71
      7.19  Total Leverage Ratio............................................71
      7.20  Senior Debt Service Coverage Ratio..............................72
      7.21  Certain Agreements..............................................72

ARTICLE VIII DEFAULT AND REMEDIES...........................................73
      8.1   Events of Default...............................................73
            8.1.1  Default in Payment.......................................73
            8.1.2  Breach of Covenants......................................73
            8.1.3  Breach of Warranty.......................................73
            8.1.4  Default Under Other Indebtedness for Borrowed Money......73
            8.1.5  Bankruptcy...............................................73
            8.1.6  Judgments................................................74



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            8.1.7  Impairment of Licenses; Other Agreements.................74
            8.1.8  Collateral...............................................74
            8.1.9  Interruption of Operations...............................75
            8.1.10 Plans....................................................75
            8.1.11 Change in Control........................................75
      8.2   Acceleration of Borrower's Obligations..........................76
      8.3   Remedies on Default.............................................76
            8.3.1  Enforcement of Security Interests........................76
            8.3.2  Other Remedies...........................................76
      8.4   Application of Funds............................................76
            8.4.1  Expenses.................................................76
            8.4.2  Borrower's Obligations...................................76
            8.4.3  Surplus..................................................77
      8.5   Performance of Borrower's Obligations...........................77

ARTICLE IX ADDITIONAL LENDERS AND PARTICIPANTS; THE AGENT...................77
      9.1   Assignment to Other Lenders.....................................77
            9.1.1  Assignment...............................................77
            9.1.2  Effect of Loan Assignment................................77
            9.1.3  Register.................................................78
            9.1.4  Substitution of Notes....................................78
            9.1.5 Inspections...............................................78
      9.2   Participations..................................................78
      9.3   Set Off and Sharing of Payments.................................78
      9.4   Lenders' Decisions..............................................79
      9.5   Appointment of Agent............................................79
      9.6   Delegation of Duties............................................79
      9.7   Nature of Duties; Independent Credit Investigation..............79
      9.8   Instructions from Lenders.......................................80
      9.9   Exculpatory Provisions..........................................80
      9.10  Reimbursement and Indemnification by Lenders of Agent...........80
      9.11  Reliance by Agent...............................................81
      9.12  Notice of Default...............................................81
      9.13  Release of Collateral...........................................81
      9.14  Lenders in Their Individual Capacities..........................81
      9.15  Holders of Notes................................................81
      9.16  Successor Agent.................................................81
      9.17  Delivery of Information.........................................82
      9.18  Beneficiaries...................................................82

ARTICLE X CLOSING...........................................................82

ARTICLE XI EXPENSES AND INDEMNITY...........................................82
      11.1  Attorney's Fees and Other Fees and Expenses.....................82
            11.1.1 Fees and Expenses for Preparation of Loan Instruments....83



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            11.1.2 Fees and Expenses in Enforcement of Rights or Defense
                   of Loan Instrument ......................................83
      11.2  Indemnity.......................................................83
            11.2.1 Brokerage Fees...........................................83
            11.2.2 General..................................................83
            11.2.3 Operation of Collateral; Joint Venturers.................84
            11.2.4 Environmental Indemnity..................................84

ARTICLE XII MISCELLANEOUS...................................................84
      12.1  Notices.........................................................84
      12.2  Survival of Loan Agreement; Indemnities.........................85
      12.3  Further Assurance...............................................86
      12.4  Taxes and Fees..................................................86
      12.5  Severability....................................................86
      12.6  Waiver..........................................................86
      12.7  Modification of Loan Instruments................................86
      12.8  Captions........................................................86
      12.9  Successors and Assigns..........................................86
      12.10 Remedies Cumulative.............................................87
      12.11 Entire Agreement; Conflict......................................87
      12.12 APPLICABLE LAW..................................................87
      12.13 JURISDICTION AND VENUE..........................................87
      12.14 WAIVER OF RIGHT TO JURY TRIAL...................................88
      12.15 TIME OF ESSENCE.................................................88
      12.16 Estoppel Certificate............................................88
      12.17 Consequential Damages...........................................89
      12.18 Counterparts....................................................89
      12.19 No Fiduciary Relationship.......................................89
      12.20 Confidentiality.................................................89
      12.21 Governmental Approval...........................................89



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                       List of Exhibits to Loan Agreement

Schedule I         -     Commitments
Exhibit 1.1(A)     -     Compliance Certificate
Exhibit 1.1(B)     -     Environmental Compliance Certificate
Exhibit 1.1(C)     -     LIBOR Election Notice
Exhibit 1.1(D)     -     Pager Certificate
Exhibit 1.1(E)     -     Notice of Borrowing
Exhibit 1.1(F)     -     Other Permitted Liens
Exhibit 5.3.1      -     Borrower Capital Stock
Exhibit 5.3.2      -     Restrictions
Exhibit 5.5.2      -     Licenses
Exhibit 5.5.3      -     Operating Agreements
Exhibit 5.5.4      -     Facility Sites
Exhibit 5.5.5      -     Leases
Exhibit 5.5.5      -     Leases
Exhibit 5.5.6      -     Real Estate
Exhibit 5.7.2      -     Projections
Exhibit 5.8        -     Litigation
Exhibit 5.19.1     -     Employee Benefit Plans
Exhibit 5.20.1     -     Collective Bargaining Agreements; Grievances
Exhibit 6.6.1      -     Insurance Letter Agreement


                                     XIV

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                                 LOAN AGREEMENT

      This LOAN AGREEMENT, dated as of December 31, 1998, is between AQUIS COMMUNICATIONS, INC., a Delaware corporation ("Borrower"), and FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), in its individual capacity and as agent for all Lenders (this and all other capitalized terms used herein are defined in Section 1.1 below).

                             PRELIMINARY STATEMENT:

      Borrower desires to borrow up to $30,000,000 from Lenders, which funds shall be used (i) to consummate the Bell Atlantic Acquisition, (ii) to make the Paging Partners Escrow Deposit, (iii) to make payments permitted hereunder on the Bell Atlantic Seller Indebtedness, the Motorola Indebtedness, the Letters of Credit Indebtedness and the Deferred Payment Indebtedness, (iv) for Subsequent Acquisitions, (v) to pay transaction costs and (vi) for working capital. Lenders have agreed to make the Loan upon the terms and subject to the conditions herein set forth.

      NOW, THEREFORE, it is hereby agreed as follows:

                                   ARTICLE I

                        DEFINITIONS AND DETERMINATIONS

     1.1 Definitions. As used in this Loan Agreement and in the other Loan Instruments, unless otherwise expressly indicated herein or therein, the following terms shall have the following meanings (such meanings to be applicable equally to both the singular and plural forms of the terms defined):

            Accountants: PriceWaterhouseCoopers or any other independent certified public accounting firm selected by Borrower and reasonably satisfactory to Lenders.

            Accounting Changes: as defined in Section 1.3.

            Accounts Decrease: for any period, the excess of the Eligible Accounts at the beginning of such period over the Eligible Accounts at the end of such period.

            Accounts Increase: for any period, the excess of Eligible Accounts at the end of such period over the Eligible Accounts at the beginning of such period.

            Acquisition Portion: a portion of the Loan in an amount not to exceed the sum of (i) $8,000,000 plus (ii) if the Bell Atlantic Seller Note Payment Date occurs on or before June 30, 2000, the amount of the Subsequent Portion as of the Bell Atlantic Seller Note Payment

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      Date in excess of the proceeds of the Subsequent Portion actually used to make the Bell Atlantic Seller Note Payment and to pay the Subsequent Portion Loan Fee.

            Acquisition Portion Availability Period: the period (i) commencing on the date which is 10 days after Agent receives the financial statements required under subsection 6.3.1 for the period ending June 30, 1999 and
      (ii) ending on June 30, 2000.

            Acquisition Portion Loan Fees: the fees payable by Borrower to Lenders pursuant to subsection 2.7.3.

            ADA: the Americans with Disabilities Act of 1990, as amended, any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

            Additional Principal Payment: the product of (i) 0.25 multiplied by
      (ii) the portion of the Base Principal Payment financed with the proceeds of Indebtedness for Borrowed Money.

            Additional Sums: as defined in subsection 2.2.3.

            Adiletta Loan: the loan in the original principal amount of $240,000 made by Borrower to John Adiletta.

            Adiletta Note: the promissory note dated December, 1998 in the original principal amount of $240,000 made by John Adiletta in favor of Borrower.

            Advance: an advance of the Acquisition Portion.

            Affiliate: any Person that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term "control" means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or equity interests, by contract or otherwise. For the purposes hereof any Person which owns or controls, directly or indirectly, 30% or more of the securities or equity interests, as applicable, whether voting or non-voting, of any other Person shall be deemed to "control" such Person.

            Agent: FINOVA, as agent for all Lenders.

            Applicable Margin: shall have the meaning assigned to that term in subsection 2.2.1.

            Asset Acquisition: an acquisition of the assets of a Paging Business, including the related FCC Licenses.

            Asset Sale: the sale of all or any Property of Borrower not permitted pursuant to clauses (i) and (ii) of Section 7.12.


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            Asset Sale Proceeds: the gross proceeds payable to Borrower in connection with any Asset Sale, less (i) all reasonable, customary and documented costs and expenses of such Asset Sale and (ii) all taxes payable by Borrower as a result of the consummation of such Asset Sale .

            Assignee: any Person (i) who is a financial institution organized under the laws of the United States of America or any State thereof or maintains a domestic lending office in the United States of America and
      (ii) to which a Loan Assignment is made in compliance with the provisions of subsection 9.1.1.

            Assignment and Acceptance: an assignment and acceptance agreement to be executed in connection with each Loan Assignment, in form and substance reasonably satisfactory to Agent.

            Assignment of Bell Atlantic Acquisition Instruments: a collateral assignment of Borrower's rights under the Bell Atlantic Acquisition Instruments executed by Borrower in favor of Agent and consented to by the Bell Atlantic Sellers.

            Assignment of Leases: a collateral assignment of leases executed by Borrower in favor of Agent.

            Assignment of Paging Partners Merger Instruments: a collateral assignment of Borrower's rights under the Paging Partners Merger Instruments executed by Borrower in favor of Agent and consented to by Paging Partners.

            Assignment of Subsequent Acquisition Instruments: a collateral assignment of Borrower's rights under the applicable Subsequent Acquisition Instruments executed by Borrower in favor of Agent and consented to by the Subsequent Acquisition Seller.

            Available Excess Cash Flow: for any year, the lesser of (a) the Excess Cash Flow for such year and (b) the amount by which the Cash Equivalents exceed $1,000,000 as of the end of such year.

            Bankruptcy Code: the United States Bankruptcy Code and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

            BAPCO: Bell Atlantic Paging, Inc., a Delaware corporation.

            BAP Investors: collectively, all holders of the Borrower Capital Stock prior to the consummation of the Paging Partners Merger.

            BAP Investors Pledge Agreement: a pledge agreement executed by BAP Investors in favor of Agent covering the Borrower Capital Stock.

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            Base Principal Payment: the $1,200,000 principal payment due on
      March 31, 2000 pursuant to the Bell Atlantic Seller Note.

            Base Rate: the per annum rate of interest announced or published publicly from time to time by Citibank, N.A. in New York, New York as its corporate base (or equivalent) rate of interest, which rate shall change automatically without notice and simultaneously with each change in such corporate base rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by Citibank, N.A. in New York, New York.

            Base Rate Portion: the Principal Balance other than the portion thereof consisting of LIBOR Loans.

            Basic Financial Statements: as defined in subsection 6.3.3.

            Bell Atlantic Acquisition: the acquisition by Borrower from the Bell Atlantic Sellers of the Bell Atlantic System and the other Property to be sold to Borrower pursuant to the terms and conditions of the Bell Atlantic Acquisition Instruments.

            Bell Atlantic Acquisition Instruments: the Asset Purchase Agreement dated as of July 2, 1998 among the Bell Atlantic Sellers and Borrower, and all documents, instruments and agreements executed and delivered in connection therewith.

            Bell Atlantic Interest Account: a segregated deposit account maintained by Borrower at a Qualified Depository.

            Bell Atlantic Reseller Agreement: a reseller agreement between Borrower and Bell Atlantic NYNEX Mobile.

            Bell Atlantic Seller Note: the promissory note dated the Closing Date in the original principal amount of $4,150,000 made by Borrower payable to BAPCO.

            Bell Atlantic Seller Note Payment: the Required Bell Atlantic Principal Payment, together with all accrued and unpaid interest on the Bell Atlantic Seller Indebtedness through the date the Required Bell Atlantic Principal Payment is made, to the extent such accrued and unpaid interest is then due and payable.

            Bell Atlantic Seller Note Payment Date: the date the Bell Atlantic Seller Note Payment has been paid in full.

            Bell Atlantic Seller Indebtedness: the Indebtedness for Borrowed Money owed by Borrower to BAPCO pursuant to the Bell Atlantic Seller Indebtedness Instruments, in an original principal amount not to exceed $4,150,000.

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            Bell Atlantic Seller Indebtedness Instruments: the Bell Atlantic
      Seller Note and all other documents, instruments and agreements evidencing, governing the terms of repayment of or securing the repayment of the Bell Atlantic Seller Indebtedness executed or delivered in connection therewith.

            Bell Atlantic Seller Indebtedness Liens: the Liens granted by Borrower to BAPCO to secure the Bell Atlantic Seller Indebtedness.

            Bell Atlantic Sellers: collectively, Bell Atlantic - Delaware, Inc., a Delaware corporation, Bell Atlantic - Maryland, Inc., a Maryland corporation, Bell Atlantic - New Jersey, Inc., a New Jersey corporation, Bell Atlantic - Pennsylvania, Inc., a Pennsylvania corporation, Bell Atlantic - Virginia, Inc., a Virginia corporation, Bell Atlantic - Washington, D.C., Inc., a New York corporation, Bell Atlantic - West Virginia, Inc., a West Virginia corporation, and BAPCO.

            Bell Atlantic Seller Subordination Agreement: a subordination agreement among BAPCO, Agent and Borrower pertaining to the Bell Atlantic Seller Indebtedness.

            Bell Atlantic System: the portion of the System acquired by Borrower as a result of the Bell Atlantic Acquisition.

            Borrower: has the meaning assigned to that term in the Preamble to this Loan Agreement.

            Borrower Capital Stock: all of the issued and outstanding capital stock of and other equity interests in Borrower and all warrants, options and other rights to purchase capital stock of and other equity interests in Borrower.

            Borrower's Obligations: (i) any and all Indebtedness due or to become due, now existing or hereafter arising, of Borrower to Lenders and/or Agent pursuant to the terms of this Loan Agreement or any other Loan Instrument, including, without limitation, the Loan Fees, and (ii) the performance of the covenants of Borrower contained in the Loan Instruments.

            Business Day: (i) except as provided in clause (ii), any day other than a Saturday, Sunday or other day on which banks in Phoenix, Arizona or Parsippany, New Jersey are required to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with a LIBOR Loan, any day which is a Business Day described in clause (i) and which is also a day for trading among banks in Dollar deposits in the London interbank eurodollar market.

            Business Insurance: such property, casualty, liability, business interruption and other insurance as Agent from time to time requires Borrower to maintain.

            Capital Expenditures: payments that are made or liabilities that are incurred by a Person for the lease, purchase, improvement, construction or use of any Property, the value or cost of which under GAAP is required to be capitalized and appears on such Person's balance sheet in the category of property, plant or equipment, without regard to the manner in which such payments or the instruments pursuant to which they are made are characterized, and shall include, without limitation, payments for or liabilities incurred with respect to the installment purchase of Property and payments under Capitalized Leases. Except for the purpose of determining Excess Cash Flow, a Capital Expenditure shall be deemed to be made as of the time the Property which is the subject thereof is put into service.

            Capitalized Lease: any lease of Property, the obligations for the rental of which are required to be capitalized in accordance with GAAP.

            Cash Equivalents: at any date, the remainder of (i) the aggregate of Borrower's (A) cash on hand or in any bank or trust company, and checks on hand and in transit, (B) monies on deposit in any money market account, and (C) treasury bills, certificates of deposit, commercial paper and readily marketable securities at current market value having, in each instance, a maturity of not more than 90 days, minus (ii) the amount required under Section 6.16 to be maintained by Borrower on deposit in the Bell Atlantic Interest Account as of such date.

            Closing: the disbursement of the Initial Portion.

            Closing Certificate: a closing certificate executed by Borrower to Agent.

            Closing Date: the date upon which the Closing occurs.

            Closing Loan Fee: the fee payable by Borrower to Lenders pursuant to subsection 2.7.1.

            Code: the Internal Revenue Code of 1986, as amended, any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

            Collateral: (i) all existing and after-acquired Property of Borrower, including without limitation all existing and after-acquired accounts, equipment, inventory and general intangibles, (ii) the Borrower Capital Stock and (iii) all proceeds of the foregoing.

            Commitment: shall mean, as to any Lender at any time, the amount initially set forth opposite its name in the column labeled "Commitment" on Schedule I, as adjusted from time to time to reflect any Assignment and Acceptances.

            Communications Act: the Communications Act of 1934 as amended, any successor statute thereto, and the rules, regulations and legally binding policies of the FCC promulgated thereunder, as amended and in effect from time to time.

            Compliance Certificate: a compliance certificate executed by Borrower in the form of Exhibit 1.1(A) attached hereto.

            Deerfield Partners: Deerfield Partners, LLC, a Delaware limited liability company.

            Deerfield Partners Note: the promissory note dated January 4, 1999 in the original principal amount of $150,000 made by Borrower in favor of Deerfield Partners providing for interest on the outstanding principal balance thereof at 15% per annum and a fee payable to Deerfield Partners in the amount of $15,000.

            Default Rate: with respect to (i) the Base Rate Portion and all other Borrower's Obligations other than LIBOR Loans, a per annum rate equal to the Base Rate in effect from time to time plus the Applicable Margin plus 2.0% per annum and (ii) each LIBOR Loan, a per annum rate equal to the LIBOR Rate applicable thereto plus the Applicable Margin plus 2.0% per annum.

            Default Rate Period: a period of time commencing on the date that an Event of Default has occurred and ending on the date that such Event of Default is cured or waived.

            Deferred Payment Parties: collectively, PCS Management, Deerfield Partners and Select Capital.

            Deferred Payment Indebtedness Instruments: the PCS Management Note, the Deerfield Partners Note and the Select Capital Note.

            Deferred Payment Indebtedness: all Indebtedness for Borrowed Money owed by Borrower to the Deferred Payment Parties pursuant to the Deferred Payment Indebtedness Instruments.

            Deferred Payment Parties Subordination Agreement: a subordination agreement among the Deferred Payment Parties, Agent, BAPCO and Borrower pertaining to the Deferred Payment Indebtedness.

            Dollars: lawful currency of the United States.

            Eligible Accounts: at any given time, the aggregate of the face amount of the accounts receivable of Borrower not over 60 days past due, net of applicable reserves with respect to such accounts and Trade Out Transactions.

            Employee Benefit Plan: any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of Borrower or any ERISA Affiliate or (ii) has at any time within the preceding six years been maintained for the employees of Borrower or any current or former ERISA Affiliate.

            Engineer: an engineer selected by Borrower and acceptable to Agent.

            Environmental Audit: (i) a Phase I audit report with respect to a parcel of real estate and such other studies and reports as Agent deems necessary after review of the results of such Phase I audit, including, if required by Agent, soil and ground water tests, each such report and study to be in form and content and issued by Persons acceptable to Agent and
      (ii) a letter from each Person issuing each such report or study entitling Lenders to rely thereon.

            Environmental Certificate: an environmental certificate executed by Borrower to Agent.

            Environmental Compliance Certificate: an environmental compliance certificate in the form of Exhibit 1.1(B).

            Environmental Laws: any and all federal, state and local laws that relate to or impose liability or standards of conduct concerning public or occupational health and safety or protection of the environment, as now or hereafter in effect and as have been or hereafter may be amended or reauthorized, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C ss.9601 et seq.), the Hazardous Materials Transportation Act (42 U.S.C. ss.1802 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), the Clean Air Act (42 U.S.C. ss.7901 et seq.), the National Environmental Policy Act (42 U.S.C. ss.4231, et seq.), the Refuse Act (33 U.S.C. ss.407, et seq.), the Safe Drinking Water Act (42 U.S.C. ss.300(f) et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.), and all rules, regulations, codes, ordinances and guidance documents promulgated or published thereunder, and the provisions of any licenses, permits, orders and decrees issued pursuant to any of the foregoing.

            Equity Acquisition: an acquisition of the capital stock or other equity interest of a Person or Persons which owns a Paging Business and the related FCC Licenses.

            Equity Sale: the issuance or sale by Borrower of any equity securities in Borrower.

            Equity Sale Proceeds: the gross proceeds payable to Borrower in connection with any Equity Sale, less all reasonable, customary and documented costs and expenses of such Equity Sale.

            ERISA: the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, and the rules and regulations issued thereunder, as in effect from time to time.

            ERISA Affiliate: any Person who is a member of a group which is under common control with Borrower, who together with Borrower is treated as a single employer within the meaning of Section 414(b), (c) and (m) of the Code.

            Eurocurrency Reserve Requirements: for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System of the United States or other Governmental Body having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

            Event of Default: any of the Events of Default set forth in Section 8.1.

            Excess Cash Flow: for any period, (i) the Operating Cash Flow for such period, (ii) plus, the Accounts Decrease, if any, for such period and
      (iii) minus, the sum of the following for such period: (A) Total Debt Service actually paid or accrued during such period with respect to Indebtedness for Borrowed Money of Borrower permitted hereunder, (B) amounts actually paid by Borrower with respect to Capital Expenditures for such period permitted pursuant to Section 7.6, whether or not such Capital Expenditures were incurred during such period, but excluding any such amounts paid from the proceeds of Indebtedness for Borrowed Money and (C) the Accounts Increase, if any, for such period.

            Excess Interest: as defined in subsection 2.2.3.

            FCC: the Federal Communications Commission or any Governmental Body succeeding to its functions.

            FINOVA: has the meaning assigned to that term in the Preamble to this Loan Agreement.

            Funding Date: as the context requires, the date of disbursement of the Initial Portion, the Merger Portion, the Subsequent Portion or any Advance, or, for purposes of determining the satisfaction of the conditions set forth in Sections 4.1 and 4.3, the date the Paging Partners Merger is consummated.

            GAAP: generally accepted accounting principles as in effect from time to time, which shall include but shall not be limited to the official interpretations thereof by the Financial Accounting Standards Board or any successor thereto.

            Good Funds: United States Dollars available in federal funds to FINOVA at or before 12:00 noon, Phoenix time, on a Business Day.

            Governmental Body: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator.

            Hazardous Materials: any hazardous, toxic, dangerous or other waste, substance or material defined as such in, regulated by or for purposes of any Environmental Law.

            Incipient Default: any event or condition which, with the giving of notice or the lapse of time, or both, would become an Event of Default.

            Indebtedness: all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet or would be required to be disclosed in a financial statement, including, without duplication: (i) Indebtedness for Borrowed Money, (ii) obligations secured by any Lien upon Property, (iii) guaranties, letters of credit and other contingent obligations, and (iv) liabilities in respect of unfunded vested benefits under any Pension Plan or in respect of withdrawal liabilities incurred under ERISA by Borrower or any ERISA Affiliate to any Multiemployer Plan.

            Indebtedness for Borrowed Money: without duplication, all Indebtedness (i) in respect of money borrowed, (ii) evidenced by a note, debenture or other like written obligation to pay money (including, without limitation, all of Borrower's Obligations and Permitted Senior Indebtedness), (iii) in respect of rent or hire of Property under Capitalized Leases or for the deferred purchase price of Property, (iv) in respect of obligations under conditional sales or other title retention agreements, and (v) all guaranties of any or all of the foregoing.

            Indebtedness to be Refinanced: all Indebtedness for Borrowed Money not permitted to exist hereunder which would be assumed or owed by Borrower upon the consummation of the Bell Atlantic Acquisition, the Paging Partners Merger or any Subsequent Acquisition.

            Indemnification Proceeds: the gross proceeds payable to Borrower resulting from the assertion of a claim by Borrower arising from a breach or default by another party under the Bell Atlantic Acquisition Instruments, the Paging Partners Merger Instruments or any Subsequent Acquisition Instruments, less all reasonable, customary and documented costs and expenses of the assertion and prosecution of such claim, including, without limitation, the expenses and reasonable fees of counsel retained by Borrower.

            Initial Loan Instruments:

                  (i)   Loan Agreement;

                  (ii)  Note;

                  (iii) Bell Atlantic Seller Subordination Agreement;

                  (iv)  Letters of Credit Account Parties Subordination
                        Agreement;

                  (v)   Deferred Payment Parties Subordination Agreement;

                  (vi)  Security Agreement;

                  (vii) BAP Investors Pledge Agreement;

                 (viii) Assignment of Leases;

                  (ix)  Assignment of Bell Atlantic Acquisition Instruments;

                  (x)   Closing Certificate;

                  (xi)  Solvency Certificate;

                  (xii) Environmental Certificate;

                 (xiii) Notice of Borrowing with respect to the Initial
                        Portion;

                  (xiv) Uniform Commercial Code financing statements required by
                        Agent; and

                  (xv) such other instruments and documents as Agent and Lenders reasonably may require in connection with the transactions contemplated by this Loan Agreement.

            Initial Portion: a portion of the Loan in an amount up to $20,000,000.

            Instruments: collectively, the Loan Instruments, the Bell Atlantic Acquisition Instruments, the Bell Atlantic Seller Indebtedness Instruments, the Bell Atlantic Reseller Agreement, the Letters of Credit Indebtedness Instruments, the Deferred Payment Indebtedness Instruments, the Paging Partners Merger Instruments, the Motorola Indebtedness Instruments and the Subsequent Acquisition Instruments.

            Interest Period: a period (i) commencing (A) on the applicable Funding Date, if Borrower prior thereto has elected pursuant to subsection
      2.3.1 to have all or a portion of the portion of the Loan to be disbursed on such date bear interest from such date at a LIBOR Rate, (B) with respect to the conversion of all or a portion of the Base Rate Portion to a LIBOR Loan, on the Business Day specified by Borrower in the applicable LIBOR Election Notice and (C) with respect to the continuation as a LIBOR Loan of all or a portion of a then existing LIBOR Loan after the expiration of the Interest Period applicable to such existing LIBOR Loan, on the last day of the Interest Period applicable to such existing LIBOR Loan, and (ii) ending 30, 60 or 90 days thereafter, as selected by Borrower in its LIBOR Election Notice; provided, however:

                  (1) if any Interest Period otherwise would end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day; and

                  (2) any Interest Period that otherwise would extend beyond the
            Maturity Date shall end on the Maturity Date.

            Interest Rate Determination Date: the date for determining a LIBOR Rate, which date shall be one Business Day prior to the date of commencement of the applicable Interest Period.

            Landlord: a lessor under a Lease.

            Landlord Consent and Waiver: a landlord consent and waiver in form and substance satisfactory to Agent.

            Lease: any lease of real estate under which Borrower is the lessee.

            Leasehold Property: any real estate which is the subject of a Lease.

            Lender Addition Agreement: an agreement executed by a Lender and an Assignee in connection with a Loan Assignment.

            Lenders: FINOVA and each Assignee.

            Lenders' Decisions: all determinations to be made by Lenders pursuant to the terms of the Loan Instruments, including, without limitation, any amendment or modification of any of the Loan Instruments, determinations with respect to the declaration of Events of Default and acceleration of Borrower's Obligations or any other obligation arising under the Loan Instruments, waivers of affirmative or negative covenants or other provisions of the Loan Instruments, advancement of funds pursuant to any of the Loan Instruments or the exercise of any rights or remedies granted to Lenders or Agent pursuant to the terms of any of the Loan Instruments.

            Lenders' Ratable Share: as of any date of determination, the proportion that the Principal Balance then outstanding bears to the sum of
      (i) the principal balance of the Motorola Indebtedness then outstanding plus (ii) the Principal Balance then outstanding.

            Letters of Credit: unconditional, irrevocable stand-by letters of credit issued by a Qualified Depository for the benefit of Agent having an expiry date not earlier than June 30, 1999, in an aggregate face amount equal to the amount of the Initial Portion disbursed on the Closing Date in excess of $18,000,000 and otherwise in form and substance satisfactory to Agent.

            Letters of Credit Account Parties: collectively, each Person for whose account any of the Letters of Credit is issued.

            Letters of Credit Account Parties Agreement: collectively, the Letter of Credit Account Party Agreements, each dated the Closing Date, between Borrower and each Letter of Credit Account Party pertaining to the Letters of Credit.

            Letters of Credit Account Parties Payment: an amount equal to the sum of (i) 10% of the aggregate face amount of the Letters of Credit as of the Closing Date, plus (ii) 10% of the aggregate amount drawn on the Letters of Credit as of the Letters of Credit Account Parties Payment Date plus (iii) an amount equal to the product of (A) the aggregate face amount of the Letters of Credit as of the Closing Date multiplied by (B) 15.0% per annum multiplied by (C) a fraction, the (x) numerator of which is the number days elapsed from the Closing Date through the Letters of Credit Account Parties Payment Date and (y) denominator of which is 365.

            Letters of Credit Account Parties Payment Date: the date which is the earlier of (i) the date any Letter of Credit is fully drawn and (ii) the date the Letters of Credit are released pursuant to subsection 3.2.3.

            Letters of Credit Account Parties Subordination Agreement: a subordination agreement among the Letters of Credit Account Parties, Agent, BAPCO and Borrower pertaining to the Letters of Credit Indebtedness.

            Letters of Credit Indebtedness: all Indebtedness for Borrowed Money owed by Borrower to the Letters of Credit Account Parties arising as a result of any draw on the Letters of Credit.

            Letters of Credit Indebtedness Instruments: the Letters of Credit Account Party Agreement, the Letters of Credit Indebtedness Note and all other documents, instruments and agreements evidencing, governing the terms of repayment of or securing the repayment of the Letters of Credit Indebtedness executed or delivered in connection therewith.

            Letters of Credit Indebtedness Note: collectively, the promissory notes, each dated the Closing Date, made by Borrower in favor of the Letters of Credit Account Parties to evidence the Letters of Credit Indebtedness.

            LIBOR Election Notice: a notice by Borrower to Agent to have a portion of the Principal Balance bear interest at a LIBOR Rate, in the form of Exhibit 1.1(C).

            LIBOR Loan: each portion of the Principal Balance which bears interest determined by reference to a LIBOR Rate.

            LIBOR Rate: means for each Interest Period a rate of interest equal to (i) the rate per annum determined by Agent (rounded upwards to the nearest 1/100th of 1%) at which deposits of Dollars approximately equal in amount to the amount of the LIBOR Loan specified in the applicable LIBOR Election Notice are offered to Agent by prime banks in the London interbank eurodollar market at approximately 11:00 a.m., London time, on the applicable Interest Rate Determination Date for the relevant Interest Period, divided by (ii) 1.00 minus the Eurocurrency Reserve Requirements in effect on the applicable Interest Rate Determination Date. The LIBOR Rate shall be adjusted with respect to any LIBOR Loan outstanding on the effective date of any change in the Eurocurrency Reserve Requirements as of such effective date. Agent shall give prompt notice to Borrower of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

            Licenses: all licenses, permits, consents, approvals and authority issued by any Governmental Body in connection with the operation of Borrower's Paging Business, including without limitation, all FCC Licenses.

            Lien: any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease or other title retention agreement.

            Loan: the term loan to be made by Lenders to Borrower in the maximum principal amount of $30,000,000 pursuant to Section 2.1.

            Loan Agreement: this Loan Agreement and any amendments or supplements hereto.

            Loan Assignment: the assignment by a Lender of (i) any portion of such Lender's interest in Borrower's Obligations and (ii) any of such Lender's other rights under any of the Loan Instruments.

            Loan Fees: the Closing Loan Fee, the Subsequent Portion Loan Fee and the Acquisition Portion Loan Fees.

            Loan Instruments: collectively, the Initial Loan Instruments, the Paging Partners Merger Additional Loan Instruments and the Subsequent Acquisition Additional Loan Instruments.

            Loan Year: a period of time from the Closing Date or any anniversary of the Closing Date to the immediately succeeding anniversary of the Closing Date.

            Management Holders: John X. Adiletta, Patrick M. Egan, John B. Freiling, R. A. Ortenzio or any Person over which any of the foregoing individuals, directly or indirectly, exercises voting control, including, without limitation, the right to direct the management and policies of such Person and the right to elect a majority of the Board of Directors or similar governing authority for such Person.

            Material Adverse Effect: (i) a material adverse effect upon the business, operations, Property, profits or financial condition of Borrower or upon the validity, enforceability or priority of the Security Interests or (ii) a material impairment of the ability of Borrower to perform its obligations under any Loan Instrument to which it is a party or of Agent or any Lender to enforce or collect any of Borrower's Obligations.

            Maturity Date: the earlier of (i) December 31, 2003 or (ii) or the date on which Borrower's Obligations are accelerated pursuant to this Loan Agreement.

            Maximum Rate: as defined in subsection 2.2.3.

            Merger Portion: a portion of the Loan in an amount equal to $500,000.

            Mortgage: a mortgage or deed of trust executed by Borrower in favor of Agent encumbering each parcel of Real Estate owned by Borrower, in each case in form and substance satisfactory to Agent.

            Motorola: Motorola Inc.

            Motorola Indebtedness: the Indebtedness for Borrowed Money owed by Borrower to Motorola pursuant to the Motorola Indebtedness Instruments, in a principal amount not to exceed $1,300,000.

            Motorola Indebtedness Instruments: all documents, instruments and agreement executed and delivered to or by Motorola evidencing, governing the terms of repayment of or securing the Motorola Indebtedness.

            Motorola Intercreditor Agreement: an intercreditor agreement among Motorola, Agent and Borrower in form and substance satisfactory to Agent.

            Motorola Liens: the Liens granted by Paging Partners to Motorola to secure the Motorola Indebtedness.

            Motorola Ratable Share: as of any date of determination, the proportion that the principal balance of the Motorola Indebtedness then outstanding bears to the sum of (i) the principal balance of the Motorola Indebtedness then outstanding plus (ii) the Principal Balance as of such date.

            Multiemployer Plan: any multiemployer plan as defined pursuant to
      Section 3(37) of ERISA to which Borrower or any ERISA Affiliate makes, or accrues an obligation to make, contributions, or has made, or been obligated to make, contributions within the preceding six years.

            Net Excess Cash Flow: for any year, the remainder of (i) the Available Excess Cash Flow for such year minus (ii) the Required Excess Cash Flow Prepayment for such year.

            Net Principal Balance: as of any date of determination, the Principal Balance as of such date less (i) prior to the Paging Partners Merger Closing Date, the aggregate undrawn face amount of the Letters of Credit and (ii) from and after the Paging Partners Merger Closing Date, zero.

            Notice of Borrowing: a notice of borrowing/disbursement request from Borrower to Agent in the form of Exhibit 1.1(E).

            Note: the promissory notes executed by Borrower payable to the order of each Lender in the amount of such Lender's Commitment, each dated as of the Closing Date and in form and substance satisfactory to Agent, and any notes issued in substitution therefor pursuant to subsection 9.1.4.

            Obligors: collectively, Borrower and each other Person (other than Agent) which is a party to any Security Instrument.

            Operating Agreement: any material tower or transmitter site lease or license, office lease, control point lease, equipment lease, reseller agreement, advertising contract, pager contract, telephone contract, voice mail contract, maintenance or repair contract, employment agreement, collective bargaining agreement or other similar agreement or contract relating to the operation of Borrower's Paging Business.

            Operating Cash Flow: for any period, without duplication, the net income of Borrower for such period:

                  (i) plus the sum of the following, to the extent deducted in determining such net income for such period:

                        (A) losses from sales, exchanges and other dispositions
                  of Property not in the ordinary course of business;

                        (B) interest paid or accrued on Indebtedness, including,
                  without limitation, interest on Capitalized Leases that is imputed in accordance with GAAP;

                        (C) depreciation and amortization of assets during such
                  period;

                        (D) income taxes which are accrued, but not paid, during
                  such period; and

                        (E) expenses incurred in connection with Trade Out
                  Transactions;

                  (ii) minus the sum of the following, to the extent included in determining such net income for such period:

                        (A) gains from sales, exchanges and other dispositions
                  of Property or other extraordinary gains not in the ordinary course of business;

                        (B) proceeds of Business Insurance; and

                        (C) revenue received in connection with Trade Out
                  Transactions.

            Operating Lease: any lease which, under GAAP, is not required to be capitalized.

            Pager: any pager owned, leased or otherwise used by a Person to receive radio communication access or other services from Borrower.

            Pager Certificate: a certificate in the form of Exhibit 1.1(D) with respect to the number of Pagers in Service executed by Borrower and delivered pursuant to subsection 6.3.1.

            Pagers in Service: Pagers for which Borrower is receiving a monthly payment, with respect to which no such payment is delinquent by more than 90 days, unless the monthly payments to Borrower are being paid by Persons such as Fortune 500 companies, Governmental Bodies or not-for-profit corporations, in which case no such payment is delinquent by more than 180 days.

            Paging Business: the business of owning, operating and managing mobile common carrier paging systems, mobile communications systems, control terminals and switches, antenna and transmitter sites, or telephone systems, including, but not limited to, the ownership and operation by Borrower of the System.

            Paging Partners: Paging Partners Corporation, a Delaware corporation.

            Paging Partners Escrow: the escrow established pursuant to the Paging Partners Escrow Agreement.

            Paging Partners Escrow Deposit: the $250,000 escrow deposit into the Paging Partners Escrow described in the Paging Partners Escrow Agreement as the "Post-Closing Deposit."

            Paging Partners Escrow Agreement: the Escrow Agreement dated as of November 6, 1998 among Paging Partners, Paging Partners Merger Sub, Borrower and Solovay Edlin & Eiseman, P.C., as escrow agent.

            Paging Partners Merger: the merger of Paging Partners Merger Sub with and into Borrower with Borrower as the surviving corporation pursuant to the terms and conditions of the Paging Partners Merger Instruments.

            Paging Partners Merger Closing Date: the date the Paging Partners Merger is consummated as permitted pursuant to Section 7.3.

            Paging Partners Merger Sub: Paging Partners Merger Corporation, a Delaware corporation.

            Paging Partners Merger Agreement: the Agreement and Plan of Merger dated as of November 6, 1998 by and among Borrower, Paging Partners and Paging Partners Merger Sub.

            Paging Partners Merger Instruments: the Paging Partners Merger Agreement, the Paging Partners Escrow Agreement and all other documents, instruments and agreements executed or delivered in connection with the Paging Partners Merger.

            Paging Partners Merger Additional Loan Instruments: collectively, the following documents to be executed and delivered by Borrower in connection with the Paging Partners Merger:

                  (i) the Motorola Intercreditor Agreement, the Paging Partners
            Pledge Agreement, the Assignment of Paging Partners Merger Instruments, a Notice of Borrowing with respect to the disbursement of the Merger Portion, any amendments to the Loan Instruments and such UCC Financing Statements and any other mortgages, security agreements and other agreements required by Agent to (A) reflect the effect of the Paging Partners Merger and (B) grant to Agent a perfected Lien, subject in priority only to Permitted Prior Liens, upon all existing and after-acquired Property acquired by Borrower as a result of the consummation of the Paging Partners Merger and, to the extent permitted by applicable law, the FCC Licences (and the proceeds thereof) transferred to Borrower in connection with the Paging Partners Merger;

                  (ii) an Environmental Certificate covering any real estate acquired or leased by Borrower in connection with the Paging Partners Merger;

                  (iii) a Landlord's Consent executed by the Landlord under such
            Leases assumed or executed by Borrower in connection with the Paging Partners Merger as Agent may require;

                  (iv) such assignments and third party consents with respect to any agreements related to the Paging Business acquired by Borrower as a result of the Paging Partners Merger as Agent reasonably shall request; and

                  (v) such other instruments, documents, certificates, consents, waivers and opinions as Agent reasonably may require in connection with the Paging Partners Merger.

            Paging Partners Pledge Agreement: a pledge agreement executed by Paging Partners in favor of Agent covering the Borrower Capital Stock acquired by Paging Partners as a result of the Paging Partners Merger.

            Paging Partners System: the portion of the System acquired by Borrower as a result of the Paging Partners Merger.

            Participant: any Person to which a Lender sells or assigns a Participation.

            Participation: a sale or any assignment by a Lender of a participating interest in (i) any portion of such Lender's interest in Borrower's Obligations and (ii) any of such Lender's other rights under any of the Loan Instruments.

            Participation Agreement: an agreement executed by a Lender and a Participant pursuant to Section 9.2.

            Pay-Off Letter: a pay-off letter from each holder of the Indebtedness to be Refinanced addressed to Agent.

            PBGC: the Pension Benefit Guaranty Corporation or any Governmental Body succeeding to the functions thereof.

            PCS Management: PCS Management Group, a sole proprietorship of John
      X. Adiletta.

            PCS Management Note: the promissory note dated January 4, 1999 in the original principal amount of $75,000 made by Borrower in favor of PCS Management providing for interest on the outstanding principal balance thereof at 15% per annum and a fee payable to PCS Management in the amount of $7,500.

            Pension Plan: any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Part 3 of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code and which (i) is maintained for employees of Borrower or any ERISA Affiliate, or (ii) has at any time within the preceding six years been maintained for the employees of Borrower or any of its current or former ERISA Affiliates.

            Permitted Liens: any of the following Liens:

                   (i)  the Security Interests;

                  (ii) the Motorola Liens, provided Motorola and Borrower have executed and delivered to Agent the Motorola Intercreditor Agreement;

                 (iii)  the Bell Atlantic Seller Indebtedness Liens;

                  (iv)  the Permitted Senior Indebtedness Liens;

                   (v) Liens for taxes, assessments or other governmental charges or levies, which either are (A) not delinquent or (B) being contested diligently and in good faith by appropriate proceedings, and as to which Borrower has set aside reserves on its books in accordance with GAAP;

                  (vi) statutory Liens, such as landlord's, vendor's, repairman's, mechanic's, materialman's, warehouseman's, carrier's or other like Liens, arising by operation of law and incurred in good faith in the ordinary course of business, provided that the underlying obligations relating to such Liens are paid in the ordinary course of business or are not overdue for a period of more than 90 days, or are being contested diligently and in good faith by appropriate proceedings and as to which Borrower has set aside reserves on its books in accordance with GAAP, or the payment of which obligations are otherwise secured in a manner satisfactory to Agent;

                 (vii) zoning ordinances, easements, rights-of-way, licenses, reservations, provisions, covenants, conditions, waivers or restrictions on the use of Property and other similar encumbrances or title exceptions, in each case, that are acceptable to Agent;

                (viii) Liens in respect of judgments or awards with respect to which no Event of Default would exist pursuant to subsection 8.1.6;

                  (ix) pledges, deposits or other Liens to secure payment of insurance premiums (A) to be paid in accordance with applicable laws in the ordinary course of business relating to payment of worker's compensation, or (B) that are required for the participation in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

                   (x) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of like nature in each case incurred in the ordinary course of business; and

                  (xi)  Liens described on Exhibit 1.1(F) hereto.

            Permitted Prior Liens: any of the following Liens:

                  (i)   the Permitted Senior Indebtedness Liens;

                  (ii) the Permitted Liens described in clauses (v) and (vi) of the definition of Permitted Liens that are accorded priority to the Security Interests by law; and

                  (iii) the Permitted Liens described in clauses (ii), (vii),
                        (ix), (x) and (xi) of the definition of Permitted Liens, subject to the limitations or requirements set forth therein.

            Permitted Senior Indebtedness: Indebtedness, other than the Loan, incurred to purchase tangible personal property or Indebtedness incurred to lease tangible personal property pursuant to Capitalized Leases, provided that (i) such Indebtedness (other than the Loan) existing as of the Closing Date shall not exceed $100,000, (ii) during any Loan Year after the Closing Date the amount of such Indebtedness (other than the Loan) at any one time outstanding during such Loan Year shall not exceed $200,000, unless the Motorola Indebtedness has been paid in full and the Motorola Liens have been released, in which case the amount of such Indebtedness shall not exceed $1,500,000, and (iii) no Event of Default exists at the time or will be caused as a result of the incurrence of any Indebtedness described in clause (ii).

            Permitted Senior Indebtedness Liens: Liens that secure Permitted Senior Indebtedness, provided that (i) each such Lien attaches only to the Property purchased or leased with the proceeds of the Permitted Senior Indebtedness incurred with respect to such Property and (ii) Agent is granted a Lien upon such Property, subordinate only to the Lien granted to the holder of the applicable Permitted Senior Indebtedness.

            Person: any individual, firm, corporation, business enterprise, trust, association, joint venture, partnership, Governmental Body or other entity, whether acting in an individual, fiduciary or other capacity.

            Prepayment Premium: defined in subsection 2.8.1(a).

            Principal Balance: the unpaid principal balance of the Loan or any specified portion thereof outstanding from time to time.

            Pro Forma Operating Cash Flow: for any period, Operating Cash Flow for such period plus, for any portion of such period prior to the (i) Closing, the Operating Cash Flow of the Bell Atlantic Sellers derived from the operation of the Bell Atlantic System, (ii) Funding Date of the Merger Portion, the Operating Cash Flow of Paging Partners derived from the operation of the Paging Partners System, or (iii) Funding Date of any Advance, the Operating Cash Flow derived from the Paging Business which is the subject of the applicable Subsequent Acquisition, in each case as adjusted in Agent's sole discretion for expenses intended to be eliminated following the consummation of the Bell Atlantic Acquisition, the Paging Partners Merger or such Subsequent Acquisition, as applicable.

            Property: all types of real, personal or mixed property and all types of tangible or intangible property.

            Pro Rata Share: the proportion that a Lender's Commitment bears to the total Commitments of all Lenders.

            Qualified Depository: a member bank of the Federal Reserve System having a combined capital and surplus of at least $500,000,000.

            Real Estate: each parcel of real estate owned by Borrower.

            Register: has the meaning assigned to that term in subsection 9.1.3.

            Related Parties means (i) any spouse or immediate family member of a Management Holder, (ii) any trust set up for the benefit of a Management Holder or any of the Persons specified in clause (i) or (iii) any corporation or limited liability company wholly owned by a Management Holder and/or the Persons specified in clause (i) and (ii).

            Required Amount: an amount equal to the lesser of (i) the aggregate undrawn face amount of the Letters of Credit as of May 31, 1999 and (ii) the amount which, if applied to reduce the Principal Balance as of the last day of the most recent month prior to May, 1999 with respect to which Agent has been in receipt for at least 10 days of the financial statements required under Section 6.3.1 for such month, would have caused the Target Leverage Ratio as of such last day to be equal to 4.0.

            Required Bell Atlantic Principal Payment: the scheduled principal payment due on March 31, 2000 pursuant to the Bell Atlantic Seller Note in an amount equal to the sum of (i) the Base Principal Payment plus (ii) the Additional Principal Payment.

            Required Excess Cash Flow Prepayment: for any year in which a mandatory prepayment is required to be made pursuant to subsection 2.8.2(a), an amount equal to the lesser of (i) (A) 50% of the Excess Cash Flow for the preceding year (with respect to the mandatory prepayment due in 2001) or (B) 25% of the Excess Cash Flow for the preceding year (with respect to the mandatory prepayment due in 2002 and each year thereafter) or (ii) the amount by which the Cash Equivalents as of the end of the preceding year exceeds $1,000,000.

            Securities Act: the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, as in effect from time to time.

            Securities Exchange Act: the Securities Exchange Act of 1934, as amended, any successor statute thereto, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, as in effect from time to time.

            Security Agreement: a security agreement executed by Borrower in favor of Agent.

            Security Instruments: collectively, the Security Agreement, the BAP Investors Pledge Agreement, the Assignment of Leases, the Assignment of Bell Atlantic Acquisition Instruments, the Paging Partners Pledge Agreement, the Assignment of Paging Partners Merger Instruments and each Mortgage now or hereafter granted by Borrower to Agent, all as amended from time to time.

            Security Interests: the Liens in the Collateral granted to Agent pursuant to the Security Instruments and any other document now or hereafter executed by Borrower or any other Person which purports to create a Lien on the Property of such Person in favor of Agent.

            Select Capital: Select Capital Corp., a Delaware corporation, or any substitute holder of the Select Capital Note as described in the definition thereof.

            Select Capital Note: collectivley, one or more promissory notes dated January 4, 1999 in the original principal amount of $295,400 made by Borrower in favor of Select Capital, or any substitution therefor in a principal amount not in excess of $295,400, provided that the holder of any such substituted note executes and delivers to Agent a subordination agreement in form and substance substantially similar to the Deferred Payment Parties Subordination Agreement.

            Select Capital Warrants: warrants to purchase up to 1562 shares of the Borrower Capital Stock issuable to Select Capital pursuant to the terms and conditions of the Select Capital Note.

            Senior Debt Service: during any period, all payments of principal, interest, premium and other charges with respect to the Principal Balance (other than the Loan Fees), which payments are required to be made pursuant to this Loan Agreement during such period.

            Senior Debt Service Coverage Ratio: the ratio of (i) Pro Forma Operating Cash Flow for the twelve month period ending on the last day of any quarter to (ii) (A) for the quarter ended March 31, 1999, Senior Debt Service for such quarter multiplied by 4, (B) for the quarter ended June 30, 1999, Senior Debt Service for the six month period then ended multiplied by 2, (C) for the quarter ended September 30, 1999, Senior Debt Service for the nine months then ended multiplied by 1.33 and (D) for any quarter ending on or after December 31, 1999, Senior Debt Service for the twelve months then ended.

            Senior Leverage Ratio: the ratio of the Net Principal Balance as of the last day of any month to the Pro Forma Operating Cash Flow for the twelve month period ending on such last day.

            Solvency Certificate: a solvency certificate executed by Borrower to Agent.

            Small Subsequent Acquisition: a Subsequent Acquisition with respect to which (i) the gross purchase price payable is less than $250,000 and
      (ii) Agent has reviewed and approved any liabilities, whether liquidated or contingent, to be assumed by Borrower in connection with such Subsequent Acquisition.

            Stated Rate: as defined in subsection 2.2.3.

            Subsequent Acquisition: an Asset Acquisition or Equity Acquisition by Borrower subsequent to the Closing Date.

            Subsequent Acquisition Additional Loan Instruments: collectively, the following documents to be executed and delivered by Borrower in connection with a Subsequent Acquisition:

                  (i) the Assignment of Subsequent Acquisition Instruments, a
            Notice of Borrowing with respect to the applicable Advance, any amendments to the Loan Instruments and such UCC Financing Statements and other mortgages, security agreements and agreements required by Agent to (A) reflect the effect of such Subsequent Acquisition and
            (B) grant to Agent a perfected Lien, subject in priority only to Permitted Prior Liens, upon all existing and after-acquired Property acquired by Borrower as a result of the consummation of such Subsequent Acquisition, and to the extent permitted by applicable law, the FCC Licences (and the proceeds thereof) transferred to Borrower in connection with such Subsequent Acquisition;

                  (ii) an Environmental Certificate covering any real estate acquired or leased by Borrower in connection with such Subsequent Acquisition;

                  (iii) a Landlord's Consent executed by each Landlord under such Leases assumed or executed by Borrower in connection with such Subsequent Acquisition as Agent may require;

                  (iv) such assignments and third party consents with respect to any agreements with respect to the Paging Business which is the subject of such Subsequent Acquisition as Agent reasonably shall request; and

                  (v) such other instruments, documents, certificates, consents, waivers and opinions as Agent reasonably may require in connection with such Subsequent Acquisition.

            Subsequent Acquisition Instruments: the purchase agreement and all other documents and instruments executed in connection with a Subsequent Acquisition.

            Subsequent Acquisition Merger: as defined in subsection 4.5.7.

            Subsequent Acquisition Seller: the seller or sellers under the applicable Subsequent Acquisition Instruments.

            Subsequent Portion: a portion of the Loan in the amount of $1,500,000. An amount equal to the portion of the Subsequent Portion in excess of the amount thereof actually used during the Subsequent Portion Availability Period to make the Bell Atlantic Seller Note Payment and to pay the Subsequent Portion Loan Fee shall be added to the Acquisition Portion as of the Bell Atlantic Seller Note Payment Date.

            Subsequent Portion Availability Period: the period (i) commencing on the date which is 10 days after Agent receives the Basic Financial Statements for 1999 and (ii) ending on June 30, 2000.

            Subsequent Portion Loan Fee: the fee payable by Borrower to Lenders pursuant to subsection 2.7.2.

            System: the paging system facilities of Borrower, operated at the locations described on Exhibit 5.5.4, as updated or amended from time to time in accordance with Section 7.11.

            Target Leverage Ratio: the ratio of the Principal Balance as of the last day of any month to the lesser of (i) the product of (A) Operating Cash Flow for the period from the

      Closing Date through such last day multiplied by (B) a fraction, the (x) numerator of which is 365 and (y) denominator of which is the number of days elapsed from the Closing Date through such last day and (ii) Pro Forma Operating Cash Flow for the twelve month period ending on such last day.

            Termination Event: (i) a "Reportable Event" described in Section 4043 of ERISA and the regulations issued thereunder; or (ii) the withdrawal of Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2); or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a lien pursuant to Section 412 of the Code or Section 302 of ERISA; or
      (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

            Total Debt Service: during any period, all payments of principal, interest, premium and other charges with respect to Indebtedness for Borrowed Money of Borrower (other than the Loan Fees) made or required to be made during such period.

            Total Leverage Ratio: the ratio of (i) the sum of (A) the Net Principal Balance as of the last day of any month plus (B) the principal balance of all Indebtedness for Borrowed Money of Borrower other than Borrower's Obligations as of the last day of such month to (ii) the Pro Forma Operating Cash Flow for the twelve month period ending on such last day.

            Trade Out Transaction: an exchange of advertising time for non-cash consideration, such as goods, services or program material.

      1.2 Time Periods. In this Loan Agreement and the other Loan Instruments, in the computation of periods of time from a specified date to a later specified date, (i) the word "from" means "from and including," (ii) the words "to" and "until" each mean "to, but excluding" and (iii) the words "through," "end of" and "expiration" each mean "through and including." Unless otherwise specified, all references in this Loan Agreement and the other Loan Instruments to (i) a "month" shall be deemed to refer to a calendar month, (ii) a "quarter" shall be deemed to refer to a calendar quarter and (iii) a "year" shall be deemed to refer to a calendar year.

      1.3 Accounting Terms and Determinations. All accounting terms not specifically defined herein shall be construed, all accounting determinations hereunder shall be made and all financial statements required to be delivered pursuant hereto shall be prepared in accordance with GAAP as in effect at the time of such interpretation, determination or preparation, as applicable. In the event that any Accounting Changes (as hereinafter defined) occur and such changes result in a change in the method of calculation of financial covenants, standards or terms contained in this Loan Agreement, then Borrower and Lenders agree to enter into negotiations to amend such provisions of this Loan Agreement so as to reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower shall be the same after such Accounting Changes as if such Accounting Changes had not been made. For purposes hereof, "Accounting Changes" shall mean changes in generally accepted accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto) or other appropriate authoritative body.

      1.4 References. All references in this Loan Agreement to "Article," "Section," "subsection," "subparagraph," "clause" or "Exhibit," unless otherwise indicated, shall be deemed to refer to an Article, Section, subsection, subparagraph, clause or Exhibit, as applicable, of this Loan Agreement.

      1.5 Lender's or Agent's Discretion. Whenever the terms "satisfactory to Lenders or Agent," "determined by Lenders or Agent," "acceptable to Lenders or Agent," "Lenders or Agent shall elect," "Lenders or Agent shall request," "at the option or election of Lenders or Agent," or similar terms are used in the Loan Instruments, except as otherwise specifically provided therein, such terms shall mean satisfactory to, at the election or option of, determined by, acceptable to or requested by Lenders or Agent, as applicable, in their or its sole and unlimited discretion.

      1.6 Borrower's Knowledge. Any statements, representations or warranties that are based upon the best knowledge of Borrower or an officer thereof shall be deemed to have been made after due inquiry by Borrower or an officer, as applicable, with respect to the matter in question.

                                  ARTICLE II

                           LOAN AND TERMS OF PAYMENT

      2.1 Loan.

            2.1.1 Aggregate Loan Amount. The Loan shall consist of a term loan from Lenders to Borrower in the maximum aggregate amount of $30,000,000, comprised of the Initial Portion, the Merger Portion, the Subsequent Portion and the Acquisition Portion.

            2.1.2 Initial Portion. Each Lender severally agrees to disburse its Pro Rata Share of the Initial Portion to or as directed by Borrower when all of the terms and conditions set forth in Section 4.1 and 4.2 have been satisfied.

            2.1.3 Merger Portion. Each Lender severally agrees to disburse its Pro Rata Share of the Merger Portion at any time prior to July 1, 1999 to or as directed by Borrower provided all of the terms and conditions set forth in Section 4.1 and 4.3 have been satisfied.

            2.1.4 Subsequent Portion. Each Lender severally agrees to disburse its Pro Rata Share of the Subsequent Portion at any time during the Subsequent Portion Availability Period to or as directed by Borrower provided all of the terms and conditions set forth in Sections 4.1 and 4.4 have been satisfied.

            2.1.5 Acquisition Portion. Each Lender severally agrees to disburse its Pro Rata Share of Advances of the Acquisition Portion to or as directed by Borrower from time to time during the Acquisition Portion Availability Period provided all of the terms and conditions set forth in Sections 4.1 and 4.5 have been satisfied.

            2.1.6 Use of Proceeds. The proceeds of the (i) Initial Portion shall be used to provide funds to consummate the Bell Atlantic Acquisition, to pay the Closing Loan Fee, to make the Paging Partners Escrow Deposit, to pay transaction costs and for working capital, (ii) Merger Portion shall be used to provide funds to consummate the Paging Partners Merger, to pay transaction costs and for working capital, (iii) Subsequent Portion shall be used to make the Bell Atlantic Seller Note Payment and to pay the Subsequent Portion Loan Fee and (iv) Acquisition Portion shall be used to provide funds to enable Borrower to repay the Motorola Indebtedness, to make the Bell Atlantic Seller Note Payment and to make other payments on the Bell Atlantic Seller Indebtedness after the Bell Atlantic Seller Note Payment has been paid in full, to pay the Letters of Credit Indebtedness (other than the Letters of Credit Account Parties Payment), to pay the Deferred Payment Indebtedness, to make Subsequent Acquisitions permitted hereunder, to pay the Acquisition Portion Loan Fee payable in connection with the disbursement of Advances of the Acquistion Portion and to pay transaction costs in connection therewith.

            2.1.7 Note. The Loan shall be evidenced by the Note.

            2.1.8 Reborrowing. Borrower shall not be entitled to reborrow any portion of the Loan which is repaid or prepaid.

      2.2 Interest.

            2.2.1 Interest Rate. Except as provided in Section 2.5 and as otherwise provided in the last sentence of this subsection 2.2.1, the Base Rate Portion shall bear interest at the Base Rate in effect from time to time plus the Applicable Margin in effect for the current quarter and each LIBOR Loan shall bear interest at the applicable LIBOR Rate plus the Applicable Margin in effect for the current quarter. As used in this Loan Agreement, the term "Applicable Margin" for any quarter shall be determined by Agent on the first day of such quarter (the "Determination Date") and shall mean with respect to the Base Rate Portion and each LIBOR Loan the per annum percentage rate set forth opposite the applicable Senior Leverage Ratio as calculated as of the last day of the month most recently ended with respect to which Agent has been in receipt for at least 10 days of the financial statements required under Section 6.3.1 for such month:

            Senior                     Base Rate             LIBOR Loan
            Leverage                   Applicable            Applicable
            Ratio                      Margin                Margin
            -----                      ------                ------
            3.5 or greater             1.75%                 4.50%

            3.0 or greater but
            less than 3.5              1.50%                 4.25%

            less than 3.0              1.25%                 4.00%

      Notwithstanding the foregoing, until the last day of the sixth quarter following the quarter in which the Closing Date occurs, the Applicable Margin shall mean (i) with respect to the Base Rate Portion, 1.75% per annum and (ii) with respect to each LIBOR Loan, 4.50% per annum.

            2.2.2 Interest Computation. Interest shall be payable monthly in arrears, computed on the basis of a year consisting of 360 days and charged for the actual number of days during the period for which interest is being charged. In computing interest, the Funding Date shall be included and the date of payment shall be excluded.

            2.2.3 Maximum Interest. Notwithstanding any provision to the contrary contained herein or in any other Loan Instrument, Lenders shall not collect a rate of interest, including the Loan Fees, on any obligation or liability due and owing by Borrower to Lenders in excess of the maximum contract rate of interest permitted by applicable law ("Excess Interest"). All fees, charges, goods, things in action or any other sums or things of value (other than items (a), (b), (c) and (d) below) paid or payable by Borrower (collectively, the "Additional Sums"), whether pursuant to the Note, this Loan Agreement, the other Loan Instruments or any other document or instrument in any way pertaining to the Loan, that, under the laws of the State of Arizona, may be deemed to be interest with respect to the Loan, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to the Loan shall be payable by Borrower and shall be deemed to be additional interest, and for such purposes only, the agreed upon and "contracted for rate of interest" with respect to the Loan shall be deemed to be increased by the rate of interest resulting from the Additional Sums. Lenders and Borrower agree that the interest laws of the State of Arizona shall govern the relationship among them and understand and believe that the transactions contemplated by the Loan Instruments comply with the usury laws of the State of Arizona, but in the event of a final adjudication to the contrary, Borrower shall be obligated to pay, nunc pro tunc, to Lenders only such interest as then shall be permitted by the laws of the state found to govern the contract relationship among Lenders and Borrower. For the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to a loan, the "contracted for rate of interest" for the Loan shall consist of the following: (a) interest calculated in accordance with the provisions of subsection 2.2.1; (b) interest calculated in accordance with the provisions of Section 2.5; (c) the late charges, described and payable in accordance with provisions of Section 2.6; (d) the Loan Fees; and (e) all Additional Sums, if any. Borrower agrees to pay an effective "contracted for rate of interest" which is the sum of items (a), (b), (c), (d) and
      (e), as applicable, above. If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Loan Agreement or any other Loan Instrument, then in such event
      (i) Borrower shall not be obligated to pay such Excess Interest, (ii) any Excess Interest collected by Lenders shall be, at Lenders' option, (A) applied to the Principal Balance or to accrued and unpaid interest not in excess of the maximum rate permitted by applicable law or (B) refunded to the payor thereof, (iii) the interest rates provided for herein (collectively, including, without limitation, the Loan Fees, the "Stated Rate") shall be automatically reduced to the maximum rate allowed from time to time under applicable law (the "Maximum Rate") and this Loan Agreement and the other Loan Instruments, as applicable, shall be deemed to have been, and shall be, modified to reflect such reduction, and (iv) Borrower shall not have any action against Agent or Lenders for any damages arising out of the payment or collection of such Excess Interest; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Rate, Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Rate until such time as the total interest received by Lenders is equal to the total interest which Lenders would have received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again exceeds the Maximum Rate, in which event the provisions contained in this subsection 2.2.3 again shall apply.

      2.3 LIBOR Loans.

            2.3.1 Election by Borrower. Subject to the provisions of subsection
      2.3.2 and provided no Event of Default then exists, Borrower from time to time may elect to have all or a portion of the Principal Balance bear or continue to bear interest at a LIBOR Rate, such election to be exercised by delivery of a LIBOR Election Notice to Agent c/o Andrew Pluta, FINOVA Capital Corporation, 311 S. Wacker Drive, Chicago, Illinois 60606, Telecopy No. (312) 322-3530, by facsimile transmission not less than three Business Days prior to the commencement of the applicable Interest Period. Agent shall determine (which determination shall, absent manifest error, be presumptively correct) the LIBOR Rate applicable to the relevant LIBOR Loan on the applicable Interest Rate Determination Date and promptly shall give notice thereof to Borrower. Agent and Lenders shall have the right without further confirmation to assume that any LIBOR Election Notice received by Agent and in good faith believed by Agent to be executed by John Adiletta or any other individual designated by him in a notice to Agent has been given by a person duly authorized to act on behalf of Borrower. Any LIBOR Election Notice received by Agent shall be irrevocable. Upon the expiration of an Interest Period the applicable LIBOR Loan shall be converted to and become part of the Base Rate Portion unless such LIBOR Loan has been continued as a LIBOR Loan in accordance with this subsection 2.3.1.

            2.3.2 LIBOR Limitations. Each LIBOR Loan shall be in an amount not less than $1,000,000 or integral multiples of $100,000 in excess thereof. At no time shall more than three LIBOR Loans be in effect.

            2.3.3 Eurodollar Deposits Unavailable or Interest Rate Unascertainable. If prior to the commencement of any Interest Period Agent determines that Dollar deposits of the relevant amount for the relevant Interest Period are not available in the London Interbank Market or the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the Lenders of maintaining a LIBOR Rate for such Interest Period, or that by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate applicable to such Interest Period, Agent promptly shall give notice of such determination to Borrower and any LIBOR Election Notice previously given by Borrower which has not yet become effective shall be deemed to be canceled.

            2.3.4 Tax and Other Laws. In the event that by reason of any law, regulation or requirement or interpretation thereof by any Governmental Body, or the imposition of any requirement of any such Governmental Body, whether or not having the force of law, including the imposition of any reserve and/or special deposit requirement (other than reserves included in the Eurocurrency Reserve Requirements), any Lender shall be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Lender or franchise tax imposed on such Lender) and if any such measures or any other similar measure shall result in an increase in the cost to any Lender of maintaining its share of any LIBOR Loan or in a reduction in the amount of principal or interest receivable by any Lender in respect thereof, then Borrower shall pay to the affected Lender within 10 days after receipt of a notice from such Lender (which notice shall be accompanied by a statement in reasonable detail setting forth the basis for the calculation thereof, which calculation, in the absence of demonstrable error, shall be conclusive and binding), an amount equal to such increased cost or reduced amount. At any time after receipt of such notice Borrower may convert all LIBOR Loans to the Base Rate Portion, and such conversion shall be effective three Business Days after the Lenders have received notice from Borrower of such conversion. Notwithstanding the foregoing, no Lender shall (i) be entitled to compensation under this subsection 2.3.4 for any amounts incurred or accruing more than 180 days prior to the giving of notice to Borrower of additional costs of the type described in this subsection 2.3.4 or (ii) exercise any of its rights under this subsection 2.3.4 if it shall not at the time be the general policy or practice of such Lender to exercise similar rights against its other borrowers similarly situated. Upon the occurrence of any event giving rise to the operation of subsections 2.3.4 or 2.3.6 or Section 12.4 with respect to any Lender, such Lender will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any portion of the Loan affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no material economic, legal or regulatory disadvantage, with the object of aoviding the consequence of the event giving rise to the operation of such subsection or Section. The foregoing shall not affect or postpone any of the obligations of Borrower or the rights of any Lender proviced in subsection 2.3.4 or 2.3.6 or Section 12.4.

            2.3.5 Changes in Law Rendering LIBOR Loans Unlawful. If at any time any law, treaty or regulation, or any interpretation thereof by any Governmental Body shall make it unlawful for any Lender to fund or maintain its share of any LIBOR Loan with monies obtained in the London Interbank Market, such Lender, upon the occurrence of such event, shall notify Borrower thereof and thereupon the (i) right of Borrower to make any LIBOR Election shall be suspended for the duration of such illegality and (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice all Interest Periods then in effect shall be terminated, and thereafter all LIBOR Loans shall be deemed converted to the Base Rate Portion.

            2.3.6 Indemnity. In addition to any other payments payable by Borrower to Lenders pursuant to the Loan Instruments, Borrower shall indemnify and reimburse each Lender on demand for any loss or expense which such Lender may sustain as a consequence of any prepayment of any LIBOR Loan prior to the expiration of the Interest Period applicable thereto except as required under subsection 2.3.5 and/or any failure by Borrower to (i) make any payment when due of any amount payable with respect to any LIBOR Loan or (ii) borrow the amount set forth in any LIBOR Election Notice on the date specified therefor.

      2.4 Principal and Interest Payments.

            2.4.1 Interest. Except as otherwise provided in subsection 2.8.1(c) and 2.8.2(d), interest on the Principal Balance shall be payable monthly in arrears on the first Business Day of each month beginning with the month following the month in which the Closing occurs.

            2.4.2 Principal. The Principal Balance shall be payable in consecutive quarterly installments on the first Business Day of each quarter commencing with the quarter beginning July 1, 2000. Each such installment shall be in an amount equal to the percentage of the Principal Balance as of June 30, 2000 set forth below opposite the quarter in which such payment is due:

                                                      Percentage of Principal
                  Quarter Beginning                 Balance as of June 30, 2000
                  -----------------                 ---------------------------

                  July 1, 2000                                 0.50%
                  October 1, 2000                              0.50%
                  January 1, 2001                              1.94%
                  April 1, 2001                                1.94%
                  July 1, 2001                                 1.94%
                  October 1, 2001                              1.94%
                  January 1, 2002                              3.13%
                  April 1, 2002                                3.13%
                  July 1, 2002                                 3.13%
                  October 1, 2002                              3.13%
                  January 1, 2003                              3.50%
                  April 1, 2003                                3.50%
                  July 1, 2003                                 3.50%
                  October 1, 2003                              3.50%

      The remaining Principal Balance, together with all accrued and unpaid interest thereon and all other sums which then are due and payable pursuant to the terms of the Loan Instruments, shall be due and payable in full on the Maturity Date.

      2.5 Default Rate. During a Default Rate Period, Borrower's Obligations shall bear interest at the Default Rate.

      2.6 Late Charges. If a payment of principal or interest to be made pursuant to this Loan Agreement becomes past due for a period in excess of five Business Days, Borrower shall pay on demand to Lenders a late charge of 2% of the amount of such overdue payment.

      2.7 Loan Fees.

            2.7.1 Closing Loan Fee. Borrower shall pay to Lenders a closing fee in the amount of $430,000 upon the Closing. The Closing Loan Fee shall be deemed to be fully earned as of the Closing. FINOVA shall credit the $50,000 deposit (net of expenses) previously paid by Borrower to FINOVA against the Closing Loan Fee.

            2.7.2 Subsequent Portion Loan Fee. Upon the disbursement of the Subsequent Portion Borrower shall pay to Lenders a loan fee in the amount of 1.00% of the amount of the Subsequent Portion actually disbursed. The Subsequent Portion Loan Fee shall be deemed to be fully earned upon the disbursement of the Subsequent Portion.

            2.7.3 Acquisition Portion Loan Fees. Concurrently with the disbursement of each Advance of the Acquisition Portion, Borrower shall pay to Lenders a loan fee in the amount of 1.00% of the amount of such Advance. Each Acquisition Portion Loan Fee shall be deemed to be fully earned upon the disbursement of the applicable Advance.

      2.8 Prepayments.

            2.8.1 Voluntary Prepayments. Borrower may not prepay any LIBOR Loan prior to the expiration of the Interest Period applicable thereto. Except as provided in the preceding sentence, Borrower may at any time voluntarily prepay the Principal Balance in whole or in part, subject to the following conditions:

                  (a) Prepayment Premium. Concurrently with any voluntary
            prepayment of all or any part of the Principal Balance and subject to the last sentence of this subsection 2.8.1(a), Borrower shall pay to Lenders a prepayment premium (the "Prepayment Premium") equal to a percentage of the amount of the Principal Balance prepaid, determined in accordance with the following schedule:

                                                         Percentage of Principal
                  Period of Prepayment                       Balance Prepaid
                  --------------------                       ---------------

                    First Loan Year                                4.0%
                    Second Loan Year                               3.0%
                    Third Loan Year                                2.0%
                    Thereafter                                     0.0%

            Notwithstanding the foregoing, the applicable Prepayment Premium shall be reduced by 100 basis points in the event that (i) Borrower requests Lenders to provide financing to enable Borrower to consummate a Subsequent Acquisition, (ii) Lenders decline to provide the requested financing on terms (including without limitation, leverage, interest rates and fees) no less favorable to Borrower than those herein contained and (iii) the Subsequent Acquisition is consummated with proceeds of other senior financing and Borrower's Obligations are prepaid in full concurrently with the disbursement of such proceeds.

                  (b) Notice of Prepayment; Number and Amount of Prepayments.
            Not less than 10 days prior to the date upon which Borrower desires to make any voluntary prepayment of the Principal Balance, Borrower shall deliver to Lenders notice of its intention to prepay, which notice shall be irrevocable and shall state the prepayment date and the amount of the Principal Balance to be prepaid. The amount of any voluntary partial prepayment of the Principal Balance shall be not less than $100,000 or integral multiples thereof. A voluntary prepayment of the Principal Balance shall not be made more frequently than once a month.

                  (c) Additional Payments. Concurrently with any voluntary
            prepayment of the Principal Balance pursuant to this subsection 2.8.1, Borrower shall (i) prepay the Motorola Indebtedness in an amount equal to the Motorola Ratable Share of the voluntary prepayment of the Principal Balance, determined as of the date of such voluntary prepayment and (ii) pay to Lenders accrued and unpaid interest on the portion of the Principal Balance which is being prepaid to the date on which Lenders are in receipt of Good Funds, and any other sums which then are due and payable pursuant to the terms of any of the Loan Instruments.

                  (d) Application of Partial Prepayments. Any voluntary partial prepayment of the Principal Balance pursuant to this subsection
            2.8.1 shall be applied to the installments of the Principal Balance in the inverse order of maturity.

            2.8.2 Mandatory Prepayments.

                  (a) Required Excess Cash Flow Prepayments. Until Borrower's
            Obligations are paid in full, within 120 days after the end of 1999 and the end of each year thereafter, Borrower shall pay to (i) Lenders the Lenders' Ratable Share, determined as of the date of the last day of such year, of the Required Excess Cash Flow Prepayment for such year and (ii) Motorola the Motorola Ratable Share, determined as of the last day of such year, of the Required Excess Cash Flow Prepayment for such year.

                  (b) Prepayments from Insurance Proceeds, Asset Sale Proceeds or Equity Sale Proceeds. Until Borrower's Obligations are paid in full, Borrower shall pay to (i) Lenders the Lenders' Ratable Share of any insurance proceeds, Asset Sale Proceeds or Equity Sale Proceeds, determined as of the date of any required prepayment pursuant to Section 6.6.2 with respect to insurance proceeds or as of the date of receipt by Borrower with respect to Asset Sale Proceeds or Equity Sale Proceeds and (ii) Motorola the Motorola Ratable Share of any insurance proceeds, Asset Sale Proceeds or Equity Sale Proceeds, determined as of the date of any required prepayment pursuant to Section 6.6.2 with respect to insurance proceeds or as of the date of receipt by Borrower with respect to Asset Sale Proceeds or Equity Sale Proceeds. The Lenders' Ratable Share and the Motorola Ratable Share of any such insurance proceeds, Asset Sale Proceeds or Equity Sale Proceeds shall be calculated after deducting from such insurance proceeds, Asset Sale Proceeds or Equity Sale Proceeds, as applicable, the amount of any accrued and unpaid interest on the Loan and any applicable Prepayment Premium payable to Lenders.

                  (c) Prepayments from Indemnification Proceeds. Until
            Borrower's Obligations are paid in full, whether or not an Event of Default exists, upon notice from Agent to Borrower given within 30 days after receipt by Agent of notice from Borrower of Borrower's collection of any Indemnification Proceeds, Borrower shall pay to Lenders such portion of such Indemnification Proceeds designated by Agent in its notice to Borrower except to the extent
            (i) such Indemnification Proceeds are utilized to satisfy Indebtedness of Borrower the existence of which gave rise to, or to reimburse Borrower for any obligation, claim, judgment, liability or settlement made by Borrower which gave rise to, the payment of such Indemnification Proceeds to Borrower and (ii) no Event of Default then exists and is continuing. In the event Agent fails to give such notice within such 30 day period, Borrower may use such Indemnification Proceeds in such manner as Borrower shall determine, subject to the terms and conditions of this Loan Agreement. Borrower shall give to Agent prompt notice of the collection of any Indemnification Proceeds.

                  (d) Application of Mandatory Prepayments. Prepayments received by Lenders pursuant to this subsection 2.8.2 shall be applied in the following order of priority to the payment of: (i) any and all sums which are due and payable pursuant to the terms of the Loan Instruments, except the Principal Balance and accrued and unpaid interest thereon, (ii) accrued and unpaid interest on the portion of the Principal Balance being prepaid, and (iii) the installments of the Principal Balance in the inverse order of maturity.

            2.8.3 Prepayment Premium. No Prepayment Premium shall be payable with respect to prepayments (i) pursuant to subsection 2.8.2(a), 2.8.2(c) or 2.3.5, (ii) from any refinancing of the Loan made by Lenders, which refinancing shall be at Lenders' discretion, or (iii) from proceeds of insurance. Any prepayment from Asset Sale Proceeds or Equity Sale Proceeds shall be accompanied by payment of the applicable Prepayment Premium.

            2.8.4 Involuntary Prepayment. Concurrently with any payment of the Principal Balance received by Lenders resulting from the exercise by Agent and/or Lenders of any remedy available to Agent and/or Lenders subsequent to the occurrence of an Event of Default and the acceleration of Borrower's Obligations, Borrower shall pay to Lenders a Prepayment Premium in an amount equal to the Prepayment Premium which would be payable if such payment was made pursuant to subsection 2.8.1.

      2.9 Payments after Event of Default. All payments received by Lenders during the existence of an Event of Default shall be applied in accordance with
Section 8.4.

      2.10 Method of Payment; Good Funds. All payments to be made pursuant to the Loan Instruments by Borrower to Lenders shall be made by wire transfer of Good Funds to the account of Agent at Citibank, N.A., 399 Park Avenue, New York, New York, ABA 021000089, Credit: FINOVA Capital Corporation, Credit Account No. 40680477, or to such other account as Agent shall notify Borrower.

                                  ARTICLE III

                          SECURITY; LETTERS OF CREDIT

      3.1 Security. Borrower's Obligations shall be secured by (i) a Lien upon all of the Collateral, which Lien at all times shall be superior and prior to all other Liens, except Permitted Prior Liens, and (ii) the Letters of Credit.

      3.2 Letters of Credit.

            3.2.1 Draws on Letters of Credit. Lenders may direct Agent to draw on the Letters of Credit (i) in an aggregate amount equal to the amount of the applicable unmade payment if an Event of Default under subsection
      8.1.1 occurs, (ii) in full or in part at any time if any Event of Default described in clauses (ii), (iii), (iv) or (v) of subsection 8.1.5(a), subsection 8.1.5(b) or subsection 8.1.7 occurs and (iii) in an aggregate amount equal to the Required Amount at any time after May 31, 1999 if (A) the Paging Partners Merger Closing Date has not occurred on or before May 31, 1999 and (B) the Target Leverage Ratio as of the last day of the most recent month prior to May, 1999 with respect to which Agent has been in receipt for at least 10 days of the financial statements required under
      Section 6.3.1 for such month exceeds 4.0. The amount drawn on each Letter of Credit in connection with the aggregate amount of any permitted drawing on all Letters of Credit shall be equal the aggregate amount of such permitted drawing multiplied by a fraction, the numerator of which is the undrawn face amount of such Letter of Credit and the denominator of which is the undrawn face amount of all Letters of Credit. Any partial draw upon the Letters of Credit shall not prevent Agent from making additional full or partial draws thereon to the extent permitted hereunder, and Agent and Lenders shall not be precluded from exercising any other rights and remedies under the Loan Instruments in the event the Letters of Credit are drawn upon. Agent shall be entitled to draw upon the Letters of Credit to the extent permitted hereunder regardless of whether (i) Borrower or any of its Affiliates has any claim, set-off or defense against Agent or any Lender or (ii) the Paging Partners Merger is consummated after May 31, 1999. Neither Borrower nor any of its Affiliates shall file any motion, suit or claim (other than any compulsory counterclaim excluding any compulsory counterclaim the assertion of which could result in Agent being enjoined from drawing upon the Letters of Credit), or commence any other judicial proceeding at law or in equity or institute any non-judicial action to challenge the right or authority of Agent to make any permitted drawing upon the Letters of Credit or otherwise attempt to enjoin, impede or impair any such permitted drawing.

            3.2.2 Application of Draw Proceeds. The proceeds of any draw upon the Letters of Credit shall be applied to reduce the Principal Balance in the inverse order of maturity of the installments thereof.

            3.2.3 Release of Letters of Credit. Agent shall release and deliver to Borrower the Letters of Credit, subject to any notation thereon or reduction in the face amount thereof as a result of any permitted draw upon the Letters of Credit, promptly after the Paging Partners

      Merger Closing Date if the Paging Partners Merger Closing Date occurs on or before May 31, 1999.

                                  ARTICLE IV

                             CONDITIONS OF CLOSING

      4.1 Closing Conditions for Each Disbursement. The obligation of Lenders to disburse any portion of the Loan, and the right of Borrower under Section 7.3 to consummate the Paging Partners Merger, shall be subject to the satisfaction or waiver of all of the following conditions on or before the applicable Funding Date in a manner, form and substance satisfactory to Agent:

            4.1.1 Representations and Warranties. On such Funding Date, the representations and warranties of each Obligor set forth in the Loan Instruments to which such Person is a party shall be true and correct in all material respects.

            4.1.2 Performance; No Default. Each Person shall have performed and complied with all agreements and conditions contained in the Instruments to which such Person is a party to be performed by or complied with by such Person prior to or at such Funding Date, and no Event of Default or Incipient Default then shall exist or result from the disbursement of such portion of the Loan.

            4.1.3 Licenses. Agent shall have received (i) copies of all Licenses issued by the FCC and any other Governmental Body for the operation of the Paging Business to be acquired by Borrower on the applicable Funding Date and (ii) evidence that (A) such Licenses constitute all Licenses which are necessary to enable Borrower to conduct such Paging Business, except for any Licenses (other than any FCC Licenses), the absence of which could not reasonably be expected to have a Material Adverse Effect, (B) such Licenses are in full force and effect as of the applicable Funding Date, except where the failure of any Licenses (other than any FCC Licenses) to be in full force and effect could not reasonably be expected to have a Material Adverse Effect, (C) no event has occurred which could result in the termination, revocation or non-renewal of any such License, except where the termination, revocation or non-renewal of any such License (other than any FCC License) could not reasonably be expected to have a Material Adverse Effect, (D) upon the applicable Funding Date Borrower will be the holder of all such Licenses, except where the failure of Borrower to be the holder of any such License (other than any FCC License) could not reasonably be expected to have a Material Adverse Effect and (E) the consent by the FCC or other applicable Governmental Body of the transfer of such Licenses to Borrower has become final and is no longer subject to administrative or judicial reconsideration, review or appeal, except with respect to any such License (other than any FCC License) where the failure of such consent to have become final could not reasonably be expected to have a Material Adverse Effect.

            4.1.4 Financial Statements and Projections. Agent shall have such received pro-forma balance sheets, financial statements and operating projections with respect to Borrower and the Paging Business to be acquired on the applicable Funding Date as Agent reasonably may require, provided that no pro-forma balance sheets or operating projections shall be required (i) in connection with the Paging Partners Merger if the Paging Partners Merger is consummated prior to September 30, 1999 or (ii) in connection with any Subsequent Acquisition with respect to which Agent's consent is not required under subsection 4.5.6.

            4.1.5 Insurance. At least three Business Days prior to the applicable Funding Date Borrower shall have delivered to Agent evidence satisfactory to Agent that all Business Insurance coverage required pursuant to Section 6.6 is in full force and effect and all premiums then due thereon have been paid in full.

            4.1.6 Environmental Audit. Agent shall have received an Environmental Audit with respect to each parcel of Real Estate to be acquired by Borrower on the applicable Funding Date designated by Agent, and such other alternative assurances of compliance with Environmental Laws (such as regulatory records checks) with respect to each parcel of Leasehold Property to be acquired by Borrower on the applicable Funding Date designated by Agent. All costs incurred in performing such Environmental Audits and providing such other alternative assurances of compliance shall be borne by Borrower.

            4.1.7 Indebtedness to be Refinanced. Agent shall have received evidence that the Indebtedness to be Refinanced in connection with the consummation of the acquisition of the Paging Business to be acquired by Borrower on the applicable Funding Date has been paid in full or will be paid in full on the applicable Funding Date.

            4.1.8 Approval of Instruments and Security Interests; Consents. Agent shall have received evidence that all material approvals or consents shall have been obtained from the FCC and all other Governmental Bodies and, except to the extent the failure to obtain such approvals or consents could reasonably be expected to have a Material Adverse Effect, all other Persons, whose approval or consent is required to enable (i) Borrower and the other Persons party to the Instruments to enter into and perform their respective obligations under the Instruments to which each such Person is a party and (ii) such Person to grant to Agent the Security Interests contemplated in the Security Instruments to which such Person is a party.

            4.1.9 Security Interests. All filings of Uniform Commercial Code financing statements and all other filings and actions necessary to perfect and maintain the Security Interests as first, valid and perfected Liens in the Property covered thereby, subject in priority only to Permitted Prior Liens, shall have been filed or taken and Agent shall have received such UCC, state and federal tax Lien, pending suit, judgment and other Lien searches as it deems necessary to confirm the foregoing.

            4.1.10 Use of Assets. Agent shall be satisfied that Borrower at all times shall be entitled to the use and quiet enjoyment of all Property necessary for the continued ownership and operation of Borrower's Paging Business, including, without limitation, the use of equipment, fixtures, Licenses, offices and means of ingress and egress thereto, and any easements or rights-of-way necessary to reach any equipment or other items necessary for the operation of such Paging Business, except where the failure to be entitled to such use and quiet enjoyment could not reasonably be expected to have a Material Adverse Effect.

            4.1.11 Proceedings and Documents. All corporate and other proceedings in connection with the Instruments and all documents and instruments incident thereto shall be reasonably satisfactory to Agent, and Agent shall have received all such counterpart originals or certified or other copies as Agent may request.

            4.1.12 Material Adverse Change. No event shall have occurred since December 31, 1997, in the case of the Initial Portion, or since the most recent Funding Date, in the case of the Merger Portion, the Subsequent Portion or any Advance, and no litigation or governmental proceeding or investigation shall be pending, which has had or could reasonably be expected to have a Material Adverse Effect. No judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions on the transactions to be consummated on the applicable Funding Date shall be in effect.

            4.1.13 Broker Fees. If the services of a broker or other agent have been used in connection with the acquisition of the Paging Business to be acquired by Borrower on the applicable Funding Date, all fees owed to such broker or agent shall have been paid and Agent shall have received evidence of such payment.

            4.1.14 Fees and Expenses. Agent shall have received payment of the Loan Fees payable on the applicable Funding Date and all fees and expenses described in subsection 11.1.1.

      4.2 Closing Conditions for Initial Portion. The obligation of Lenders to disburse the Initial Portion shall be subject to the satisfaction or waiver of all of the following conditions on or before the Closing Date in a manner, form and substance satisfactory to Agent:

            4.2.1 Equity Capitalization. Borrower shall demonstrate to the satisfaction of Agent that Borrower has received not less than $6,000,000 in capital contributions in exchange for the issuance of the Borrower Capital Stock.

            4.2.2 Maximum Leverage. Borrower shall demonstrate to the satisfaction of Agent that, assuming the Initial Portion had been disbursed and the Bell Atlantic Acquisition had been consummated on the last day of the second month prior to the month in which the Closing Date is to occur, (i) the Senior Leverage Ratio as of such last day would not exceed 3.7 and (ii) the Total Leverage Ratio as of such last day would not exceed 4.8.

            4.2.3 Consummation of Bell Atlantic Acquisition. Agent shall have received evidence that (i) Borrower has acquired good title to all Property necessary for the operation of the Bell Atlantic System, free and clear of all Liens other than Permitted Liens and (ii) the Bell Atlantic Acquisition has been consummated in accordance with the terms of the Bell Atlantic Acquisition Instruments and as contemplated by this Loan Agreement.

            4.2.4 Delivery of Documents. The following shall have been delivered to Agent, each duly authorized and executed, where applicable, and in form and substance satisfactory to Agent:

                  (a) the Initial Loan Instruments;

                  (b) the Letters of Credit;

                  (c) a good standing certificate for Borrower from the
            Secretaries of State of Delaware, New Jersey, Pennsylvania, Maryland, Virginia, West Virginia, New York and Washington, DC, each dated a recent date prior to the Closing Date;

                  (d) certified copies of (i) the articles of incorporation of
            Borrower, together with all amendments thereto, certified by the Secretary of State of Delaware as of a recent date prior to the Closing Date; (ii) the by-laws of Borrower, certified as of the Closing Date by the secretary of Borrower and (iii) resolutions adopted by the board of directors of Borrower authorizing the execution and delivery of the Loan Instruments, the Bell Atlantic Acquisition Instruments and the Paging Partners Merger Agreement by Borrower and the consummation of the transactions contemplated thereby, certified as of the Closing Date by the secretary of Borrower;

                  (e) signature and incumbency certificates of officers of
            Borrower;

                  (f) certified copies or executed originals of each of the
            following:

                        (1) the Bell Atlantic Acquisition Instruments;

                        (2) the Bell Atlantic Seller Indebtedness Instruments;

                        (3) the Bell Atlantic Reseller Agreement;

                        (4) the Letters of Credit Indebtedness Instruments;

                        (5) the Deferred Payment Indebtedness Instruments;

                        (6) the Paging Partners Merger Agreement and the Paging
                  Partners Escrow Agreement;

                        (7) the Operating Agreements;

                        (8) the Leases; and

                        (9) all instruments and documents evidencing Permitted
                  Senior Indebtedness existing as of the Closing Date;

                  (g) a Landlord Consent and Waiver from each Bell Atlantic
            Seller with respect to each Lease under which such Bell Atlantic Seller is the lessor;

                  (h) Pay-Off Letters from the each holder of Indebtedness to be
            Refinanced in connection with the consummation of the Bell Atlantic Acquisition; and

                  (i) such other instruments, documents, certificates, consents, waivers and opinions as Agent reasonably may request.

            4.2.5 Opinions of Counsel; Direction for Delivery. Agent shall have received (i) opinions dated the Closing Date from (A) Phillips Nizer Benjamin Krim & Ballon LLP, counsel to Borrower, and (B) Wiley, Rein & Fielding, special regulatory counsel for Borrower, in each case addressed to Agent, as a Lender and as Agent, in such form and covering such matters as Agent reasonably may require and (ii) copies of letters in form satisfactory to Agent from Borrower addressed to the counsel described in clause (i), directing such counsel to deliver to Agent the foregoing opinions. In addition, Agent shall have received or be entitled to rely upon opinions dated the Closing Date from counsel to the Bell Atlantic Sellers, covering such matters as Agent reasonably may require.

            4.2.6 Appraisal. Agent shall have received an appraisal of the Bell Atlantic System prepared by a firm acceptable to Agent indicating a current fair market value of the Bell Atlantic System of not less than $28,000,000.

      4.3 Conditions to Disbursement of the Merger Portion. The obligation of Lenders to disburse the Merger Portion, and the right of Borrower under Section
7.3 to consummate the Paging Partners Merger, shall be subject to the satisfaction of all of the following conditions on or before the applicable Funding Date:

            4.3.1 Disbursement of Initial Portion. The Initial Portion shall have been disbursed.

            4.3.2 Maximum Leverage. Borrower shall demonstrate to the satisfaction of Agent that, assuming the Merger Portion had been disbursed and the Paging Partners Merger had been consummated on the last day of the second month prior to the month in which the Funding Date of the Merger Portion is to occur, (i) the Senior Leverage Ratio as of such last day would not exceed 4.0 and (ii) the Total Leverage Ratio as of such last day would not exceed 5.0.

            4.3.3 Consummation of Paging Partners Merger. Agent shall have received evidence that (i) Borrower has acquired good title to all other Property necessary for the operation of the Paging Partners System, free and clear of all Liens other than Permitted Liens and (ii) the Paging Partners Merger shall have been consummated in accordance with the terms of the Paging Partners Merger Instruments and as contemplated by this Loan Agreement.

            4.3.4 Delivery of Documents. The following shall have been delivered to Agent, each duly authorized and executed, where applicable, and in form and substance satisfactory to Agent:

                  (a) the Paging Partners Merger Additional Loan Instruments;

                  (b) a good standing certificate for Paging Partners, Paging
            Partners Merger Sub and Borrower from the Secretary of State of Delaware, each dated a recent date prior to the Funding Date of the Merger Portion;

                  (c) a certificate of merger from the Delaware Secretary of
            State reflecting the consummation of the Paging Partners Merger and copies of such of the Paging Partners Merger Instruments as are required to be filed with the Delaware Secretary of State, certified by the Delaware Secretary of State;

                  (d) certified copies of (i) the articles of incorporation of
            Paging Partners and Paging Partners Merger Sub, together with all amendments thereto, certified by the Secretary of State of Delaware;
            (ii) the by-laws of Paging Partners and Paging Partners Merger Sub, certified as of the Funding Date of the Merger Portion by the secretary of Paging Partners and (iii) resolutions adopted by the board of directors of Paging Partners and Paging Partners Merger Sub authorizing the execution and delivery of the Paging Partners Merger Instruments and the consummation of the Paging Partners Merger, certified as of the Funding Date of the Merger Portion by the secretary of Paging Partners;

                  (e) certified copies of (i) the articles of incorporation of
            Borrower, together with all amendments thereto as in effect upon the consummation of the Paging Partners Merger, certified by the Secretary of State of Delaware; (ii) the by-laws of Borrower, certified as of the Funding Date of the Merger Portion by the secretary of Borrower and (iii) resolutions adopted by the board of directors of Borrower authorizing the execution and delivery of the Paging Partners Additional Loan Instruments, the Paging Partners Merger Instruments and the consummation of the Paging Partners Merger, certified as of the Funding Date of the Merger Portion by the secretary of Borrower;

                  (f) signature and incumbency certificates of officers of
            Paging Partners, Paging Partners Merger Sub and Borrower;

                  (g) certified copies or executed originals of each of the
            following:

                        (1) the Paging Partners Merger Instruments;

                        (2) the Motorola Indebtedness Instruments;

                        (3) the Operating Agreements not previously delivered to
                  Agent;

                        (4) the Leases not previously delivered to Agent; and

                        (5) all instruments and documents evidencing Permitted
                  Senior Indebtedness existing as of the Funding Date of the Merger Portion;

                  (h) Pay-Off Letters from the each holder of Indebtedness to be
            Refinanced in connection with the consummation of the Paging Partners Merger; and

                  (i) such other instruments, documents, certificates, consents, waivers and opinions as Agent reasonably may request.

            4.3.5 Opinions of Counsel; Direction for Delivery. Agent shall have received (i) opinions dated the Funding Date of the Merger Portion from
      (A) Phillips Nizer Benjamin Krim & Ballon LLP, counsel to Borrower, and
      (B) Wiley, Rein & Fielding, special regulatory counsel for Borrower, in each case addressed to Agent, as a Lender and as Agent, in such form and covering such matters as Agent reasonably may require and (ii) copies of letters in form satisfactory to Agent from Borrower addressed to the counsel described in clause (i), directing such counsel to deliver to Agent the foregoing opinions. In addition, Agent shall have received or be entitled to rely upon opinions dated the Funding Date of the Merger Portion from counsel to Paging Partners, covering such matters as Agent reasonably may require.

      4.4 Conditions to Disbursement of the Subsequent Portion. The obligation of Lenders to disburse the Subsequent Portion shall be subject to the satisfaction of all of the following conditions on or before the Funding Date of the Subsequent Portion:

            4.4.1 Disbursement of Initial Portion. The Initial Portion shall have been disbursed.

            4.4.2 Maximum Leverage. Borrower shall demonstrate to the satisfaction of Agent that, assuming the Subsequent Portion had been disbursed and the Bell Atlantic Seller Note Payment had been made on the last day of the second month prior to the month in which the Funding Date of the Subsequent Portion is to occur, (i) the Senior Leverage Ratio as of such last day would not exceed 4.0 and (ii) the Total Leverage Ratio as of such last day would not exceed 5.0.

            4.4.3 Bell Atlantic Seller Note Payment. Agent shall have received evidence satisfactory to Agent that the Bell Atlantic Seller Note Payment will be paid with the proceeds of the disbursement of the Subsequent Portion.

            4.4.4 Delivery of Documents. A Notice of Borrowing with respect to the Subsequent Portion shall have been delivered to Agent, duly authorized and executed and in form and substance satisfactory to Agent.

      4.5 Conditions to Disbursement of Acquisition Portion. The obligation of Lenders to disburse Advances shall be subject to the satisfaction of all of the following conditions on or before the Funding Date of each such Advance:

            4.5.1 Disbursement of Initial Portion. The Initial Portion shall have been disbursed.

            4.5.2 Maximum Leverage. Borrower shall demonstrate to the satisfaction of Agent that, assuming the requested Advance had been disbursed and the applicable Subsequent Acquisition, if any, had been consummated on the last day of the second month prior to the month in which the Funding Date of the requested Advance is to occur, (i) the Senior Leverage Ratio as of such last day would not exceed 4.0 and (ii) the Total Leverage Ratio as of such last day would not exceed 5.0.

            4.5.3 Amount and Frequency of Advances. The requested Advance shall be in a minimum amount of $250,000 and no more than one Advance not related to a Subsequent Acquisition shall be made in any quarter. The amount of the requested Advance, when added to the aggregate amount of all prior Advances, shall not exceed the amount of the Acquisition Portion then in effect.

            4.5.4 Purpose of Advance. If the requested Advance is to be used:

                  (a) to consummate a Subsequent Acquisition or to pay all or any portion of the Bell Atlantic Seller Indebtedness, Agent shall have received evidence that the Motorola Indebtedness has been paid in full and the Motorola Liens have been released;

                  (b) to consummate a Subsequent Acquisition, to pay all or any portion of the Letters of Credit Indebtedness or to pay all or any portion of the Deferred Payment Indebtedness, Agent shall have received evidence that (i) the Motorola Indebtedness has been paid in full and the Motorola Liens have been released, (ii) the

            Bell Atlantic Seller Note Payment has been paid in full and (iii) either (A) the Bell Atlantic Seller Indebtedness has been paid in full and the Bell Atlantic Seller Indebtedness Liens have been released or (B) after giving effect to such requested Advance, Agent shall be satisfied that the Principal Balance would not exceed any applicable limits on "Senior Indebtedness" under the Bell Atlantic Seller Subordination Agreement.

            4.5.5 Information Regarding Subsequent Acquisitions. If the proceeds of the requested Advance are to be used to consummate a Subsequent Acquisition, within a reasonable period of time prior to the proposed Funding Date of the requested Advance Agent shall have received from Borrower a description of the proposed Subsequent Acquisition accompanied by a description of the operations history and relevant market information with respect to the Paging Business proposed to be acquired, a discussion of competition and information regarding key personnel with respect to such Paging Business, and such other financial statements, reports, projections and information with respect to the operation of such Paging Business as Agent reasonably may require, together with the most recent drafts of the applicable Subsequent Acquisition Instruments.

            4.5.6 Consent to Subsequent Acquisition. If the proceeds of the requested Advance are to be used to consummate a Subsequent Acquisition other than a Small Subsequent Acquisition, or if the aggregate gross purchase prices payable in connection with all prior Small Subsequent Acquisitions is $750,000 or greater, Agent shall have consented to such Subsequent Acquisition, which consent may be given or withheld in Agent's sole discretion.

            4.5.7 Consummation of Subsequent Acquisition. If the proceeds of the requested Advance are to be used to consummate a Subsequent Acquisition, Agent shall have received evidence that (i) the Subsequent Acquisition has been consummated in accordance with the terms of the applicable Subsequent Acquisition Instruments and as contemplated by this Loan Agreement, (ii) if such Subsequent Acquisition is an Asset Acquisition, Borrower will acquire concurrently with the applicable Funding Date of the requested Advance good title to all of the Property being purchased pursuant to such Subsequent Acquisition Instruments, free and clear of all Liens and Indebtedness, except such Liens and Indebtedness permitted hereunder as Borrower has agreed to assume or take subject to pursuant to the Subsequent Acquisition Instruments, (iii) if such Subsequent Acquisition is an Equity Acquisition (A) the equity securities which are the subject of such Subsequent Acquisition and the Property of the Person being acquired in such Subsequent Acquisition shall be free and clear of all Liens and Indebtedness, except such Liens and Indebtedness permitted hereunder as Borrower has agreed to assume or take subject to pursuant to such Subsequent Acquisition Instruments, (B) Agent shall be satisfied that adequate provision has been made to protect Borrower against the assumption of material undisclosed liabilities and (C) on the Funding Date of the requested Advance, the Person being acquired in such Subsequent Acquisition will be merged with and into Borrower with the Borrower being the surviving entity (a "Subsequent Acquisition Merger").

            4.5.8 Delivery of Documents. The following shall have been delivered to Agent, each duly authorized and executed, where applicable, and in form and substance satisfactory to Agent:

                  (a) the applicable Subsequent Acquisition Additional Loan
            Instruments;

                  (b) a good standing certificate for Borrower from the
            Secretary of State of each new State in which Borrower will be conducting its Paging Business as a result of the consummation of such Subsequent Acquisition, each dated a recent date prior to the Funding Date of the requested Advance;

                  (c) certified copies of (i) any amendments to the articles of incorporation of Borrower since the most recent Funding Date, certified by the Secretary of State of Delaware as of a recent date prior to the Funding Date of the applicable Advance; (ii) any amendments to the by-laws of Borrower since the most recent Funding Date, certified as of the Funding Date of the requested Advance by the secretary of Borrower and (iii) resolutions adopted by the board of directors of Borrower authorizing the execution and delivery of the applicable Subsequent Acquisition Additional Loan Instruments and the applicable Subsequent Acquisition Instruments and the consummation of the transactions contemplated thereby, certified as of the Funding Date of the requested Advance by the secretary of Borrower;

                  (d) signature and incumbency certificates of officers of
            Borrower;

                  (e) if the requested Advance is being used in connection with an Equity Acquisition:

                        (1) a good standing certificate for the Person being
                  acquired, dated a recent date prior to the Funding Date of the requested Advance;

                        (2) a certificate of merger from the Delaware Secretary
                  of State and the State in which the Person being acquired is organized reflecting the consummation of the Subsequent Acquisition Merger and copies of such of the instruments as are required to be filed with the respective Secretaries of State, certified by the respective Secretaries of State;

                  (f) certified copies of (i) the articles of incorporation or organization or certificate of limited partnership, as applicable, of the applicable Subsequent Acquisition Seller, together with all amendments thereto, certified by the Secretary of State where the Subsequent Acquisition Seller is organized; (ii) the by-laws, partnership agreement or limited liability company operating agreement of the Subsequent Acquisition Seller, as applicable, certified as of the Funding Date of the requested Advance by the Subsequent Acquisition Seller and (iii) resolutions adopted by the board of directors, general partner or manager of the Subsequent Acquisition

            Seller authorizing execution and delivery of the applicable Subsequent Acquisition Instruments and the consummation of the Subsequent Acquisition, certified as of the Funding Date of the requested Advance by the Subsequent Acquisition Seller;

                  (g) certified copies or executed originals of each of the
            following:

                        (1) the applicable Subsequent Acquisition Instruments;

                        (2) the Operating Agreements not previously delivered to
                  Agent;

                        (3) the Leases not previously delivered to Agent; and

                        (4) all instruments and documents evidencing Permitted
                  Senior Indebtedness existing as of the Funding Date of the requested Advance;

                  (h) Pay-Off Letters from the each holder of Indebtedness to be
            Refinanced in connection with the consummation of the applicable Subsequent Acquisition; and

                  (i) such other instruments, documents, certificates, consents, waivers and opinions as Agent reasonably may request.

            4.5.9 Opinions of Counsel; Direction for Delivery. Agent shall have received (i) opinions dated the Funding Date of the requested Advance from
      (A) Phillips Nizer Benjamin Krim & Ballon LLP, counsel to Borrower, and
      (B) Wiley, Rein & Fielding, special regulatory counsel for Borrower, in each case addressed to Agent, as a Lender and as Agent, in such form and covering such matters as Agent reasonably may require and (ii) copies of letters in form satisfactory to Agent from Borrower addressed to the counsel described in clause (i), directing such counsel to deliver to Agent the foregoing opinions. In addition, Agent shall have received or be entitled to rely upon opinions dated the Funding Date of the requested Advance from counsel to any applicable Subsequent Acquisition Seller, covering such matters as Agent reasonably may require.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Agent and Lenders as follows:

      5.1 Existence and Power. Borrower is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. Borrower is in good standing under the laws of each other jurisdiction in which the failure to be in good standing could have a Material Adverse Effect. Borrower has all requisite power and authority to own its Property and to carry on its business as now conducted and as proposed to be conducted following the Closing Date.

      5.2 Authority. Borrower has full power and authority to enter into, execute, deliver and carry out the terms of the Instruments to which it is a party and to incur the obligations provided for therein, all of which have been duly authorized by all proper and necessary action and are not prohibited by its articles of incorporation or by-laws.

      5.3 Borrower Capital Stock and Related Matters.

            5.3.1 Borrower Capital Stock. There is set forth in Exhibit 5.3.1 a complete description of the Borrower Capital Stock. The Borrower Capital Stock is validly issued, fully paid and non-assessable, and has been issued and sold in compliance with all applicable federal and state laws, rules and regulations, including, without limitation, all so-called "Blue-Sky" laws. The Borrower Capital Stock is owned beneficially and of record by the Persons in the respective percentages set forth on Exhibit 5.3.1, free and clear of all Liens except the Security Interests.

            5.3.2 Restrictions. Except as set forth in Exhibit 5.3.2, Borrower
      (i) is not a party to and has no knowledge of any agreements restricting the transfer of the Borrower Capital Stock, except the Loan Instruments and the Paging Partners Merger Agreement, (ii) except as provided in the Paging Partners Merger Agreement, has not issued any rights which can be convertible into or exchangeable or exercisable for any Borrower Capital Stock, or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of the Borrower Capital Stock or any securities convertible into or exchangeable or exercisable for any Borrower Capital Stock and (iii) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any Borrower Capital Stock. Borrower is not required to file, and Borrower has not filed, pursuant to the Securities Act or Section 12 of the Securities Exchange Act, a registration statement relating to any class of debt or equity securities.

      5.4 Binding Agreements. This Loan Agreement and the other Loan Instruments, when executed and delivered, will constitute the valid and legally binding obligations of Borrower to the extent Borrower is a party thereto, enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and (ii) equitable principles (whether or not any action to enforce such document is brought at law or in equity).

      5.5 Business and Property of Borrower.

            5.5.1 Business and Property. Borrower (i) holds all FCC Licenses necessary to the operation of the System and all other Licenses necessary to the operation of the System, except where the failure to hold such other Licenses could not reasonably be expected to have a Material Adverse Effect and (ii) has not engaged in and does not propose to engage in any business activity other than the operation of the System and the Paging Business relating thereto.

            5.5.2 Licenses. There is set forth in Exhibit 5.5.2 a description of all material Licenses which have been issued or assigned to Borrower, including all such Licenses issued by the FCC. All of such Licenses are in full force and effect and have been duly issued in the name of, or validly assigned to, Borrower, no default or breach exists thereunder and Borrower has full power and authority thereunder to operate the System and the Paging Business relating thereto.

            5.5.3 Operating Agreements. There is set forth in Exhibit 5.5.3 a description of all material Operating Agreements relating to the operation of the System. Each such Operating Agreement is in full force and effect and no event has occurred which could result in the cancellation or termination of any such Operating Agreement or the imposition thereunder of any liability upon Borrower which could have a Material Adverse Effect.

            5.5.4 Facility Sites. There is set forth in Exhibit 5.5.4 the locations of the chief executive office of Borrower, the locations of all of Borrower's Property, the places where Borrower's books and records are kept and the locations of all switches, transmitters, control points, antennae, equipment and offices presently used in the operation of the System.

            5.5.5 Leases. There is set forth in Exhibit 5.5.5 a list of all Leases, together with a complete and accurate address of each parcel of Leasehold Property subject to such Leases and the address of each Landlord under such Lease. Each Lease is in full force and effect, there has been no default in the performance of any of its terms or conditions by Borrower or, to the best knowledge of Borrower, any other party thereto, and, to the best knowledge of Borrower, no claims of default have been asserted with respect thereto. The present and contemplated use of the Leasehold Property is in compliance with all applicable zoning ordinances and regulations and other laws and regulations, the violation of which could have a Material Adverse Effect.

            5.5.6 Real Estate. There is set forth in Exhibit 5.5.6 a complete and accurate address and legal description of the Real Estate, together with the tax identification numbers applicable thereto. The present and contemplated use of the Real Estate is in compliance with all applicable zoning ordinances and regulations and other laws and regulations the failure to comply with which would have a Material Adverse Effect.

            5.5.7 Operation and Maintenance of Equipment. To the best knowledge of Borrower, no Person owning or operating any equipment necessary for the operation of the System has used, operated or maintained the same in a manner which now or hereafter could result in the cancellation or termination of the right of Borrower to use or make use of the same or which could result in any material liability of Borrower for damages in connection therewith. To the best knowledge of Borrower, all of the equipment and other tangible personal property owned by Borrower is, in all material respects, in good operating condition and repair (subject to normal wear and tear) and, to the best knowledge of Borrower, has been used, operated and maintained in substantial compliance with all applicable laws, rules and regulations.

      5.6 Title to Property; Liens. Borrower has (i) good title to all Property necessary to conduct its Paging Business, except (A) any License which cannot be transferred without the consent of a Governmental Body and (B) the portion thereof consisting of a leasehold estate and (ii) a valid leasehold estate in each portion of its Property which consists of a leasehold estate. All of such Property is free and clear of all Liens, except Permitted Liens. Upon the proper filing with the appropriate Governmental Bodies of appropriate Uniform Commercial Code financing statements, the applicable Loan Instruments will create valid and perfected first Liens in the Property described therein, subject in priority only to Permitted Prior Liens.

      5.7 Projections and Financial Statements.

            5.7.1 Financial Statements. Borrower has delivered to Agent the financial statements described in Exhibit 5.7.1 pertaining to the operations of the System. To the best knowledge of Borrower (i) such financial statements present fairly in all material respects the results of operations of the System for the periods covered thereby and the financial condition of the System as of the dates indicated therein, (ii) all of such financial statements have been prepared in conformity with GAAP consistently applied, except for the absence of footnotes and subject to year-end adjustments and (iii) since December 31, 1997, there has been no change which has had a Material Adverse Effect. Borrower also has delivered to Agent a pro-forma balance sheet as of the Closing Date. Such pro-forma balance sheet, which assumes the consummation of the transactions contemplated by the Instruments, presents fairly in all material respects the anticipated financial condition of Borrower as of the Closing Date.

            5.7.2 Projections. Borrower has delivered to Agent the projections described in Exhibit 5.7.2 of the future operations of Borrower. Such projections represent the best estimates of future performance of Borrower believed by Borrower to be reasonable as of the Closing Date.

      5.8 Litigation. There is set forth in Exhibit 5.8 a description of all actions, suits, arbitration proceedings and claims pending or, to the best knowledge of Borrower, threatened against Borrower, relating to the System or the business or operations thereof or maintained by Borrower at law or in equity or before any Governmental Body which if adversely determined could reasonably be expected to have a Material Adverse Effect. None of the matters set forth in such Exhibit 5.8 could reasonably be expected to be adversely determined.

      5.9 Defaults in Other Agreements; Consents; Conflicting Agreements. Borrower is not in default under any agreement to which it is a party or by which it or any of its Property is bound, the effect of which default could have a Material Adverse Effect. No material authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Body or any other Person which has not already been obtained, taken or filed, as applicable, is required (i) for the due execution, delivery or performance by Borrower of any of the Instruments to which Borrower is a party or (ii) as a condition to the validity or enforceability of any of the Instruments to which Borrower is a party or any of the transactions contemplated thereby or the priority of the Security Interests, except for (A) certain filings to establish and perfect the Security Interests and (B) filing of certain of the Loan Instruments with the FCC. No provision of any mortgage, indenture, material contract, material agreement, statute, rule, regulation, judgment, decree or order binding on Borrower or affecting its Property conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance of the terms of any of the Instruments or affect the validity or priority of the Security Interests. The execution, delivery and performance of the terms of the Instruments will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien other than Permitted Liens upon the Property of Borrower pursuant to the terms of any such mortgage, indenture, contract or agreement.

      5.10 Taxes. Borrower has filed all tax returns required to be filed, and has paid, or made adequate provision for the payment of, all taxes shown to be due and payable on such returns or in any assessments made against it, except such taxes or assessments as are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves have been set aside in accordance with GAAP, and no tax liens have been filed and, to the best knowledge of Borrower, no claims are being asserted in respect of such taxes which are required by GAAP to be reflected in the financial statements of Borrower and are not so reflected therein. The charges, accruals and reserves on the books of Borrower with respect to all federal, state, local and other taxes are considered by the management of Borrower to be adequate, and Borrower does not know of any unpaid assessment which is or might be due and payable by Borrower or create a Lien against any of Borrower's Property, except such assessments as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP. None of the tax returns of Borrower are under audit and Borrower is not the subject or target of any investigation by the Internal Revenue Service.

      5.11 Compliance with Applicable Laws. Borrower is not in default in respect of any judgment, order, writ, injunction, decree or decision of any Governmental Body, which default could have a Material Adverse Effect. Borrower is in compliance in all material respects with all applicable statutes and regulations, including, without limitation, the Communications Act, all Environmental Laws, ERISA, ADA and all laws and regulations relating to unfair labor practices, equal employment opportunity and employee safety, of all Governmental Bodies, the non-compliance with which could reasonably be expected to have a Material Adverse Effect. No material condemnation, eminent


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

domain or expropriation has been commenced or, to the best knowledge of Borrower, threatened against Borrower's Property.

      5.12 Patents, Trademarks, Franchises, Agreements. Borrower owns, possesses or has the right to use all patents, trademarks, service marks, trade names, copyrights, franchises and rights with respect thereto (i) which are necessary for the conduct of the Paging Business proposed to be conducted by Borrower after the Closing Date and (ii) for which the failure to own, possess or have the right to use could have a Material Adverse Effect, in each case, without any known conflict with the rights of others and free of any Liens other than the Security Interests.

      5.13 FCC Matters. Borrower (i) has duly and timely filed all reports and other filings which are required to be filed by Borrower under the Communications Act and any other applicable law, rule or regulation of any Governmental Body, the non-filing of which could have a Material Adverse Effect, and (ii) is in compliance with the Communications Act and all such laws, rules and regulations, the noncompliance with which could have a Material Adverse Effect. All information provided by or on behalf of Borrower in any material filing with the FCC was at the time of filing true, complete and correct in all material respects, and the FCC has been notified of any substantial or significant changes in such information as required in accordance with the Communications Act and all other applicable laws, rules and regulations.

      5.14 Environmental Matters. Borrower is in compliance in all material respects with all applicable Environmental Laws and no portion of any of Real Estate or the Leasehold Property has been used as a land fill. To the best knowledge of Borrower, there currently are not any known Hazardous Materials generated, manufactured, released, stored, buried or deposited over, beneath, in or on (or used in the construction and/or renovation of) the Real Estate or Leasehold Property in violation of applicable Environmental Laws.

      5.15 Application of Certain Laws and Regulations. Borrower is not and no Affiliate of Borrower is:

            5.15.1 Investment Company Act. An "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            5.15.2 Holding Company Act. A "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

            5.15.3 Foreign or Enemy Status. (i) An "enemy" or an "ally of an enemy" within the meaning of Section 2 of the Trading with the Enemy Act,
      (ii) a "national" of a foreign country designated in Executive Order No. 8389, as amended, or of any "designated enemy country" as defined in Executive Order No. 9095, as amended, of the President of the United

      States of America, in each case within the meaning of such Executive Orders, as amended, or of any regulation issued thereunder, (iii) a "national of any designated foreign country" within the meaning of the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States of America (Code of Federal Regulations, Title 31, Chapter V, Part 515, Subpart B, as amended) or (iv) an alien or a representative of any alien or foreign government within the meaning of
      Section 310 of Title 47 of the United States Code.

            5.15.4 Regulations as to Borrowing. Subject to any statute or regulation which regulates the incurrence of any Indebtedness for Borrowed Money, including, without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

      5.16 Margin Regulations. None of the transactions contemplated by this Loan Agreement or any of the other Loan Instruments, including the use of the proceeds of the Loan, will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X, and Borrower does not own or intend to carry or purchase any "margin security" within the meaning of such Regulation U or G.

      5.17 Other Indebtedness. Upon the Closing, there will be no Indebtedness for Borrowed Money owed by Borrower to any Person, except (i) Borrower's Obligations, (ii) the Bell Atlantic Seller Indebtedness, (iii) the Letters of Credit Indebtedness, (iv) the Deferred Payment Indebtedness and (v) Permitted Senior Indebtedness permitted to exist as of the Closing Date pursuant to this Loan Agreement.

      5.18 No Misrepresentation. Neither this Loan Agreement nor any other Loan Instrument, certificate, information or report furnished or to be furnished by or on behalf of Borrower to Agent or any Lender in connection with any of the transactions contemplated hereby or thereby, contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements contained herein or therein, taken as a whole, not misleading in the light of the circumstances under which such statements were made. There is no fact, other than information known to the public generally, known to Borrower after diligent inquiry, that could have a Material Adverse Effect that has not expressly been disclosed to Agent in writing.

      5.19 Employee Benefit Plans.

            5.19.1 No Other Plans. Neither Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plan other than those identified on Exhibit 5.19.1. Borrower has provided Agent accurate and complete copies of all contracts, agreements and documents described on Exhibit 5.19.1.

            5.19.2 ERISA and Code Compliance and Liability. Borrower and each ERISA Affiliate are in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except where failure to comply would not result in a material liability to Borrower and except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been or will be determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been or will be determined to be exempt under Section 401(a) of the Code. No material liability has been incurred by Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan.

            5.19.3 Funding. No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been insured (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C), 4063(a) or 4068 of ERISA with respect to any Pension Plan.

            5.19.4 Prohibited Transactions and Payments. Neither Borrower nor any ERISA Affiliate has: (i) engaged in a nonexempt "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code; (ii) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (iii) failed to make a required contribution or payment to a Multiemployer Plan; or (iv) failed to make a required installment or other required payment under Section 412 of the Code.

            5.19.5 No Termination Event. No Termination Event has occurred or is reasonably expected to occur.

            5.19.6 ERISA Litigation. No material proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of Borrower, threatened concerning or involving any (i) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by Borrower or any ERISA Affiliate, (ii) Pension Plan or (iii) Multiemployer Plan.

      5.20 Employee Matters.

            5.20.1 Collective Bargaining Agreements; Grievances. Except as set forth in Exhibit 5.20.1, (i) none of the employees of Borrower is subject to any collective bargaining agreement with Borrower, (ii) no petition for certification or union election is pending with respect to the employees of Borrower and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of Borrower and (iii) there are no strikes, slowdowns, work stoppages, unfair labor practice complaints, grievances, arbitration proceedings or controversies pending or, to the best knowledge of Borrower, threatened against Borrower by any of Borrower's employees, other than employee grievances or controversies arising in the ordinary course of business that could not in the aggregate be expected to have a Material Adverse Effect.

            5.20.2 Claims Relating to Employment. Neither Borrower nor, to Borrower's best knowledge, any employee of Borrower, is subject to any employment agreement or non-competition agreement with any former employer or any other Person which agreement would have a Material Adverse Effect due to (i) any information which Borrower would be prohibited from using under the terms of such agreement or (ii) any legal considerations relating to unfair competition, trade secrets or proprietary information.

      5.21 Burdensome Obligations. After giving effect to the transactions contemplated by the Instruments (i) Borrower (A) will not be a party to or be bound by any franchise, agreement, deed, lease or other instrument, or be subject to any restriction, which is so unusual or burdensome so as to cause, in the foreseeable future, a Material Adverse Effect and (B) does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due, and (ii) Borrower (A) owns and will own Property, the fair saleable value of which is (I) greater than the total amount of its liabilities (including contingent liabilities) and (II) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured, and (B) has and will have capital that is not unreasonably small in relation to its business as presently conducted and as proposed to be conducted. Borrower does not presently anticipate that future expenditures needed to meet the provisions of federal or state statutes, orders, rules or regulations will be so burdensome so as to have a Material Adverse Effect.

      5.22 Broker Fees. The services of a broker or other similar agent have not been used in connection with the Loan, other than Deerfield Partners and PCS Management, whose fees, not to exceed $300,000 in the case of Deerfield Partners or $225,000 in the case of PCS Management, will be paid in full by Borrower upon the Closing in the manner permitted under Section 7.16.

      5.23 Pagers in Service. As of the Closing Date, there are no less than 190,000 Pagers in Service. Upon the consummation of the Paging Partners Merger, there will be no less than 410,000 Pagers in Service.

      5.24 Insurance. No notice of cancellation has been received with respect to any insurance policies required pursuant to Section 6.6.1 and Borrower is in material compliance with all conditions contained in such policies.

      5.25 Representations and Warranties in Certain Documents. To the best knowledge of Borrower, the representations and warranties made by the Bell Atlantic Sellers in the Bell Atlantic Acquisition Instruments and by Paging Partners Corporation in the Paging Partners Merger

Agreement are true and correct in all material respects as of the Closing Date and no material default exists thereunder.

      5.26 Year 2000 Problem. Borrower has taken all action necessary to assure that there will be no Material Adverse Effect by reason of the advent of the year 2000, including without limitation, that all computer-based systems, embedded microchips and other processing capabilities effectively recognize and process dates after April 1, 1999.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

      Until all of Borrower's Obligations are paid and performed in full Borrower agrees that it will:

      6.1 Legal Existence; Good Standing. Maintain its existence and its good standing in Delaware and maintain its qualification in each other jurisdiction in which the failure so to qualify could have a Material Adverse Effect.

      6.2 Inspection. Permit representatives of Agent and Lenders, upon reasonable prior notice and during normal business hours if no Event of Default or Incipient Default exists and is continuing, or without notice at any time if an Event of Default or Incipient Default exists and is continuing, to (i) visit its offices, (ii) examine its books and records and Accountants' reports relating thereto, (iii) make copies or extracts therefrom, (iv) discuss its affairs with its employees, (v) examine and inspect its Property and (vi) meet and discuss its affairs with the Accountants, and such Accountants, as a condition to their retention by Borrower, are hereby irrevocably authorized by Borrower to fully discuss and disclose all such affairs with Agent and Lenders.

      6.3 Financial Statements and Other Information. Maintain a standard system of accounting in accordance with GAAP and furnish to each Lender:

            6.3.1 Monthly Statements. As soon as available and in any event within 30 days after the close of each month:

                  (a) a copy of the balance sheet of Borrower as of the end of such month, which shall include a line item showing the amount on deposit in the Bell Atlantic Interest Account as restricted cash,

                  (b) statements of operations and Operating Cash Flow for such month and for the period from the beginning of the then current year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding year, and


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

                  (c) a Pager Certificate for each Borrower as of the last day of such month,

      all in reasonable detail, containing such information as Lenders reasonably may require, and certified as complete and correct, subject to normal year-end adjustments, by the Chief Financial Officer of Borrower.

            6.3.2 Quarterly Statements and Agings. As soon as available and in any event within 45 days after the close of each quarter:

                  (a) a copy of the balance sheet of Borrower as of the end of such quarter,

                  (b) statements of operations and Operating Cash Flow for such quarter and for the period from the beginning of the then current year to the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding year, and

                  (c) an aging of Borrower's outstanding accounts payable and accounts receivable as of the end of such quarter,

      all in reasonable detail, containing such information as Lenders reasonably may require, and certified by the Chief Financial Officer as complete and correct, subject to normal year-end adjustments.

            6.3.3 Annual Statements. As soon as available and in any event within 90 days after the close of each year:

                  (a) the balance sheet of Borrower as of the end of such year and the statements of operations, cash flows, shareholders' equity (collectively, the "Basic Financial Statements"), Operating Cash Flow and Excess Cash Flow for such year setting forth in each case in comparative form the corresponding figures for the preceding year,

                  (b) an opinion of the Accountants which shall accompany the
            Basic Financial Statements of Borrower, which opinion shall be unqualified as to going concern and scope of audit, stating that (i) the examination by the Accountants in connection with such Basic Financial Statements has been made in accordance with generally accepted auditing standards, (ii) such Basic Financial Statements have been prepared in conformity with GAAP and in a manner consistent with prior periods, and (iii) such Basic Financial Statements fairly present in all material respects the financial position and results of operations of Borrower, and

                  (c) a letter from the Accountants stating that the statements of Operating Cash Flow and Excess Cash Flow were computed in accordance with the requirements of this Loan Agreement.


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

            6.3.4 Officer's Certificates. The financial statements described in subsection 6.3.2 and 6.3.3 shall be accompanied by a Compliance Certificate.

            6.3.5 Accountants' Certificate. Simultaneously with the delivery of the certified Basic Financial Statements required by subsection 6.3.3, copies of a certificate of the Accountants stating that (i) they have checked the computations delivered by Borrower in compliance with subsection 6.3.3, and (ii) in making the examination necessary for their audit or review of the Basic Financial Statements for such year, nothing came to their attention of a financial or accounting nature that caused them to believe that (A) Borrower was not in compliance with the terms, covenants, provisions or conditions of any of the Loan Instruments, or (B) there shall have occurred any condition or event which would constitute an Event of Default, or, if so, specifying in such certificate all such instances of non-compliance and the nature and status thereof.

            6.3.6 Audit Reports. Promptly upon receipt thereof, a copy of each report, other than the reports referred to in subsection 6.3.3, including any so-called "Management Letter" or similar report, submitted to Borrower by the Accountants in connection with any annual, interim or special audit made by the Accountants of the books of Borrower.

            6.3.7 Business Plans. Not less than 30 days prior to the end of each year, a business plan for the Paging Business of Borrower for the following year setting forth in reasonable detail the projected Operating Cash Flow, Capital Expenditures and operations budget of such Paging Business and of Borrower, and such other information as Lenders reasonably may request, for such following year.

            6.3.8 Notice of Defaults; Loss. Prompt written notice if: (i) any Indebtedness of Borrower is declared or shall become due and payable prior to its declared or stated maturity, or called and not paid when due, (ii) there shall occur and be continuing an Event of Default, accompanied by a statement of the president of Borrower setting forth what action Borrower proposes to take in respect thereof, or (iii) any event shall occur which has a Material Adverse Effect, including the amount or the estimated amount of any loss or adverse effect.

            6.3.9 Notice of Suits; Adverse Events. Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming Borrower a party to any proceeding before any Governmental Body which might reasonably be expected to have a Material Adverse Effect, including with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise, agreement or other authorization issued to Borrower by any Governmental Body or any other Person that is material to the operation of the Paging Business of Borrower, (iii) any refusal by any Governmental Body or any other Person to renew or extend any such license, permit, franchise, agreement or other authorization and (iv) any dispute between Borrower and any Governmental Body or any other Person, which lapse, termination, refusal or dispute referred to in clauses (ii) and (iii) above or in this clause (iv) could have a Material Adverse Effect.

            6.3.10 Reports to Shareholders, Creditors and Governmental Bodies.

                  (a) Promptly upon becoming available, copies of all financial statements, reports, notices and other statements sent or made available generally by Borrower to its shareholders, of all regular and periodic reports and all registration statements and prospectuses filed by Borrower with any securities exchange or with the Securities and Exchange Commission or any Governmental Body succeeding to any of its functions, and of all statements generally made available by Borrower or others concerning material developments in the business of Borrower.

                  (b) Promptly upon becoming available, copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by any Lender, and copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower.

            6.3.11 ERISA Notices and Requests.

                  (a) With reasonable promptness, and in any event within 30 days after occurrence of any of the following, notice and/or copies of: (i) the establishment of any new Employee Benefit Plan, Pension Plan or Multiemployer Plan; (ii) the commencement of contributions to any Employee Benefit Plan, Pension Plan or Multiemployer Plan to which Borrower or any of its ERISA Affiliates was not previously contributing or any increase in the benefits of any existing Employee Benefit Plan, Pension Plan or Multiemployer Plan; (iii) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by Borrower or any ERISA Affiliate with respect to such request; and (iv) the failure of Borrower or any of its ERISA Affiliates to make a required installment or payment under Section 302 of ERISA or
            Section 412 of the Code by the due date.

                  (b) Promptly and in any event within 10 days of becoming aware of the occurrence of or forthcoming occurrence of any (i) Termination Event or (ii) "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, a notice specifying the nature thereof, what action Borrower has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

                  (c) With reasonable promptness but in any event within 10 days after the occurrence of any of the following, copies of: (i) any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code; (ii) all notices received by Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (iii) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan; and (iv) all notices received by Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA; and written notice within two Business Days of Borrower's or any ERISA Affiliate's filing of or intention to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

            6.3.12 Other Information.

                  (a) Immediate notice of any material change in, or termination of, the employment of John X. Adiletta, any change in the location of any Property of Borrower which is material to or necessary for the continued operation of Borrower's business, any change in the name of Borrower, any sale or purchase of Property outside the regular course of business of Borrower, and any change in the business or financial affairs of Borrower, which change could have a Material Adverse Effect.

                  (b) Promptly upon request therefor, such other information and reports relating to the past, present or future financial condition, operations, plans and projections of Borrower as Lenders reasonably may request from time to time.

      6.4 Reports to Governmental Bodies and Other Persons. Timely file all material reports, applications, documents, instruments and information required to be filed pursuant to all rules, regulations or requests of any Governmental Body or other Person having jurisdiction over the operation of the business of Borrower, including, but not limited to, such of the Loan Instruments as are required to be filed with any such Governmental Body or other Person pursuant to applicable rules and regulations promulgated by such Governmental Body or other Person, except where the failure to file could not reasonably be expected to have a Material Adverse Effect.

      6.5 Maintenance of Licenses and Other Agreements. Maintain in full force and effect at all times (subject to any modification in the ordinary of business which could not reasonably be expected to have a Material Adverse Effect), and apply in a timely manner for renewal of, all Licenses, trademarks, trade names and agreements necessary for the operation of its Paging Business, the loss of any of which could have a Material Adverse Effect, and deliver to Agent (i) prompt notice of the proposed amendment or modification of any of such Licenses, trademarks, tradenames or agreements which could reasonably be expected to have a Material Adverse Effect and (ii) (A) evidence of the filing of any application for renewal of any such Licenses not later than the last day such application may be filed in accordance with applicable law and (B) copies of any petition filed to deny any such renewal application promptly after receipt thereof by Borrower.

      6.6 Insurance.

            6.6.1 Maintenance of Insurance. Maintain in full force and effect Business Insurance as required by the insurance letter agreement between Borrower and Agent attached hereto as Exhibit 6.6.1, all of which shall be written by insurers and in amounts and forms satisfactory to Agent and otherwise comply with the terms of such insurance letter agreement, and deliver to Agent such evidence of compliance with this subsection 6.6.1 as Agent may require.

            6.6.2 Claims and Proceeds. Borrower hereby directs all insurers under all policies of Business Insurance to pay all proceeds payable thereunder directly to Agent and Borrower hereby authorizes Agent to collect all such proceeds. Borrower irrevocably appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful attorney and agent in fact for the purpose of and with power to make, settle and adjust claims under such policies of insurance, endorse the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance, and to make all determinations and decisions with respect to such policies of insurance. Borrower acknowledges that such appointment as attorney and agent in fact is a power coupled with an interest, and therefore is irrevocable. The insurance proceeds received on account of any loss, damage, destruction or other casualty (i) if any Event of Default exists and is continuing or if the aggregate amount thereof exceeds $200,000, at the option of Agent may be applied to the payment of Borrower's Obligations in the following order of priority: (A) first, to the payment of any and all sums which then are due and payable pursuant to the terms of the Loan Instruments, other than the Principal Balance and interest accrued thereon, (B) next, to accrued and unpaid interest on the Principal Balance and (C) then, to the Principal Balance of the Loan in the inverse order of the maturity of the installments thereof, or (ii) at the option of Agent may be (or if no Event of Default exists and is continuing and the aggregate amount thereof is $200,000 or less, shall be), held by Agent and applied to pay for the cost of repair or replacement of the Property which was the subject of such loss, damage, destruction or other casualty, in which event such proceeds shall be made available in the manner and under such conditions as Agent may require. In the event such proceeds are to be applied to the repair or replacement of Property, the Property shall be repaired or replaced so as to be of at least equal value and substantially the same character as prior to such loss, damage, destruction or other casualty within 90 days after receipt of such proceeds.

      6.7 Future Leases. Deliver to Agent, concurrently with the execution by Borrower, as lessee, of any lease pertaining to real property, (i) an executed copy thereof, (ii) at the option of Agent, either a leasehold mortgage upon or a collateral assignment of such lease in favor of Agent, in either case in form and substance satisfactory to Agent, and (iii) a Landlord Consent and Waiver from the lessor under such lease.


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

      6.8 Future Acquisitions of Real Property. Deliver to Agent concurrently with the (i) execution by Borrower of any contract relating to the purchase by Borrower of real property, an executed copy of such contract and (ii) closing of the purchase of such real property, (A) a first mortgage or deed of trust in favor of Agent on such real property, in form and substance satisfactory to Agent, (B) a lender's policy of title insurance, in such form and amount and containing such endorsements as shall be satisfactory to Agent, (C) an ALTA/ACSM survey of such real property and (D) such other documents and assurances with respect to such real property as Agent may require.

      6.9 Environmental Matters.

            6.9.1 Compliance. At all times comply with, and be responsible for, its material obligations under all Environmental Laws applicable to the Real Estate, Leasehold Property and any other Property owned by Borrower or used by Borrower in the operation of Borrower's Paging Business. At its sole cost and expense, Borrower shall (i) comply in all respects with (A) any notice of any violation or administrative or judicial complaint or order having been filed against Borrower, any portion of any Real Estate or Leasehold Property or any other Property owned by Borrower or used by Borrower in the operation of its business alleging violations of any law, ordinance and/or regulation requiring Borrower to take any action in connection with the release, transportation and/or clean-up of any Hazardous Materials, and (B) any notice from any Governmental Body or any other Person alleging that Borrower is or may be liable for costs associated with a response or clean-up of any Hazardous Materials or any damages resulting from such release or transportation, or (ii) diligently contest in good faith by appropriate proceedings any demands set forth in such notices, provided (A) reserves in an amount reasonably satisfactory to Agent to pay the costs associated with complying with any such notice are established by Borrower and (B) no Lien would or will attach to the Property which is the subject of any such notice as a result of any compliance by Borrower which is delayed during any such contest. Promptly upon receipt of any notice described in the foregoing clause (i), Borrower shall deliver to Agent a copy thereof.

            6.9.2 Certification. Deliver to Agent, not later than the first Business Day of each year, an Environmental Compliance Certificate.

      6.10 Compliance with Laws. Comply with the Communications Act and all other federal, state and local laws, ordinances, requirements and regulations and all judgments, orders, injunctions and decrees applicable to Borrower and its operations, the failure to comply with which could have a Material Adverse Effect.

      6.11 Taxes and Claims. Pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any Property belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien (other than a Permitted Lien) upon the Property of Borrower, provided that Borrower


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shall not be required by this Section 6.11 to pay any such amount if the same is being contested diligently and in good faith by appropriate proceedings and as to which Borrower has set aside reserves on its books reasonably satisfactory to Agent.

      6.12 Maintenance of Properties. Maintain all of its Properties necessary in the operation of its Paging Business in good working order and condition.

      6.13 Governmental Approvals. Upon the exercise by Agent and/or Lenders of any power, right or privilege pursuant to the provisions of any of the Loan Instruments after the occurrence and during the continuance of any Event of Default requiring any consent, approval or authorization of any Governmental Body (including, without limitation, transfers of Licenses), promptly execute and cause the execution of all applications, certificates, instruments and other documents that Agent and/or Lenders may be required to obtain for such consent, approval or authorization.

      6.14 Payment of Indebtedness. Except as to matters being contested in good faith and by appropriate proceedings and except to the extent prohibited by the terms of this Loan Agreement, the Bell Atlantic Seller Subordination Agreement or the Motorola Intercreditor Agreement, promptly pay when due, or in conformance with customary trade terms, all of its Indebtedness.

      6.15 Year 2000 Problem. Take all action reasonably necessary to assure that there will be no Material Adverse Effect by reason of the advent of the year 2000, including without limitation that all computer-based systems, embedded microchips and other processing capabilities of Borrower effectively recognize and process dates after April 1, 1999; and, at Agent's request, provide to Agent assurance reasonably acceptable to Agent that Borrower's computer-based systems, embedded microchips and other processing capabilities are year 2000 compatible.

      6.16 Bell Atlantic Interest Account. On the first Business Day of each quarter commencing with April 1, 1999 through and including the first quarter of 2000, deposit in the Bell Atlantic Interest Account such amount as is necessary to cause the collected balance of funds on deposit therein to be equal to all accrued and unpaid interest on the Bell Atlantic Seller Indebtedness.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

      Until all of Borrower's Obligations are paid and performed in full, Borrower shall not:

      7.1 Borrowing. Create, incur, assume or suffer to exist any liability for Indebtedness for Borrowed Money except (i) Borrower's Obligations, (ii) Permitted Senior Indebtedness, (iii) the Bell Atlantic Seller Indebtedness, (iv) the Letters of Credit Indebtedness, (v) the Deferred Payment


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

Indebtedness and (v) provided Borrower and Motorola have executed and delivered to Agent the Motorola Intercreditor Agreement, the Motorola Indebtedness.

      7.2 Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except Permitted Liens.

      7.3 Merger and Acquisition. Consolidate with or merge with or into any Person, acquire directly or indirectly all or substantially all of the capital stock, equity interests or Property of any Person, or acquire any Paging Business except for (i) the Paging Partners Merger on the terms and conditions set forth in the Paging Partners Merger Agreement, provided the conditions set forth in Sections 4.1 and 4.3 have been satisfied and (ii) Subsequent Acquisitions, provided the conditions set forth in Sections 4.1 and 4.5 have been satisfied.

      7.4 Contingent Liabilities. Assume, guarantee, endorse, contingently agree to purchase, become liable in respect of any letter of credit, or otherwise become liable upon the obligation of any Person, except for liabilities arising from the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and for the Letters of Credit Indebtedness.

      7.5 Distributions. Make any dividends, distributions or other shareholder expenditures with respect to the Borrower Capital Stock or apply any of its Property to the purchase, redemption or other retirement of, or set apart any sum for the payment of, or make any other distribution by reduction of capital or otherwise in respect of, any of the Borrower Capital Stock, except that, provided that no Event of Default or Incipient Default exists and is continuing, any Required Excess Cash Flow Prepayment has been made, and any payment required under the Bell Atlantic Seller Indebtedness Instruments has been made, Borrower may, within 120 days after the end of 2000 and the end of each year thereafter, pay dividends to its shareholders in an aggregate amount not to exceed the remainder of (i) the Net Excess Cash Flow for such year minus (ii) the sum of
(A) the amount of any prepayment of the Bell Atlantic Seller Indebtedness during such 120 day period permitted under subsection 7.7.3, (B) the amount of any payments on account of the Letters of Credit Indebtedness during such 120 day period permitted under subsection 7.7.4 and (C) the amount of any payments on account of the Deferred Payment Indebtedness permitted under subsection 7.7.5.

      7.6 Capital Expenditures. Make or incur any Capital Expenditures in any year set forth below in excess of the amount set forth below opposite such year, except to the extent such Capital Expenditures are made from the proceeds of additional cash capital contributions to Borrower and no Event of Default exists and is continuing at the time such cash capital contributions are made:

                        Year                    Amount
                        ----                    ------

                        1999                    $3,600,000
                        2000                    $3,500,000
                        2001                    $3,300,000


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

                        2002                    $3,000,000
                        2003                    $3,000,000

      7.7 Payments of Indebtedness for Borrowed Money. Make any payment or prepayment on account of any Indebtedness for Borrowed Money other than Borrower's Obligations, except that Borrower may:

            7.7.1 Permitted Senior Indebtedness. Make regularly scheduled payments on account of Permitted Senior Indebtedness.

            7.7.2 Motorola Indebtedness. Make (i) regularly scheduled payments on account of the Motorola Indebtedness (A) if no Event of Default under subsection 8.1.1, clauses (ii), (iii), (iv) or (v) of subsection 8.1.5(a), subsection 8.1.5(b), subsection 8.1.7 or 8.1.2(a) with respect to Sections 7.18, 7.19 or 7.20 exists and is continuing or (B) while any such Event of Default exists and is continuing provided that concurrently with the making of any such payment, Borrower pays to Lenders on account of Borrower's Obligations (such payment to be applied in such order as Lenders may determine) an amount equal to the quotient of (x) the amount of such payment to Motorola divided by (y) the Motorola Ratable Share determined immediately prior to the making of such payment to Motorola,
      (ii) prepayments on account of the Motorola Indebtedness to the extent provided for in Sections 2.8 and 2.9 and (iii) prepayments on account of the Motorola Indebtedness from proceeds of the Acquisition Portion subject to the satisfaction of the conditions set forth in Section 4.5 provided that no Event of Default exists and is continuing or would be created by the making of any such prepayments.

            7.7.3 Bell Atlantic Seller Indebtedness. Make (i) the Bell Atlantic Seller Note Payment provided that (A) no Event of Default exists and is continuing or would be created by the making of such payment, (B) the Senior Leverage Ratio as of the last day of the month most recently ended with respect to which Agent has been in receipt for at least 10 days of the financial statements required under Section 6.3.1 for such month and assuming such payment had been made on such last day is less than or equal to 4.0 and (C) the Total Leverage Ratio as of such last day and assuming such payment had been made on such last day is less than or equal to 5.0,
      (ii) regularly scheduled payments of accrued and unpaid interest on the Bell Atlantic Seller Indebtedness after the date the Bell Atlantic Seller Note Payment is due and at a rate per annum not in excess of the Base Rate in effect from time to time plus 1.0% per annum, subject to the terms and conditions of the Bell Atlantic Seller Subordination Agreement, (iii) prepayments of the Bell Atlantic Seller Indebtedness within 120 days after the end of 1999 and the end of each year thereafter in an amount not to exceed the Net Excess Cash Flow for such year, subject to the terms and conditions of the Bell Atlantic Seller Subordination Agreement, (iv) voluntary prepayments of the Bell Atlantic Seller Indebtedness to the extent permitted by the Bell Atlantic Seller Subordination Agreement and
      (v) prepayments on account of the Bell Atlantic Seller Indebtedness from proceeds of the Acquisition Portion subject to the satisfaction of the conditions set forth in Section 4.5 provided that no Event of Default exists and is continuing or would be created by the making of any such prepayment.


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

            7.7.4 Letters of Credit Indebtedness. Make (i) the Letters of Credit Account Parties Payment on or after the Letters of Credit Account Parties Payment Date provided that (A) no Event of Default exists and is continuing or would be created by the making of such payment and (B) after giving effect to the Letters of Credit Account Parties Payment, the Cash Equivalents would exceed $750,000, (ii) an annual payment within 120 days after the end of 1999 and each year thereafter on account of accrued and unpaid interest on and the outstanding principal balance of the Letters of Credit Indebtedness provided that (A) no Event of Default or Incipient Default exists and is continuing or would be created by the making of any such annual payment, (B) any Required Excess Cash Flow Prepayment has been made, (C) any payment required under the Bell Atlantic Seller Indebtedness Instruments has been made and (D) the amount of any such annual payment does not exceed the remainder of (x) the Net Excess Cash Flow for such year minus (y) the amount of any prepayment of the Bell Atlantic Seller Indebtedness during such year permitted under subsection 7.7.3 minus (z) the aggregate amount of all dividends paid to its shareholders during such 120 day period permitted under Section 7.5 and (iii) prepayments on account of the Letters of Credit Indebtedness from proceeds of the Acquisition Portion subject to the satisfaction of the conditions set forth in Section 4.5, provided no Event of Default or Incipient Default exists and is continuing or would be created by the making of any such prepayment.

            7.7.5 Deferred Payment Indebtedness. Provided that no Event of Default or Incipient Default exists and is continuing or would be created by the making of any such payment, Borrower may make payments on account of the Deferred Payment Indebtedness (i) on March 31, 1999 provided that after giving effect to any such payment the Cash Equivalents would exceed $500,000, (ii) on the Paging Partners Merger Closing Date provided that after giving effect to any such payment the Cash Equivalents would exceed $750,000 and (iii) from proceeds of the Acquisition Portion subject to the satisfaction of the conditions set forth in Section 4.5.

      7.8 Obligations as Lessee Under Operating Leases. Enter into or suffer to exist any arrangement as lessee of Property under any Operating Lease if the aggregate rentals for all such Operating Leases during any year would exceed $4,000,000.

      7.9 Investments, Loans. At any time purchase or otherwise acquire, hold or invest in the capital stock of, or any other interest in, any Person, or make any loan or advance to, or enter into any arrangement for the purpose of providing funds or credit to, or make any other investment, whether by way of capital contribution or otherwise, in or with any Person, including, without limitation, any Affiliate, except (i) investments in direct obligations of, or instruments unconditionally guaranteed by, the United States of America or in certificates of deposit issued by a Qualified Depository, (ii) investments in commercial or finance paper which, at the time of investment, is rated "A" or better by Moody's Investors Service, Inc., or Standard & Poor's Corporation, respectively, or at the equivalent rate by any of their respective successors,
(iii) any interests in any money market account maintained, at the time of investment, with a Qualified Depository, the investments of which,


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

at the time of investment, are restricted to the types specified in clause (i) above and (iv) the Adiletta Loan. All investments permitted pursuant to this
Section 7.9 shall have a maturity not exceeding one year.

      7.10 Fundamental Business Changes. Materially change the nature of its business or engage in any business other than the Paging Business.

      7.11 Facility Sites. Not change the locations of any tower installations, transmitters, switches or offices used in the operation of the System unless (i) Agent shall have received notice of such change not later than 10 Business Days after such change, (ii) Borrower shall have complied with all applicable laws, rules and regulations and shall have received all required consents and approvals from any Governmental Body, including, without limitation, the FCC,
(iii) such change could not reasonably be expected to have a Material Adverse Effect and (iv) Borrower shall have executed and delivered to Agent any documents Agent reasonably may require in order to maintain the validity and priority of the Security Interests.

      7.12 Sale or Transfer of Assets. Sell, lease, assign, transfer or otherwise dispose of any Property except for (i) the sale or disposition of (A) inventory in the ordinary course of business, (B) Property which is not material to or necessary for the continued operation of its business and (C) obsolete or unusable items of equipment which promptly are replaced with new items of equipment of like function and comparable value to the unusable items of equipment when the same were new or not obsolete or unusable, provided such replacement items of equipment shall become subject to the Security Interests,
(ii) Trade Out Transactions consummated in connection with promotional or other activities, all of which shall be conducted by Borrower in the ordinary course of business consistent with past practices and (iii) Asset Sales with respect to which Borrower has obtained Lenders' prior written consent, which consent may be given or withheld in the sole and absolute discretion of Lenders.

      7.13 Amendment of Certain Agreements. Amend, modify or waive any term or provision of (i) its articles of incorporation or by-laws, except as contemplated by the Paging Partners Merger Agreement in connection with the Paging Partners Merger, (ii) the Bell Atlantic Acquisition Instruments, (iii) the Bell Atlantic Seller Indebtedness Instruments, (iv) the Bell Atlantic Reseller Agreement, (v) the Letters of Credit Indebtedness Instruments, (vi) the Deferred Payment Indebtedness Instruments or (vi) the Motorola Indebtedness Instruments.

      7.14 Acquisition of Additional Properties. Acquire any additional Property except such Property as is necessary to or useful in the operation of its business and Subsequent Acquisitions, provided that all such acquisitions shall be subject to the conditions and limitations set forth in this Loan Agreement.

      7.15 Equity Sales. Consummate any Equity Sales, including, without limitation, the issuance or sale of any additional capital stock or any options or other interests convertible into or exercisable for any such additional capital stock, without the prior written consent of Lenders, which


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

consent may be given or withheld in the sole and absolute discretion of Lenders, except (i) as contemplated by the Paging Partners Merger Agreement provided that the Paging Partners Merger has been consummated as permitted pursuant to Section
7.3 and (ii) for the Select Capital Warrants, provided that upon issuance, the Select Capital Warrants are pledged to Agent pursuant to a pledge agreement in form and substance substantially similar to the BAP Investors Pledge Agreement.

      7.16 Transactions with Affiliates. Sell, lease, assign, transfer or otherwise dispose of any Property to any Affiliate, lease Property, render or receive services or purchase assets from any Affiliate, or otherwise enter into any contractual relationship with any Affiliate on terms which are less favorable to Borrower than those otherwise reasonably attainable on an arm's length basis from a Person which is not one of its Affiliates, except that on the Closing Date Borrower may (i) pay to PCS Management on the Closing Date a fee of $225,000 by (A) issuing to PCS Management the PCS Management Note and (B) issuing capital stock of Borrower valued at $150,000 and (ii) pay to Deerfield Partners a $300,000 fee by (A) making a $36,061 cash payment, (B) issuing to Deerfield Partners the Deerfield Partners Note and (C) issuing capital stock of Borrower valued at $113,939.

      7.17 Compliance with ERISA.

             (i) Permit the occurrence of any Termination Event which would result in a liability to Borrower or any ERISA Affiliate in excess of $50,000;

            (ii) Permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities by more than $50,000;

           (iii) Permit any accumulated funding deficiency in excess of $50,000 (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived;

            (iv) Fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto which results in or is likely to result in a liability in excess of $50,000;

             (v) Engage, or permit Borrower or any ERISA Affiliate to engage, in any "prohibited transaction" as such term is defined in Section 406 of ERISA or Section 4975 of the Code for which a civil penalty pursuant to
      Section 502(i) of ERISA or a tax pursuant to Section 4975 of the Code in excess of $50,000 is imposed;

            (vi) Permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to Borrower or any ERISA Affiliate or increase the obligation of Borrower or any ERISA Affiliate to a Multiemployer Plan which liability or increase, individually or together with all similar liabilities and increases, is material to Borrower or any ERISA Affiliate; or

           (vii) Fail, or permit Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with ERISA, the Code and all other applicable laws and regulations and interpretations thereof.

      7.18 Senior Leverage Ratio. Permit the Senior Leverage Ratio as of any date set forth below to be greater than the amount set forth opposite such date:

                  Date                                Amount
                  ----                                ------

                  March 31, 1999                      4.00
                  June 30, 1999                       4.00
                  September 30, 1999                  4.00
                  December 31, 1999                   4.00
                  March 31, 2000                      4.00
                  June 30, 2000                       4.00
                  September 30, 2000                  3.75
                  December 31, 2000                   3.50
                  March 31, 2001                      3.25
                  June 30, 2001                       3.25
                  September 30, 2001                  3.25
                  December 31, 2001                   3.00
                  March 31, 2002                      2.75
                  June 30, 2002                       2.75
                  September 30, 2002                  2.75
                  December 31, 2002                   2.50
                  March 31, 2003                      2.50
                  June 30, 2003                       2.50
                  September 30, 2003                  2.50
                  December 31, 2003                   2.50

      7.19 Total Leverage Ratio. Permit the Total Leverage Ratio as of any date set forth below to be greater than the amount set forth opposite such date:

                  Date                                Amount
                  ----                                ------

                  March 31, 1999                      5.00
                  June 30, 1999                       5.00
                  September 30, 1999                  5.00
                  December 31, 1999                   5.00
                  March 31, 2000                      5.00
                  June 30, 2000                       5.00


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                  September 30, 2000                  4.75
                  December 31, 2000                   4.50
                  March 31, 2001                      4.25
                  June 30, 2001                       4.00
                  September 30, 2001                  3.75
                  December 31, 2001                   3.75
                  March 31, 2002                      3.75
                  June 30, 2002                       3.50
                  September 30, 2002                  3.50
                  December 31, 2002                   3.50
                  March 31, 2003                      3.50
                  June 30, 2003                       3.50
                  September 30, 2003                  3.50
                  December 31, 2003                   3.50

      7.20 Senior Debt Service Coverage Ratio. Permit the Senior Debt Service Coverage Ratio as of any date set forth below to be less than the amount set forth below opposite such date:

                  Date                                Amount
                  ----                                ------

                  March 31, 1999                      2.50
                  June 30, 1999                       2.50
                  September 30, 1999                  2.50
                  December 31, 1999                   2.50
                  March 31, 2000                      2.50
                  June 30, 2000                       2.50
                  September 30, 2000                  2.50
                  December 31, 2000                   2.50
                  March 31, 2001                      2.25
                  June 30, 2001                       2.25
                  September 30, 2001                  2.25
                  December 31, 2001                   2.25
                  March 31, 2002                      2.00
                  June 30, 2002                       2.00
                  September 30, 2002                  2.00
                  December 31, 2002                   2.00
                  March 31, 2003                      1.90
                  June 30, 2003                       1.90
                  September 30, 2003                  1.90
                  December 31, 2003                   1.90

      7.21 Certain Agreements. Enter into any joint operating or similar agreements with respect to the operation of the System or any other paging system without the prior written consent of Lenders.


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                                  ARTICLE VIII

                              DEFAULT AND REMEDIES

      8.1 Events of Default. The occurrence of any of the following shall constitute an Event of Default under the Loan Instruments:

            8.1.1 Default in Payment. If Borrower shall fail to pay all or any portion of Borrower's Obligations when the same become due and payable.

            8.1.2 Breach of Covenants.

                  (a) If Borrower shall fail to observe or perform any covenant or agreement made by Borrower contained in subsection 2.8.1(c) or
            2.8.2 with respect to payments required to be made to Motorola, subsection 3.2.1, Section 6.1, 6.2, 6.5, 6.6, 6.9, 6.10, 6.11, 6.13,
            6.14 or 6.16 or in Article VII; or

                  (b) If any Obligor shall fail to observe or perform any
            covenant or agreement (other than those referred to in subparagraph
            (a) above or specifically addressed elsewhere in this Section 8.1) made by such Person in any of the Loan Instruments to which such Person is a party, and such failure shall continue for a period of 30 days after written notice of such failure is given by Lenders.

            8.1.3 Breach of Warranty. If any representation or warranty made by or on behalf of any Obligor in or pursuant to any of the Loan Instruments or in any instrument or document furnished in compliance with the Loan Instruments shall prove to be false or misleading in any material respect.

            8.1.4 Default Under Other Indebtedness for Borrowed Money. If (i) Borrower at any time shall be in default (as principal or guarantor or other surety) in the payment of any principal of or premium or interest on any Indebtedness for Borrowed Money (other than Borrower's Obligations, the Letters of Credit Indebtedness or the Deferred Payment Indebtedness) beyond the grace period, if any, applicable thereto and the aggregate amount of such payments then in default beyond such grace period shall exceed $100,000 or (ii) any default shall occur in respect of any issue of Indebtedness for Borrowed Money of Borrower (other than Borrower's Obligations, the Letters of Credit Indebtedness or the Deferred Payment Indebtedness) outstanding in a principal amount of at least $200,000, or in respect of any agreement or instrument relating to any such issue of Indebtedness for Borrow ed Money, and such default shall continue beyond the grace period, if any, applicable thereto.

            8.1.5 Bankruptcy.


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

                  (a) If Borrower shall (i) generally not be paying its debts as they become due, (ii) file, or consent, by answer or otherwise, to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency under the laws of any jurisdiction, (iii) make an assignment for the benefit of creditors, (iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for it or for any substantial part of its Property, or (v) be adjudicated insolvent.

                  (b) If any Governmental Body of competent jurisdiction shall enter an order appointing, without consent of Borrower, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its Property, or if an order for relief shall be entered in any case or proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower of any petition for any such relief shall be filed against it and such petition shall not be dismissed or stayed within 60 days.

            8.1.6 Judgments. If there shall be entered against Borrower one or more judgments, awards or decrees, or orders of attachment, garnishment or any other writ, which exceed $250,000 in the aggregate at any one time outstanding, excluding judgments, awards, decrees, orders or writs (i) for which there is full insurance and with respect to which the insurer has assumed responsibility in writing, (ii) for which there is full indemnification (upon terms and by creditworthy indemnitors which are satisfactory to Lenders) or (iii) which have been in force for less than the applicable period for filing an appeal so long as execution has not been levied thereunder (or in respect of which Borrower shall at the time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution or appropriate appeal bond shall have been obtained pending such appeal or review.

            8.1.7 Impairment of Licenses; Other Agreements. If (i) any Governmental Body shall revoke, terminate, suspend or adversely modify any License of Borrower, the adverse modification or non-continuation of which could reasonably be expected to have a Material Adverse Effect, or (ii) there shall exist any violation or default in the performance of, or a material failure to comply with any agreement, or condition or term of any License, which violation, default or failure could reasonably be expected to have a Material Adverse Effect, or (iii) any agreement which is necessary to the operation of the Paging Business of Borrower shall be revoked or terminated and not replaced by a substitute acceptable to Lenders within 30 days after the date of such revocation or termination, and such revocation or termination and non-replacement could reasonably be expected to have a Material Adverse Effect.

            8.1.8 Collateral. If any material portion of the Collateral shall be seized or taken by a Governmental Body or Person, or Borrower shall fail to maintain or cause to be maintained the Security Interests and priority of the Loan Instruments as against any Person,


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      or the title and rights of any Person party to any Loan Instrument to any material portion of the Collateral shall have become the subject matter of litigation which could reasonably be expected to result in impairment or loss of the security provided by the Loan Instruments.

            8.1.9 Interruption of Operations. If the operations of the System shall cease completely at any time for more than 72 hours during any period of 10 consecutive days, unless (i) the operations of all or substantially all of the paging systems in the relevant market also are interrupted for a like period of time and (ii) Borrower shall be receiving during such period proceeds of business interruption insurance sufficient to assure that its per diem Operating Cash Flow during such period is at least equal to its average per diem Operating Cash Flow for the consecutive three month period preceding the initial date of interruption; provided, however, that, notwithstanding the provisions of clauses (i) and
      (ii) to the contrary, an Event of Default shall be deemed to occur hereunder if the operations of the System shall cease completely at any time for more than 120 hours during any period of 20 consecutive days.

            8.1.10 Plans. If an event or condition specified in subsection
      6.3.11 hereof shall occur or exist with respect to any Pension Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any ERISA Affiliate shall incur, or in the opinion of Lenders be reasonably likely to incur, a liability to a Pension Plan or Multiemployer Plan or the PBGC (or any of them) which, in the reasonable judgment of Lender, would have a Material Adverse Effect.

            8.1.11 Change in Control. If (i) John X. Adiletta shall cease to devote his full business time and effort to the day to day management of the business and operations of Borrower, (ii) BAP Investors collectively shall cease to own and control at least 85% of the Borrower Capital Stock from the Closing Date to the Paging Partners Merger Closing Date, (iii) prior to the Paging Partners Merger Closing Date, the Management Holders and their Related Parties shall cease to own and control at least 50% of the Borrower Capital Stock or (iv) from and after the Paging Partners Merger Closing Date, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act, whether or not applicable) is or becomes the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Securities Exchange Act, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly (including as a result of a merger or consolidation), of more than 30% of the total voting power in the aggregate of all classes of capital stock of Paging Partners then outstanding normally entitled to vote in elections of directors (but excluding from the percentage of voting power held by any group the voting power of shares owned by the Management Holders and their Related Parties who are deemed to be members of the group, provided that such Management Holders and Related Parties beneficially own a majority of the total voting power of capital stock held by such group), if at such time the Management Holders and their Related


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      Parties together shall fail to beneficially own, directly or indirectly, securities representing at least the same percentage of the combined voting power of such capital stock as the percentage "beneficially owned" by such person or group.

      8.2 Acceleration of Borrower's Obligations. Upon the occurrence of:

            (a) any Event of Default described in clauses (ii), (iii), (iv) and
      (v) of subsection 8.1.5(a) or in 8.1.5(b), all of Borrower's Obligations at that time outstanding automatically shall mature and become due, and

            (b) any other Event of Default, Lenders, at any time, at their option, without further notice or demand, may declare all of Borrower's Obligations due and payable, whereupon Borrower's Obligations immediately shall mature and become due and payable, all without presentment, demand, protest or notice (other than notice of the declaration referred to in clause (b) above), all of which hereby are waived.

      8.3 Remedies on Default. If Borrower's Obligations have been accelerated pursuant to Section 8.2, Lenders, at their option, may:

            8.3.1 Enforcement of Security Interests. Enforce their rights and remedies under the Loan Instruments in accordance with their respective terms.

            8.3.2 Other Remedies. Enforce any of the rights or remedies accorded to Lenders and/or Agent at equity or law, by virtue of statute or otherwise.

      8.4 Application of Funds. Any funds received by Lenders or Agent pursuant to the exercise of any rights accorded to Lenders and/or Agent pursuant to, or by the operation of any of the terms of, any of the Loan Instruments, including, without limitation, insurance proceeds, condemnation proceeds or proceeds from the sale of Collateral shall be applied to Borrower's Obligations in the following order of priority:

            8.4.1 Expenses. First, to the payment of (i) all fees and expenses actually incurred, including, without limitation, court costs, fees of appraisers, title charges, costs of maintaining and preserving the Collateral, costs of sale, and all other costs incurred by Agent and Lenders, in exercising any rights accorded to such Persons pursuant to the Loan Instruments or by applicable law, including, without limitation, reasonable attorney's fees, and (ii) all Liens superior to the Liens of Agent and the Motorola Liens except such superior Liens subject to which any sale of the Collateral may have been made.

            8.4.2 Borrower's Obligations. Next, to the payment of Borrower's Obligations in such order as Lenders may determine and, to the extent required by the Motorola Intercreditor Agreement, to the payment of the Motorola Indebtedness.


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            8.4.3 Surplus. Any surplus, to the Person or Persons entitled thereto.

      8.5 Performance of Borrower's Obligations. If Borrower fails to (i) maintain in force and pay for any insurance policy or bond which Borrower is required to provide pursuant to any of the Loan Instruments, (ii) keep the Collateral free from all Liens except for Permitted Liens, (iii) pay when due all taxes, levies and assessments on or in respect of the Collateral, except as otherwise permitted pursuant to the terms hereof, (iv) make all payments and perform all acts on the part of Borrower to be paid or performed in the manner required by the terms hereof and by the terms of the other Loan Instruments with respect to any of the Collateral, including, without limitation, all expenses of protecting, storing, warehousing, insuring, handling and maintaining the Collateral, (v) keep fully and perform promptly any other of the obligations of Borrower hereunder or under any of the other Loan Instruments, and (vi) keep fully and perform promptly the obligations of Borrower with respect to any issue of Indebtedness for Borrowed Money secured by a Permitted Prior Lien, then Agent or Lenders may (but shall not be required to) procure and pay for such insurance policy or bond, place such Collateral in good repair and operating condition, pay, contest or settle such Liens or taxes or any judgments based thereon or otherwise make good any other aforesaid failure of Borrower. Borrower shall reimburse Agent and Lenders immediately upon demand for all sums paid or advanced on behalf of Borrower for any such purpose, together with costs and expenses (including reasonable attorney's fees) paid or incurred by Agent and Lenders in connection therewith and interest on all sums advanced from the date of advancement until repaid to Agent and Lenders at the Default Rate. All such sums advanced by Agent and Lenders, with interest thereon, immediately upon advancement thereof, shall be deemed to be part of Borrower's Obligations.

                                  ARTICLE IX

                ADDITIONAL LENDERS AND PARTICIPANTS; THE AGENT

      9.1 Assignment to Other Lenders.

            9.1.1 Assignment. FINOVA may make one or more Loan Assignments to an Assignee and each Assignee, with the prior written consent of Agent (which may be given or denied in the sole discretion of Agent), may make a Loan Assignment of the rights and obligations which were assigned to such Assignee, provided, however, that (i) each Loan Assignment shall be of a constant, and not a varying, percentage of all rights and obligations of such Lender under this Loan Agreement, (ii) each Loan Assignment shall not be less than $5,000,000 and shall be in integral multiples of $1,000,000 in excess thereof, (iii) the parties to each such Loan Assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with any Note or Notes subject to such assignment and (iv) FINOVA at all times shall maintain not less than a 51% interest in Borrower's Obligations.

            9.1.2 Effect of Loan Assignment. Upon the execution, delivery, acceptance and recording of an Assignment and Acceptance (i) the Assignee thereunder shall be a party to this Loan Agreement and, to the extent that rights and obligations hereunder have been


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      assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Loan Agreement.

            9.1.3 Register. Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names, addresses, and interests of the Lenders in Borrower's Obligations (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            9.1.4 Substitution of Notes. Simultaneously with the delivery by Agent to Borrower of any Note which is the subject of a Loan Assignment which is marked "canceled," Borrower shall execute and deliver to Agent for delivery to (i) the applicable Assignee, a Note payable to the order of such Assignee in an amount equal to the amount assigned to such Assignee, and (ii) the assigning Lender, a Note payable to the order of such Lender in an amount equal to the amount retained by such Lender, each such Note to be substantially in the form of the canceled Note.

            9.1.5 Inspections. Any action which any Assignee shall desire to undertake pursuant to Section 6.2 shall be coordinated by such Assignee through Agent, and Agent shall accompany each such Assignee which desires to undertake any such action pursuant to Section 6.2.

      9.2 Participations. Subject to the restrictions set forth in subsection 9.1.1, each Lender shall have the right to sell Participations. In the event of the sale of a Participation, the obligations of the Lender selling such a Participation shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any Note which previously has been delivered to Lender pursuant to the terms of this Loan Agreement, and Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Loan Agreement. Notwithstanding the sale of any Participation, all amounts payable by Borrower pursuant to the terms of the Loan Instruments shall be determined as if no such Participation had been sold. No Participant shall be entitled to require a Lender to take or omit to take any action pursuant to the Loan Instruments except as provided in the Participation Agreement executed by and between the Participant and such Lender.

      9.3 Set Off and Sharing of Payments. Upon the occurrence of any Event of Default and the acceleration of Borrower's Obligations, each Lender is authorized by Borrower, at any time or from time to time thereafter, without notice to Borrower or to any other Person, to set off and to appropriate and apply any and all balances held by such Lender for the account of Borrower, and any


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other Property at any time held or owing by such Lender to or for the credit or for the account of Borrower, against and on account of any of Borrower's Obligations which are not paid when due. Borrower agrees that (i) each Lender may exercise its right to set off with respect to amounts in excess of such Lender's share of Borrower's Obligations and may sell Participations in such excess to other Lenders and (ii) any Lender so purchasing a Participation in the Loan made or other of Borrower's Obligations held by other Lenders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such Participation as fully as if such Lender were a direct holder of the Loan and other of Borrower's Obligations in the amount of such Participation.

      9.4 Lenders' Decisions. Until a Loan Assignment is made, all Lenders' Decisions shall be made solely by FINOVA. After a Loan Assignment is made, any Lenders' Decisions which may be made pursuant to the Loan Instruments by Lenders or as to which the Lenders shall have the right to consent shall be made as set forth in the applicable Lender Addition Agreements; provided, however, that (i) except as set forth in clause (ii) below, such Lender Addition Agreements shall provide that any holder or holders of 67% or more of the Principal Balance shall have the right to make all Lenders' Decisions and to consent to any matter arising under the Loan Instruments without obtaining the consent of any other holder or holders of the Principal Balance and (ii) the Lender Addition Agreements may provide that the consent of all Lenders shall be required for Lenders' Decisions relating to (A) increasing the amount of the Loan, (B) extending the Maturity Date, (C) altering the interest rates applicable to or the repayment terms of the Loan or (D) amending Article VII or Article IX.

      9.5 Appointment of Agent. Each Lender hereby irrevocably appoints and authorizes FINOVA to act as Agent for such Lender under this Loan Agreement and to execute and deliver or accept the other Loan Instruments on behalf of such Lender. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Loan Agreement and the other Loan Instruments and any other instruments and agreements referred to herein and therein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms of this Loan Agreement, together with such powers as are reasonably incidental thereto. FINOVA agrees to act as the Agent on behalf of the Lenders to the extent provided in this Loan Agreement.

      9.6 Delegation of Duties. The Agent may perform any of its respective duties hereunder by or through agents or employees and shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

      9.7 Nature of Duties; Independent Credit Investigation. Agent shall have no duties or responsibilities except those expressly set forth in this Loan Agreement and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or otherwise exist. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Loan Agreement a fiduciary or trust relationship in respect of any Lender, and nothing in this Loan Agreement express or implied, is intended to or shall be so construed as to


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impose upon Agent any obligations in respect of this Loan Agreement except as expressly set forth herein. Each Lender expressly acknowledges that (i) Agent has not made any representations or warranties to it and that no act by Agent hereafter taken, including any review of the affairs of any of the Persons party to any Loan Instrument shall be deemed to constitute any representation or warranty by Agent to any Lender and (ii) it has made and will continue to make, without reliance upon Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Persons party to any Loan Instrument and the condition and value of the Collateral in connection with this Loan Agreement and the making of the Loan.

      9.8 Instructions from Lenders. Agent shall have the right to request instructions from the Lenders by notice to each of the Lenders. If Agent shall request instructions from the Lenders with respect to any act or action (including the failure to act) in connection with this Loan Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Lenders, and Agent shall not incur liability to any Person by reason of so refraining. No Lender shall have any right of action against Agent as a result of Agent acting or refraining from acting in accordance with the instructions of the Lenders.

      9.9 Exculpatory Provisions. None of Agent or any of its respective directors, officers, employees, agents, attorneys or Affiliates shall (i) be liable to any Lender for any action taken or omitted to be taken by it or them pursuant to any Loan Instruments unless caused by it or its respective directors, officers, employees, agents, attorneys or Affiliates own gross negligence or willful misconduct, (ii) be responsible in any manner to any of Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Loan Agreement or any other Loan Instruments or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Loan Agreement or any other Loan Instruments, or (iii) be under any obligation to any of Lenders to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Persons party to any Loan Instrument, the financial condition of such Persons, or the existence or possible existence of any Event of Default or Incipient Default.

      9.10 Reimbursement and Indemnification by Lenders of Agent. Each Lender agrees to reimburse and indemnify Agent (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in its capacity as such, in any way relating to or arising out of this Loan Agreement or any other Loan Instruments or any action taken or omitted by Agent hereunder or thereunder, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct.

      9.11 Reliance by Agent. Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, resolution, notice, consent, certificate, letter, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been


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signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by Agent. Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense (other than a liability or expense relating to gross negligence or willful misconduct) which may be incurred by it by reason of taking or continuing to take any such action.

      9.12 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Incipient Default or Event of Default unless Agent has received written notice from a Lender or Borrower referring to this Loan Agreement, describing such Incipient Default or Event of Default and stating that such notice is a "notice of default."

      9.13 Release of Collateral. Lenders hereby authorize Agent to release any Lien granted to Agent upon any Collateral upon (i) the payment and satisfaction of all of Borrower's Obligations or (ii) the request of Borrower if such release is required pursuant to the terms of any of the Loan Instruments.

      9.14 Lenders in Their Individual Capacities. With respect to the portions of the Loan made by it, Agent shall have the same rights and powers as any other Lender and may exercise the same as thought it were not Agent, and the term "Lenders" shall, unless the context otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates and each of the Lenders and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking or trust business with, Borrower and its Affiliates as though such Lender were not a Lender hereunder.

      9.15 Holders of Notes. Agent may deem and treat any payee of any Note as the owner hereof for all purposes unless and until Agent receives an Assignment and Acceptance with respect thereto. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

      9.16 Successor Agent. Agent may resign at any time by giving not less than 30 days' prior written notice to Borrower and the other Lenders. The Lenders shall have the right to appoint a successor Agent. If a successor Agent is not appointed within 30 days following Agent's notice of its resignation or its removal, Agent shall appoint a successor agent who shall serve as Agent until such time as the Lenders appoint a successor Agent. Upon its appointment, such successor Agent shall succeed to the rights, powers and duties of Agent and the term "Agent" shall mean such successor effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent, the provisions of this Article IX shall inure to the benefit of such former Agent and such former Agent shall not by reason of such


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resignation be deemed to be released from liability for any actions taken or not taken by it while it was Agent.

      9.17 Delivery of Information. Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, reports, notices, communications or other information received by Agent from Borrower or any other Person under or in connection with any Loan Instruments except (i) as specifically provided in the Loan Instruments or (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

      9.18 Beneficiaries. Except as expressly provided in this Loan Agreement, the provisions of this Article IX are solely for the benefit of Agent and Lenders, and Borrower shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Loan Agreement, Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower.

                                   ARTICLE X

                                    CLOSING

      The Closing Date shall be such date as the parties shall determine, and the Closing shall take place on such date, provided all conditions for the Closing as set forth in this Loan Agreement have been satisfied or otherwise waived by Agent. The Closing shall take place at the offices of Altheimer & Gray, 10 S. Wacker Drive, Suite 4000, Chicago, Illinois 60606 or such other place as the parties hereto shall agree. Unless the Closing occurs on or before January 31, 1999, this Loan Agreement shall terminate and be of no further force or effect and, except for any obligation of Borrower to Agent pursuant to
Article XI, none of the parties hereto shall have any further obligation to any other party.

                                  ARTICLE XI

                            EXPENSES AND INDEMNITY

      11.1 Attorney's Fees and Other Fees and Expenses. Whether or not any of the transactions contemplated by this Loan Agreement shall be consummated, Borrower agrees to pay to Agent on demand all expenses incurred by Agent and Lenders, in connection with the transactions contemplated hereby (including, without limitation, any appraisal fees, environmental audit fees and title and recording charges) and in connection with any amendments, modifications or waivers (whether or not the same become effective) under or in respect of any of the Loan Instruments, including, without limitation:


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            11.1.1 Fees and Expenses for Preparation of Loan Instruments. All
      expenses, disbursements and reasonable attorney's fees (including, without limitation, charges for required mortgagee's title insurance, lien searches, reproduction of documents, long distance telephone calls and overnight express carriers) of counsel retained by Agent and Lenders in connection with the preparation and negotiation of the Loan Instruments or any amendments, modifications or waivers hereto or thereto.

            11.1.2 Fees and Expenses in Enforcement of Rights or Defense of Loan Instruments. Any expenses or other costs, including reasonable attorney's fees and expert witness fees actually incurred by Agent and Lenders in connection with the enforcement or collection against Borrower or any other Person party to any Loan Instrument of any provision of any of the Loan Instruments, and in connection with or arising out of any litigation, investigation or proceeding instituted by any Governmental Body or any other Person with respect to any of the Loan Instruments, whether or not suit is instituted, including, but not limited to, such costs or expenses arising from the enforcement or collection against Borrower or any other Person party to the Loan Instruments of any provision of any of the Loan Instruments in any state or federal bankruptcy or reorganization proceeding.

      11.2 Indemnity. Borrower agrees to indemnify and save Agent and Lenders harmless of and from the following:

            11.2.1 Brokerage Fees. The fees, if any, of brokers and finders engaged by Borrower.

            11.2.2 General. Any loss, cost, liability, damage or expense (including reasonable attorney's fees and expenses) incurred by Agent and Lenders, in investigating, preparing for, defending against, providing evidence, producing documents or taking other action in respect of any commenced or threatened litigation, administrative proceeding, suit instituted by any Person or investigation under any law, including any federal securities law, the Bankruptcy Code, any relevant state corporate statute or any other securities law, bankruptcy law or law affecting creditors generally of any jurisdiction, or any regulation pertaining to any of the foregoing, or at common law or otherwise, relating, directly or indirectly, to the transactions contemplated by or referred to in, or any other matter related to, the Loan Instruments, whether or not Agent or any Lender is a party to such litigation, proceeding or suit, or is subject to such investigation, except to the extent of any gross negligence or willful misconduct of Agent or any Lender.

            11.2.3 Operation of Collateral; Joint Venturers. Any loss, cost, liability, damage or expense (including reasonable attorney's fees and expenses) incurred in connection with the ownership, operation or maintenance of the Collateral, the construction of Agent or any


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      Lender and Borrower as having the relationship of joint venturers or partners or the determination that Agent or any Lender has acted as agent for Borrower.

            11.2.4 Environmental Indemnity. Any and all claims, losses, damages, response costs, clean-up costs and expenses suffered and/or incurred at any time by Agent and Lenders arising out of or in any way relating to the existence at any time of any Hazardous Materials in, on, under, at, transported to or from, or used in the construction and/or renovation of, any of the Real Estate or Leasehold Property, or otherwise with respect to any Environmental Law, and/or the failure of Borrower to perform its obligations and covenants hereunder with respect to environmental matters, including, but not limited to: (i) claims of any Persons for damages, penalties, response costs, clean-up costs, injunctive or other relief,
      (ii) costs of removal and restoration, including fees of attorneys and experts, and costs of reporting the existence of Hazardous Materials to any Governmental Body, and (iii) any expenses or obligations, including attorney's fees and expert witness fees, incurred at, before and after any trial or other proceeding before any Governmental Body or appeal therefrom whether or not taxable as costs, including, without limitation, witness fees, deposition costs, copying and telephone charges and other expenses, all of which shall be paid by Borrower to Agent or such Lender when incurred by Agent or such Lender, except to the extent of any gross negligence or willful misconduct of Agent or any Lender.

                                  ARTICLE XII

                                 MISCELLANEOUS

      12.1 Notices. All notices and communications under this Loan Agreement shall be in writing and shall be (i) delivered in person, (ii) sent by telecopy, or (iii) mailed, postage prepaid, either by registered or certified mail, return receipt requested, or by overnight express carrier, addressed in each case as follows:

      To Borrower:                  Aquis Communications, Inc.
                                    1719A Route 10
                                    Suite 300
                                    Parsippany, New Jersey 07054
                                    Attention: John X. Adiletta
                                    Telecopy No.: (973) 560-8004

      Copy to:                      Phillips Nizer Benjamin Krim & Ballon LLP
                                    666 Fifth Avenue
                                    New York, New York 10103-0084
                                    Attention: Adley Van Gartenstein, Esq.
                                    Telecopy No.: (212) 262-5152

      To Lender:                    FINOVA Capital Corporation
                                    311 South Wacker Drive
                                    Suite 4400
                                    Chicago, Illinois  60606
                                    Attention: Portfolio Manager
                                               Communications Finance
                                    Telecopy No.: (312) 322-3530

      Copy to:                      FINOVA Capital Corporation
                                    1850 N. Central Avenue
                                    Phoenix, Arizona 85002-2209
                                    Attention: Vice President, Law
                                    Telecopy No.: (602) 207-5036

      Copy to:                      Altheimer & Gray
                                    10 S. Wacker Drive
                                    Suite 4000
                                    Chicago, Illinois  60606
                                    Attention: Michael L. Owen, Esq.
                                    Telecopy No.: (312) 715-4800

or to any other address or telecopy number, as to any of the parties hereto, as such party shall designate in a written notice to the other parties hereto. All notices sent pursuant to the terms of this Section 12.1 shall be deemed received
(i) if personally delivered, then on the Business Day of delivery, (ii) if sent by telecopy before 2:00 p.m. Phoenix time, on the day sent if a Business Day or if such day is not a Business Day or if sent after 2:00 p.m. Phoenix time, then on the next Business Day, (iii) if sent by overnight, express carrier, on the next Business Day immediately following the day sent, or (iv) if sent by registered or certified mail, on the earlier of the fifth Business Day following the day sent or when actually received. Any notice by telecopy shall be followed by delivery on the next Business Day by overnight, express carrier or by hand.

      12.2 Survival of Loan Agreement; Indemnities. All covenants, agreements, representations and warranties made in this Loan Agreement and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lenders of the Note and of all other Loan Instruments, and shall continue in full force and effect so long as any of Borrower's Obligations remain outstanding, unperformed or unpaid. Notwithstanding the repayment of all amounts due under the Loan Instruments, the cancellation of the Note and the release and/or cancellation of any and all of the Loan Instruments or the foreclosure of any Liens on the Collateral, the obligations of Borrower to indemnify Agent and Lenders with respect to the expenses, damages, losses, costs and liabilities described in Section 11.2 shall survive until all applicable statute of limitations periods with respect to actions which may be brought against Agent or any Lender have run.

      12.3 Further Assurance. From time to time, Borrower shall execute and deliver to Agent and Lenders such additional documents as Lenders reasonably may require to carry out the purposes of the Loan Instruments and to protect Lenders' rights thereunder, including, without limitation, using its best efforts in the event any Collateral is to be sold to secure the approval by any Governmental Body of any application required by such Governmental Body in connection with such sale, and not take any action inconsistent with such sale or the purposes of the Loan Instruments.

      12.4 Taxes and Fees. Should any tax (other than taxes based upon the net income of any Lender), recording or filing fees become payable in respect of any of the Loan Instruments, or any amendment, modification or supplement thereof, Borrower agrees to pay the same on demand, together with any interest or penalties thereon attributable to any delay by Borrower in meeting any Lender's demand, and agrees to hold Lenders harmless with respect thereto.

      12.5 Severability. In the event that any provision of this Loan Agreement is deemed to be invalid by reason of the operation of any law, including, but not limited to, any of the rules and regulations and policies of the FCC, or by reason of the interpretation placed thereon by any court or the FCC or any other Governmental Body, as applicable, the validity, legality and enforceability of the remaining terms and provisions of this Loan Agreement shall not in any way be affected or impaired thereby, all of which shall remain in full force and effect, and the affected term or provision shall be modified to the minimum extent permitted by law so as to achieve most fully the intention of this Loan Agreement.

      12.6 Waiver. No delay on the part of Agent or any Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege hereunder shall preclude other or further exercise thereof, or be deemed to establish a custom or course of dealing or performance between the parties hereto, or preclude the exercise of any other right, power or privilege.

      12.7 Modification of Loan Instruments. No modification or waiver of any provision of any of the Loan Instruments shall be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

      12.8 Captions. The headings in this Loan Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

      12.9 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, subject to the limitations set forth in Article IX; provided, however, that Borrower shall not be entitled to assign any of its rights or delegate any of its duties hereunder.

      12.10 Remedies Cumulative. All rights and remedies of Agent and Lenders pursuant to this Loan Agreement, any other Loan Instruments or otherwise, shall be cumulative and non-exclusive, and may be exercised singularly or concurrently. Neither Agent nor any Lender shall be required to prosecute collection, enforcement or other remedies against Borrower or any other Person party to the Loan Instruments before proceeding against any such Person or to enforce or resort to any security, liens, collateral or other rights of Agent or Lenders. One or more successive actions may be brought against Borrower and/or any other Person party to the Loan Instruments, either in the same action or in separate actions, as often as Lenders deem advisable, until all of Borrower's Obligations are paid and performed in full.

      12.11 Entire Agreement; Conflict. This Loan Agreement and the other Loan Instruments executed prior or pursuant hereto constitute the entire agreement among the parties hereto with respect to the transactions contemplated hereby or thereby and supersede any prior agreements, whether written or oral, relating to the subject matter hereof. In the event of a conflict between the terms and conditions set forth herein and the terms and conditions set forth in any other Loan Instrument, the terms and conditions set forth herein shall govern.

      12.12 APPLICABLE LAW. THE LOAN INSTRUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF ARIZONA. FOR PURPOSES OF THIS SECTION 12.12, THE LOAN INSTRUMENTS SHALL BE DEEMED TO BE PERFORMED AND MADE IN THE STATE OF ARIZONA.

      12.13 JURISDICTION AND VENUE. BORROWER HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS INITIATED BY BORROWER AND ARISING DIRECTLY OR INDIRECTLY OUT OF THE LOAN INSTRUMENTS SHALL BE LITIGATED IN THE SUPERIOR COURT OF MARICOPA COUNTY, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA OR, IF AGENT OR ANY LENDER INITIATES SUCH ACTION, IN ADDITION TO THE FOREGOING COURTS, ANY COURT IN WHICH AGENT OR SUCH LENDER SHALL INITIATE OR TO WHICH AGENT OR SUCH LENDER SHALL REMOVE SUCH ACTION, TO THE EXTENT SUCH COURT HAS JURISDICTION. BORROWER HEREBY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED BY AGENT OR ANY LENDER IN OR REMOVED BY AGENT OR ANY LENDER TO ANY OF SUCH COURTS, AND HEREBY AGREES THAT PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN MAY BE SERVED IN THE MANNER PROVIDED FOR NOTICES HEREIN, AND AGREES THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS TO WHICH NOTICES ARE TO BE SENT PURSUANT TO
SECTION 12.1. BORROWER WAIVES ANY CLAIM THAT MARICOPA COUNTY, ARIZONA OR THE DISTRICT OF ARIZONA IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE. TO THE EXTENT PROVIDED BY LAW, SHOULD BORROWER, AFTER

BEING SO SERVED, FAIL TO APPEAR OR ANSWER TO ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THE NUMBER OF DAYS PRESCRIBED BY LAW AFTER THE MAILING THEREOF, BORROWER SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED BY THE COURT AGAINST BORROWER AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE EXCLUSIVE CHOICE OF FORUM FOR BORROWER SET FORTH IN THIS SECTION 12.13 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT BY AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN ANY OTHER FORUM OR THE TAKING BY AGENT OR ANY LENDER OF ANY ACTION TO ENFORCE THE SAME IN ANY OTHER APPROPRIATE JURISDICTION, AND BORROWER HEREBY WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY SUCH JUDGMENT OR ACTION.

      12.14 WAIVER OF RIGHT TO JURY TRIAL. AGENT, LENDERS AND BORROWER ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER ANY OF THE LOAN INSTRUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED THEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES AND, THEREFORE, THE PARTIES AGREE THAT ANY LAWSUIT ARISING OUT OF ANY SUCH CONTROVERSY WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

      12.15 TIME OF ESSENCE. TIME IS OF THE ESSENCE FOR THE PERFORMANCE BY BORROWER OF THE OBLIGATIONS SET FORTH IN THIS LOAN AGREEMENT AND THE OTHER LOAN INSTRUMENTS.

      12.16 Estoppel Certificate. Within 15 days after Agent or any Lender requests Borrower to do so, Borrower will execute and deliver to Agent or such Lender a statement certifying (i) that this Loan Agreement is in full force and effect and has not been modified except as described in such statement, (ii) the date to which interest on the Note has been paid, (iii) the Principal Balance,
(iv) whether or not to its knowledge an Event of Default has occurred and is continuing, and, if so, specifying in reasonable detail each such Event of Default of which it has knowledge, (v) whether to its knowledge it has any defense, setoff or counterclaim to the payment of the Note in accordance with its terms, and, if so, specifying each defense, setoff or counterclaim of which it has knowledge in reasonable detail (including where applicable the amount thereof), and (vi) as to any other matter reasonably requested by Agent or such Lender.

      12.17 Consequential Damages. Neither Agent nor any Lender nor any agent or attorney of Agent or such Lender shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Borrower's Obligations.

      12.18 Counterparts. This Loan Agreement may be executed by the parties hereto in several counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

      12.19 No Fiduciary Relationship. No provision in this Loan Agreement or in any other Loan Instrument, and no course of dealing among the parties hereto, shall be deemed to create any fiduciary duty by Agent or any Lender to Borrower.

      12.20 Confidentiality. Except as provided for in the Loan Instruments and except as necessary to enable Agent or Lenders to realize upon Borrower's Obligations and except in connection with the administration or enforcement of Agent's and Lenders' rights under the Loan Instruments, Agent and Lenders each shall use their commercially reasonable efforts not to disclose any information relative to the Paging Business of Borrower designated by Borrower as confidential to any Person without the prior written consent of Borrower, except that Agent and Lenders may disclose any such information (i) in connection with any proposed Loan Assignment or Participation, (ii) which otherwise is in the public domain, (iii) to the extent required by applicable law or any rule, regulation, decree, order or injunction of any Governmental Body, subject to any protective order obtained by Borrower or (iv) which is obtained by Agent or any Lender from a third party not known to Agent or any Lender to be under an obligation of confidentiality to Borrower.

      12.21 Governmental Approval. Notwithstanding anything to the contrary contained herein or in any other Loan Instrument, no party hereto shall take any action that would constitute or result in the transfer or assignment of any FCC license, or other license, permit or authority issued by any Governmental Body, or a transfer of control over any such license, permit or authorization, if such assignment or transfer would require the prior approval of and/or notice to any Governmental Body, without such party first having notified such Governmental Body of any such assignment or transfer and, if required, obtaining the approval of such Governmental Body therefor.

                [remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, this Loan Agreement has been executed and delivered by each of the parties hereto by a duly authorized officer of each such party on the date first set forth above.

                                    AQUIS COMMUNICATIONS, INC., a Delaware
                                    corporation

                                    By:
                                       -----------------------------------------
                                       John X. Adiletta
                                       President

                                    FINOVA CAPITAL CORPORATION, a
                                    Delaware corporation

                                    By:
                                       -----------------------------------------
                                       David A. Meier
                                       Vice President

                                   SCHEDULE I

                                   Commitments

Lender                              Commitment              Pro Rata Share
------                              ----------              --------------

FINOVA Capital Corporation         $30,000,000.00                100%

                                EXHIBIT 1.1(A)

                            COMPLIANCE CERTIFICATE

                           AQUIS COMMUNICATIONS, INC.

      Reference is made to that certain Loan Agreement dated as of January 4, 1999 (such Loan Agreement, as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement"), between Aquis Communications, Inc., a Delaware corporation, and FINOVA Capital Corporation, a Delaware corporation. All capitalized terms used but not elsewhere defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

      Pursuant to the Loan Agreement the undersigned hereby certifies to Agent and Lenders that:

      (1) as of _________________, 199_, ____________________ is the Chief
Financial Officer of Borrower; and

      (2) except as set forth below, Borrower is in full compliance with all terms and conditions of the Loan Agreement; and

      (3) with respect to the Sections of the Loan Agreement set forth below and the covenants contained therein, Borrower is in full compliance unless otherwise indicated.

Section and Covenant                          In Full Compliance      Not in Compliance
--------------------                          ------------------      -----------------
6.1   Legal Existence; Good Standing                   |_|                   |_|

6.2   Inspection                                       |_|                   |_|

6.3   Financial Statements and Other Information

      6.3.1  Monthly Statements                        |_|                   |_|

      6.3.2  Quarterly Statements and Agings           |_|                   |_|

      6.3.3  Annual Statements                         |_|                   |_|

      6.3.4  Officer's Certificates                    |_|                   |_|

      6.3.5  Accountants' Certificate                  |_|                   |_|

      6.3.6  Audit Reports                             |_|                   |_|

      6.3.7  Business Plans                            |_|                   |_|

      6.3.8  Notice of Defaults; Loss                  |_|                   |_|

      6.3.9  Notice of Suits; Adverse Events           |_|                   |_|

      6.3.10 Reports to Shareholders, Creditors        |_|                   |_|
             and Governmental Bodies

      6.3.11 ERISA Notices and Requests                |_|                   |_|

      6.3.12 Other Information                         |_|                   |_|

6.4   Reports to Governmental Bodies and Other Persons |_|                   |_|

6.5   Maintenance of Licenses and Other Agreements     |_|                   |_|

6.6   Insurance

      6.6.1  Maintenance of Insurance                  |_|                   |_|

      6.6.2  Claims and Proceeds                       |_|                   |_|

6.7   Future Leases                                    |_|                   |_|

6.8   Future Acquisitions of Real Property             |_|                   |_|

6.9   Environmental Matters

      6.9.1  Compliance                                |_|                   |_|

      6.9.2  Certification                             |_|                   |_|

6.10  Compliance with Laws                             |_|                   |_|

6.11  Taxes and Claims                                 |_|                   |_|

6.12  Maintenance of Properties                        |_|                   |_|

6.13  Governmental Approvals                           |_|                   |_|

6.14  Payment of Indebtedness                          |_|                   |_|

6.15  Year 2000 Problem                                |_|                   |_|

6.16  Bell Atlantic Interest Account                   |_|                   |_|

7.1   Borrowing                                        |_|                   |_|

7.2   Liens                                            |_|                   |_|

7.3   Merger and Acquisition                           |_|                   |_|

7.4   Contingent Liabilities                           |_|                   |_|

7.5   Distributions                                    |_|                   |_|

7.6   Capital Expenditures                             |_|                   |_|

7.7   Payments of Indebtedness for                     |_|                   |_|
      Borrowed Money

      7.7.1 Permitted Senior Indebtedness              |_|                   |_|

      7.7.2 Motorola Indebtedness                      |_|                   |_|

      7.7.3 Bell Atlantic Seller Indebtedness          |_|                   |_|

      7.7.4 Letters of Credit Indebtedness             |_|                   |_|

      7.7.3 Deferred Payment  Indebtedness             |_|                   |_|

7.8   Obligations as Lessee Under Operating            |_|                   |_|
      Expenses

7.9   Investments, Loans                               |_|                   |_|

7.10  Fundamental Business Changes                     |_|                   |_|

7.11  Facility Sites                                   |_|                   |_|

7.12  Sale or Transfer of Assets                       |_|                   |_|

7.13  Amendment of Certain Agreements                  |_|                   |_|

7.14  Acquisition of Additional Properties             |_|                   |_|

7.15  Equity Sales                                     |_|                   |_|

7.16  Transactions with Affiliates                     |_|                   |_|

7.17  Compliance with ERISA                            |_|                   |_|

7.18  Senior Leverage Ratio (see                       |_|                   |_|
      Schedule 1 attached hereto for
      supporting calculations)

7.19  Total Leverage Ratio (see                        |_|                   |_|
      Schedule 2 attached hereto for
      supporting calculations)

7.20  Senior Debt Service Coverage Ratio               |_|                   |_|
      (see Schedule 3 attached hereto for
      supporting calculations)

7.21  Certain Agreements                               |_|                   |_|

      With respect to any item identified above as not being in compliance, the undersigned has attached and certifies as to the accuracy of statements specifying the violation, condition, or events which result in such non-compliance, the nature and status thereof, and the actions which Borrower proposes to take with respect thereto to bring Borrower into full compliance with the Loan Agreement.

      The foregoing certifications are made by ____________________, in his capacity as the acting Chief Financial Officer of Borrower, from his personal knowledge, after due inquiry and with full knowledge that Agent and Lenders will rely thereon. This Certificate is given pursuant to and in compliance with subsection 6.3.3 of the Loan Agreement.

      IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate on this ____ day of ___________, 199_.

                                    AQUIS COMMUNICATIONS, INC.,
                                    a Delaware corporation


                                    By:___________________________________
                                    Name:_________________________________
                                    Title:________________________________

                                   Schedule 1

                              Senior Leverage Ratio

For ________________________ ended on _______________________________________
    (Indicate fiscal period)          (Indicate date of financial statements)

                                  Schedule 2

                             Total Leverage Ratio

For ________________________ ended on _______________________________________
    (Indicate fiscal period)          (Indicate date of financial statements)

                                   Schedule 3

                       Senior Debt Service Coverage Ratio

For ________________________ ended on _______________________________________
    (Indicate fiscal period)          (Indicate date of financial statements)

                                 EXHIBIT 1.1(B)

                      ENVIRONMENTAL COMPLIANCE CERTIFICATE

                           AQUIS COMMUNICATIONS, INC.

      Reference is made to that certain Loan Agreement dated as of December___, 1998 (such Loan Agreement, as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement"), between Aquis Communications, Inc., a Delaware corporation, and FINOVA Capital Corporation, a Delaware corporation. All capitalized terms used but not elsewhere defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

      Pursuant to the Loan Agreement the undersigned hereby certify to Agent and Lenders that:

      (1) as of ____________, 199_, __________________ is the duly elected and acting Chief Executive Officer of Borrower;

      (2) all representations and warranties set forth in the Environmental Certificate and in Section 5.14 of the Loan Agreement are true and correct as of the date hereof; and

      (3) Borrower is in compliance with all of the covenants set forth in the Environmental Certificate and in subsection 6.9.1 of the Loan Agreement as of the date hereof.

      IN WITNESS WHEREOF, the undersigned has executed this Environmental Compliance Certificate on this ____ day of ___________, 199_.

                                    AQUIS COMMUNICATIONS, INC.,
                                    a Delaware corporation


                                    By:___________________________________
                                    Name:_________________________________
                                    Title:________________________________

                                 EXHIBIT 1.1(C)

                              LIBOR ELECTION NOTICE

                           AQUIS COMMUNICATIONS, INC.

FINOVA Capital Corporation
311 South Wacker Drive
Suite 6000
Chicago, Illinois  60606
Attention:   Andrew Pluta
Telecopy No. (312) 322-3540

Ladies and Gentlemen:

      Reference is made to that certain Loan Agreement dated as of January 4, 1999 (such Loan Agreement, as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement"), between Aquis Communications, Inc., a Delaware corporation, and FINOVA Capital Corporation, a Delaware corporation. All capitalized terms used but not elsewhere defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

      The undersigned represent and warrant to Lenders that as of the date of this notice:

      1.    no Event of Default has occurred and is continuing;

      2. no more than three LIBOR Loans will exist after giving effect to the requests specified below; and

      3. to the extent the request specified below relates to a partial continuation of any Loan as a LIBOR Loan, or to a partial conversion of any Loan to a LIBOR Loan, such request is in a minimum amount of $1,000,000 or integral multiples of $100,000 in excess thereof.

      Borrower hereby irrevocably requests that Lenders:

      o     continue as a LIBOR Loan, on _____________, ____, $____________ of
            the $____________ portion of the Principal Balance now bearing interest determined by reference to the LIBOR Rate for an additional interest period of ____ months;

      o     convert to a LIBOR Loan, on ____________, ____, $____________ of the
            $____________ portion of the Principal Balance now bearing interest at the Base Rate, such LIBOR Loan to bear interest determined by reference to the LIBOR Rate for an interest period of ____________ months.

                                    Very truly yours,

                                    AQUIS COMMUNICATIONS, INC.,
                                    a Delaware corporation


                                    By:___________________________________
                                    Name:_________________________________
                                    Title:________________________________